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                                                                     EXHIBIT 4.3

                           REVOLVING CREDIT AGREEMENT

     REVOLVING CREDIT AGREEMENT dated as of December 21, 2005, by and among VERASUN ENERGY CORPORATION, a South Dakota corporation (the "Borrower"), FIRST NATIONAL BANK OF OMAHA, a national banking association with principal offices in Omaha, Nebraska (the "Bank"), VERASUN AURORA CORPORATION, a South Dakota corporation ("Aurora"), VERASUN FORT DODGE, LLC, a Delaware limited liability company ("Fort Dodge"), and VERASUN CHARLES CITY, LLC, a Delaware limited liability company ("Charles City"). The parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     "Account(s)" means, as to the Borrower and each Restricted Subsidiary, at any relevant time, one or more Account(s), as defined in the UCC, and any other rights to receive payments for services rendered or Goods provided.

     "Additional Conditions Precedent" shall have the meaning given such term in
Section 3.02 of this Agreement.

     "Additional Subsidiary" means, as to the Borrower, (1) a corporation, other than Aurora, of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower; or (2) a limited liability company, other than a Current Subsidiary, of which the Borrower owns a greater than 50% membership interest, has the ability to elect the majority of the managers of the limited liability company, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower; or (3) any partnership or other entity of which the Borrower owns a greater than 50% interest or the management of which is controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower.

     "Adjustment Date" means, the first day of February, May, August and November of each year during the period in which any amounts are due and owing to the Bank pursuant to the transactions provided for in this Agreement.

     "Affiliate" means any Person, other than a Subsidiary, (1) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower or a Subsidiary; (2) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any interest of the Borrower or any Subsidiary; (3) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a Subsidiary; or (4) ten percent (10%) or more of any membership interest or other interest in any other entity of which is


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directly or indirectly beneficially owned or held by the Borrower or a
Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, through the ownership of interests in a limited liability company, partnership or other entity, by contract, or otherwise.

     "Agreement" means this Revolving Credit Agreement and all schedules and exhibits to this Agreement, in each case as amended, supplemented, or modified from time to time.

     "Aurora" shall have the meaning given such term in the preamble hereto.

     "Authorized Person" means, an individual authorized to act on behalf of the Borrower or a Restricted Subsidiary, in accordance with its Organizational Documents or appropriate resolutions adopted in accordance therewith.

     "Bank" shall have the meaning given such term in the preamble hereto.

     "Bankruptcy Code" means Title 11 of the United States Code, as now constituted or hereafter amended.

     "Borrower" shall have the meaning given such term in the preamble hereto.

     "Borrowing Base" means the lesser of:

          (a) Thirty Million and No/100ths Dollars ($30,000,000.00); or

          (b) The aggregate of (i) seventy-five percent (75%) of the Borrower's and each Restricted Subsidiary's Eligible Accounts, plus (ii) seventy-five percent (75%) of Borrower's and each Restricted Subsidiary's Inventory, at current value on the date reported, determined in accordance with GAAP, less (iii) the face amount of all Letters of Credit issued by the Bank pursuant to the Letter of Credit Facility and all outstanding letters of credit issued by the Bank on behalf of a Restricted Subsidiary to be replaced pursuant to Section 5.13, as to the date of such determination.

     "Borrowing Base Certificate" means the fully completed and executed certificate, in the form of Exhibit "A" attached to this Agreement and incorporated herein by this reference, certified by the chief financial officer of the Borrower to be true and correct and delivered to, and accepted by, the Bank, which acceptance shall not be unreasonably withheld, at the time (a) of each borrowing under the terms and provisions of this Agreement setting forth the Borrowing Base and reflecting that the amount of the then requested borrowing, when added to the existing borrowings of the Borrower hereunder and the existing Letters of Credit, does not exceed the Borrowing Base, and (b) as provided in Section 5.09 (5) of this Agreement.


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     "Business Day" means any day other than a Saturday, Sunday, or other day on which the Bank is authorized or required to close under the laws of the State of Nebraska or the United States.

     "Charles City" shall have the meaning given such term in the preamble hereto.

     "Closing Date" means the date on which this Agreement is executed and delivered by the Borrower, each Restricted Subsidiary, and the Bank.

     "Closing Fee" means the amount of Seventy Five Thousand Dollars ($75,000.00) to be paid by the Borrower to the Bank on the Closing Date.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

     "Collateral" means all property which is subject or is to be subject to the Lien granted by the Security Agreement, the Subsidiary Security Agreements or the Control Agreements.

     "Commitment" means the Bank's obligation to make Loans to the Borrower pursuant to Section 2.01 in the amount referred to therein upon compliance with the terms and provisions of this Agreement.

     "Commitment Letter" means the letter from the Bank to the Borrower dated November 28, 2005, attached hereto as Exhibit "B" and incorporated herein by this reference.

     "Conditions Precedent" means the Initial Conditions Precedent and Additional Conditions Precedent.

     "Control Agreements" mean the following, collectively: (1) control agreement of the Borrower in the form attached hereto as Exhibit "C" and incorporated herein by this reference and for the benefit of the Bank granting the Bank a perfected security interest in the Collateral described in the Security Agreement, (2) control agreement of Aurora in the form attached hereto as Exhibit "D" and incorporated herein by this reference and for the benefit of the Bank granting the Bank a perfected security interest in the Collateral described in the respective Subsidiary Security Agreement, (3) control agreement of Charles City in the form attached hereto as Exhibit "E" and incorporated herein by this reference and for the benefit of the Bank granting the Bank a perfected security interest in the Collateral described in the respective Subsidiary Security Agreement, (4) control agreement of Fort Dodge in the form attached hereto as Exhibit "F" and incorporated herein by this reference and for the benefit of the Bank granting the Bank a perfected security interest in the Collateral described in the respective Subsidiary Security Agreement, and (5) the additional control agreements delivered to the Bank by additional Restricted Subsidiaries.

     "Current Subsidiary" means each of the Subsidiaries listed on Exhibit "S".


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     "Default" means any of the events specified in Section 7.01, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Eligible Account" means an Account of the Borrower or a Restricted Subsidiary, that conforms and continues to conform to the following conditions:

          A. The Account arose from a bona fide outright sale of Goods, as defined in the UCC, by the Borrower or any Restricted Subsidiary, or from services performed by the Borrower or any Restricted Subsidiary and such Goods have been shipped to the appropriate account debtors or their designees (or the sale has otherwise been consummated), or the services have been performed for the appropriate Account debtors, or services performed or invoices delivered in accordance with the terms and provisions of a contract pursuant to which the Borrower or a Restricted Subsidiary, as the case may be, is performing services or providing Goods which is due and payable not more than thirty (30) days from the date of the invoice therefor;

          B. Neither the Borrower nor any Restricted Subsidiary has received any notice of the filing of a petition in bankruptcy or insolvency laws by or against, the Account debtor. Upon the receipt by the Borrower or a Restricted Subsidiary of any such notice, it will immediately give the Bank written advice thereof;

          C. The Account debtor is not a Subsidiary or other Affiliate of the Borrower; and

          D. After ten (10) days prior written notice to the Borrower, the Bank shall have the right to deem an account ineligible because of reasonable uncertainty about the credit worthiness of the account debtor or because the Bank otherwise reasonably considers the collateral value thereof to the Bank to be impaired or its ability to realize such value to be insecure. In the event of any dispute, under the foregoing criteria, about whether an Account is or has ceased to be an Account, following ten (10) days written notice to the Borrower, the decision of the Bank shall control.

     "Eurodollar Business Day" means a Business Day on which commercial banks are open for international business (including dealings in United States dollar deposits) in London, England.

     "Event of Default" means any of the events specified in Section 7.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Fort Dodge" shall have the meaning given such term in the preamble hereto.

     "GAAP" means generally accepted accounting principles in the United States.

     "Goods" shall have the meaning given that term in the UCC.


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     "Initial Conditions Precedent" shall have the meaning given such term in
Section 3.01 of this Agreement.

     "Interest Period" means, initially, the period commencing on the date of the Operating Note and ending on December 31, 2005 and the last day of each calendar quarter thereafter, provided that:

          (a) subject to clauses (b) and (c) below, for any calendar month, any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, in which case such Interest Period shall end on the last Eurodollar Business Day occurring during the current calendar month;

          (b) subject to clause (c) below, any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding Eurodollar Business Day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of the last calendar month occurring during such Interest Period; and

          (c) notwithstanding anything contained herein to the contrary, no Interest Period shall extend beyond the Maturity Date for the Operating Note.

     "Inventory" means at any time the Borrower's and each Restricted Subsidiary's Inventory, as defined in the UCC, that is and continues to be (i) in good and merchantable condition, (ii) held for sale or to be furnished under contracts for Goods or services to which the Borrower or any Restricted Subsidiary is a party, (iii) owned by the Borrower or a Restricted Subsidiary, free and clear of any Lien, other than the Lien of the Bank as provided for herein, and (iv) not subject to any conditional sale, consignment or other vendor's rights of ownership or revendication.

     "Letter of Credit" means one or more letters of credit issued under and pursuant to the Letter of Credit Facility by execution and delivery by the Borrower of the Bank's standard form promissory note and continuing letter of credit agreement relating to each such letter of credit, pursuant to the Bank's customary policies and in accordance with the terms and provisions of the Bank's standardized documents, to be executed and delivered to the Bank at the time of issuance of each such Letter of Credit.

     "Letter of Credit Facility" means the commitment of the Bank to issue Letters of Credit in the maximum amount of Ten Million and No/100ths Dollars ($10,000,000.00) and taken into consideration in determining the Borrowing Base.

     "Letter of Credit Fee" means the fee payable by the Borrower to the Bank, within ten (10) days of the end of each calendar quarter following the Closing Date that a Letter of Credit has been provided by the Bank pursuant to the Letter of Credit Facility, equal to Two Hundred


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Twenty Five (225) basis points (2.25%) times the amount outstanding, calculated on a daily basis, of the Letters of Credit during such calendar quarter.

     "LIBOR" shall mean, for any day or period, the "London Interbank Offered Rate" for such day or period as quoted by the Bloomberg service or such other vendor as may be chosen by the Bank in its sole discretion.

     "LIBOR Base Rate" shall mean, with respect to the applicable Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, or (b) if the LIBOR Index Rate cannot be determined, the average (rounded upward, if necessary, to the next higher one one-hundredth (1/100) of one percent (1%)) of the respective rates per annum of interest at which deposits in dollars are offered to the Bank in the London interbank market by two (2) Eurodollar dealers of recognized standing, selected by the Bank in its sole discretion, at such time on the date two (2) Eurodollar Business Days before the first day of such Interest Period as the Bank in its sole discretion elects, for delivery on the first day of the applicable Interest Period for a number of days comparable to the number of days in such Interest Period and in an amount approximately equal to the principal amount of the Obligations then outstanding.

     "LIBOR Index Rate" shall mean, with respect to the applicable Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one one-hundredth (1/100) of one percent (1%)) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Bank's information vendor as of 9:00 a.m. (Omaha, Nebraska time) on the day two (2) Eurodollar Business Days before the first day of such Interest Period. The term "the Bank's information vendor" means the Bloomberg service or such other internationally recognized service for the purpose of displaying the British Bankers' Association Interest Settlement Rates for U.S. Dollar Deposits as chosen by the Bank in its sole discretion.

     "LIBOR Rate" shall mean, with respect to any Interest Period, the quotient (rounded upwards, if necessary, to the next higher one one-hundredth (1/100) of one percent (1%)) of the (i) LIBOR Base Rate divided by (ii) one (1.00) minus the applicable LIBOR Reserve Percentage. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

     "LIBOR Reserve Percentage" shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System with respect to "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR loans is determined or any category of extensions of credit or other assets which include loans by a non-United States office of any bank to United States residents). The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

     "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority,


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or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

     "Loan" or "Loans" shall have the meaning assigned to such term in Section 2.01.

     "Loan Documents" means, collectively, this Agreement, the Operating Note, the Security Agreement, the Control Agreement, Subsidiary Guaranties, the Subsidiary Security Agreements, each agreement entered into by the Borrower relating to the Letters of Credit, and any other instrument or document executed and delivered in connection with this Agreement.

     "Maturity Date" means December 31, 2008.

     "Minimum Tangible Net Worth" means, measured on a calendar quarterly basis beginning on December 31, 2005 and continuing thereafter as of the last day of each calendar quarter through the Maturity Date, combined Tangible Net Worth of the Borrower of One Hundred Five Million Dollars ($105,000,000.00).

     "Minimum Working Capital" means, measured on a calendar quarterly basis beginning on December 31, 2005 and continuing thereafter as of the last day of each calendar quarter through the Maturity Date, combined Working Capital of the Borrower and the Restricted Subsidiaries of Fifteen Million Dollars ($15,000,000.00).

     "Obligation" or "Obligations" shall mean, collectively, (1) each of the obligations and covenants of Borrower and each of the Restricted Subsidiaries under this Agreement, any of the Loan Documents and all modifications, substitutions, extensions and renewals of each, whether absolute or contingent, liquidated or unliquidated, existing now or arising in the future and (2) all present and future indebtedness and obligations of Borrower to the Bank whether direct, indirect, absolute, or contingent and whether arising by note, guaranty, overdraft, or otherwise.

     "Operating Note" means the operating note of the Borrower, in the form attached hereto as Exhibit "G" and incorporated herein by this reference.

     "Organizational Documents" means the articles of incorporation and bylaws of a corporation, the certificate or articles of formation and operating agreement of a limited liability company, or partnership agreement of a partnership, as applicable.

     "Person" means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

     "Principal Office" means the Bank's office at 1620 Dodge Street, STOP 1050, Omaha, Nebraska 68197.


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     "Restricted Funds" means cash of the Borrower which is held in escrow or in trust for the benefit of a third party, including but not limited to the funds held in escrow from the sale of Senior Secured Notes relating to the construction of the ethanol facility for Charles City.

     "Restricted Subsidiary" means, collectively, Aurora, Charles City and Fort Dodge and any other Subsidiary formed or acquired by Borrower or a Subsidiary in accordance with the terms and provisions hereof, which owns or operates a ethanol production facility and which executes and delivers to the Bank a Subsidiary Guaranty and Control Agreement pursuant to the terms and provisions of this Agreement.

     "Security Agreement" means the Security Agreement, in the form attached hereto as Exhibit "H" and incorporated herein by this reference, to be delivered by the Borrower under the terms of this Agreement to secure the Obligations.

     "Senior Secured Notes" means the senior secured notes of the Borrower due December 15, 2012.

     "Senior Note Documents" means the indenture relating to the Senior Secured Notes and the purchase agreement pursuant to which the Senior Secured Notes are, or are to be, sold by the Borrower to the initial purchasers thereof.

     "Subsidiary" means, as to the Borrower, each Current Subsidiary and any Additional Subsidiary formed or acquired in accordance herewith, whether a Restricted Subsidiary or an Unrestricted Subsidiary.

     "Subsidiary Guaranties" means the following, collectively: (1) the unlimited and irrevocable guaranty of Aurora in the form attached hereto as Exhibit "I" and incorporated herein by this reference and secured by the Subsidiary Security Agreement of Aurora and the Control Agreement of Aurora, (2) the unlimited and irrevocable guaranty of Charles City in the form attached hereto as Exhibit "J" and incorporated herein by this reference and secured by the Subsidiary Security Agreement of Charles City and the Control Agreement of Charles City, (3) the unlimited guaranty of Fort Dodge in the form attached hereto as Exhibit "K" and incorporated herein by this reference and secured by the Subsidiary Security Agreement of Fort Dodge and the Control Agreement of Fort Dodge, and (4) the additional guaranties delivered to the Bank by additional Restricted Subsidiaries.

     "Subsidiary Guarantors" means Aurora, Charles City, Fort Dodge, and each of the additional Restricted Subsidiaries.

     "Subsidiary Security Agreements" means the following, collectively: (1) the security agreement by and between the Bank and Aurora in the form attached hereto as Exhibit "L" and incorporated herein by this reference, (2) the security agreement by and between the Bank and Charles City in the form attached hereto as Exhibit "M" and incorporated herein by this reference, (3) the security agreement by and between the Bank and Fort Dodge in the form


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attached hereto as Exhibit "N" and incorporated herein by this reference, and
(4) the security agreement by and between the Bank and each additional Restricted Subsidiary.

     "Tangible Net Worth" means the consolidated total assets less the consolidated total liabilities of the Borrower less, without duplication, the following types of assets: (a) leasehold improvements; (b) receivables or other amounts (i) due from any shareholder, member, employee or other Affiliate or Subsidiary of the Borrower or (ii) which, in accordance with GAAP, are considered to be doubtful or uncollectible in the ordinary course of business;
(c) investments, other than cash, cash equivalents or readily marketable securities; (d) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible; and
(e) treasury stock or treasury membership units or interests in the Borrower..

     "UCC" means the Uniform Commercial Code of the State of Nebraska, as amended from time to time.

     "Unrestricted Subsidiary" means each Current Subsidiary (other than Restricted Subsidiaries) and each other Subsidiary formed or acquired by Borrower or a Subsidiary in accordance with the terms and provisions hereof which is not a Restricted Subsidiary and is designated at the time of formation or acquisition as an "Unrestricted Subsidiary".

     "Unused Commitment Fee" means the fee payable by the Borrower to the Bank within ten (10) days of the end of each calendar quarter following the Closing Date, commencing on December 31, 2005, equal to twenty five (25) basis points (0.25%) times the amount of the unused portion of the Commitment, on a daily basis, during such calendar quarter. The amount of the Unused Commitment Fee shall vary, depending on the Working Capital of the Borrower and the Restricted Subsidiaries as of the end of each calendar quarter such that, (a) if the Working Capital of the Borrower and the Restricted Subsidiaries is equal to or greater than Fifteen Million Dollars ($15,000,000.00) but less than Thirty Million Dollars ($30,000,000.00) as of the end of such calendar quarter, the Unused Commitment Fee shall be twenty five (25) basis points (0.25%) times the amount of the unused portion of the Commitment, on a daily basis, during such calendar quarter, (b) if the Working Capital of the Borrower and the Restricted Subsidiaries is equal to or greater than Thirty Million Dollars ($30,000,000.00) but less than Forty Million Dollars ($40,000,000.00) as of the end of such calendar quarter, the Unused Commitment Fee shall be twenty (20) basis points (0.20%) times the amount of the unused portion of the Commitment, on a daily basis, during such calendar quarter, and (c) if the Working Capital of the Borrower and the Restricted Subsidiaries is equal to or greater than Forty Million Dollars ($40,000,000.00), the Unused Commitment Fee shall be fifteen
(15) basis points (0.15%) times the amount of the unused portion of the Commitment, on a daily basis, during such calendar quarter.

     "Working Capital" means the consolidated current assets of the Borrower and the Restricted Subsidiaries, less (i) to the extent classified as a current asset, investments in, or loans to, a Subsidiary, employee or other Affiliate of the Borrower or any Restricted Subsidiary, (ii) current liabilities of the Borrower or any Restricted Subsidiary, and (iii) any Restricted Funds.


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     SECTION 1.02. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements of the Borrower pursuant to the terms and provisions hereof, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

     SECTION 2.01. REVOLVING CREDIT. The Bank agrees on the terms and conditions hereinafter set forth, to make loans (the "Loans") to the Borrower from time to time during the period from the Closing Date of this Agreement up to, but not including, the Maturity Date in an aggregate principal amount not to exceed at any time outstanding Thirty Million and No/100ths Dollars ($30,000,000.00) upon delivery by the Borrower to the Bank of a Borrowing Base Certificate relating thereto reasonably acceptable to the Bank pursuant to the terms and provisions of this Agreement (the "Commitment"). Each Loan which shall not utilize the Commitment in full shall be in an amount not less than One Hundred Thousand and No/100ths Dollars ($100,000.00). Within the limits of the Commitment, the Borrower may borrow, prepay and reborrow under this Section 2.01. The Bank's obligation to make Loans hereunder shall be subject to the following limitations: (i) the Bank will make Loans in an aggregate principal amount not to exceed the Borrowing Base, and (ii) the Bank will make Loans provided the Conditions Precedent are satisfied. It is the intention of the parties that the outstanding balance of the Operating Note shall not exceed the Borrowing Base, and if at any time said balance exceeds the Borrowing Base, the Borrower shall forthwith pay the Bank sufficient funds to reduce the balance of the Operating Note until it is in compliance with this requirement. Provided that no Letters of Credit are outstanding, the Borrower may elect to terminate the Operating Note and the Letter of Credit Facility at any time, without penalty, upon written notice to the Bank. In the event the Borrower so elects to terminate the Operating Note and the Letter of Credit Facility, the aggregate principal amount of the Operating Note outstanding, together with any accrued and unpaid interest thereon, shall be due and payable to the Bank on the date of such election, if not sooner paid and the Operating Note and the Letter of Credit Facility shall be deemed for all purposes terminated and the Bank shall have no further or additional obligation to loan funds to the Borrower or issue Letters of Credit pursuant to the terms and provisions of this Agreement.

     SECTION 2.02. NOTICE AND MANNER OF BORROWING. Upon receipt by the Bank of a request for a Loan not later than 2:00 P.M. (Central Time) on the date Borrower is requesting such Loan, provided Borrower has upon fulfilled or complied with the applicable Conditions Precedent, the Bank will make such Loan available to the Borrower in immediately available funds by crediting the amount thereof to the Borrower's account with the Bank.

     SECTION 2.03. INTEREST. The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Operating Note in accordance with the terms and provisions thereof.


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     SECTION 2.04. UNUSED COMMITMENT FEE. The Borrower shall pay the Unused
Commitment Fee in arrears on a calendar quarter basis.

     SECTION 2.05. LETTER OF CREDIT FEE. The Borrower shall pay the Letter of Credit Fee in arrears on a calendar quarter basis.

     SECTION 2.06. CLOSING FEE. The Borrower shall pay the Closing Fee to the Bank, in immediately available funds, on the Closing Date.

     SECTION 2.07. NOTE. All Loans made by the Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, the Operating Note. The Bank is hereby authorized by the Borrower to endorse on the schedule attached to the Operating Note or otherwise on the books and records of the Bank the amount of each Loan and of each payment of principal received by the Bank on account of the Loans, which endorsement shall, in the absence of manifest error or mutual agreement among the parties, be conclusive as to the outstanding balance of the Loans made by the Bank; provided, however, that the failure to make such notation with respect to any Loan or payment shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Operating Note.

     SECTION 2.08. METHOD OF PAYMENT. The Borrower shall make each payment under this Agreement and under the Operating Note not later than 2:00 P.M. (Central
Time) on the date when due in lawful money of the United States to the Bank at its Principal Office in immediately available funds. The Borrower hereby authorizes the Bank, if and to the extent Bank receives telephonic request from an officer or Authorized Person to take such action, to charge from time to time against any account of the Borrower with the Bank any amount requested. Whenever any payment to be made under this Agreement or under the Operating Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

     SECTION 2.09. USE OF PROCEEDS. The proceeds of the Loans hereunder shall be used by the Borrower to finance the operational needs of Borrower and the Subsidiaries (including without limitation, funding of Accounts, purchase and maintenance of Inventory, and transaction costs and expenses associated with this Agreement and the transactions contemplated hereby) and otherwise for working capital and general company or corporate purposes of the Borrower and the Subsidiaries. Borrower will not, directly or indirectly, use any part of such proceeds for (a) any other purpose or purposes, including the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

     SECTION 2.10. LETTER OF CREDIT FACILITY.

          (1) LETTERS OF CREDIT. On the terms and conditions hereinafter set forth, the Commitment may be used by Borrower, at its request, for the issuance of a Letter of Credit, on Borrower's account, pursuant to the Bank's customary policies and in accordance with the terms and provisions of the Bank's standardized documents, to be executed and delivered to the Bank at the time of issuance of each such Letter of Credit, in amounts outstanding at no time exceeding Ten Million and No/100ths Dollars ($10,000,000.00) in the aggregate, provided, however, in no event shall a Letter of Credit be issued which together with the then outstanding Loans exceeds the Commitment. The expiry of each such Letter of Credit shall be no later than the earlier of (a) sixty (60) days prior to the Maturity Date or (b) one (1) year from initial issuance thereof. In the event that the expiry of any Letter of Credit is later than either (A) the date the repayment of the Obligations is owed due to the acceleration thereof by the Bank or (B) the Maturity Date, the Bank may require such outstanding Letter of Credit to be one hundred and ten percent (110%) cash collateralized. Upon the termination of any such Letter of Credit and provided no Event of Default then exists and is continuing, the portion of such cash collateral attributable to the undrawn portion of such Letter of Credit shall be refunded to Borrower.

          (2) REIMBURSEMENT OBLIGATION OF BORROWER. If the Bank shall honor any draw request under, and make payment in respect of, any Letter of Credit, (a) Borrower shall reimburse the Bank for the amount of such payment by the end of the Business Day on which the Bank makes such payment and (b) Borrower shall be deemed to have immediately requested that a Loan be made to it in the amount equal to the amount of such payment (but solely to the extent Borrower shall have failed to directly reimburse the Bank for the amount of such payment). To the extent that such Loan shall cause the Borrower to exceed the Borrowing Base, Borrower shall forthwith pay the Bank sufficient funds to reduce the balance of the Operating Note.

          (3) RISK REGARDING LETTER OF CREDIT. The Bank shall not be responsible in any way for (a) the performance of any beneficiary under any Letter of Credit of that beneficiary's obligations to the Borrower or (b) the form, sufficiency, correctness, genuineness, or authority of any person signing, falsification or the legal effect of any documents called for under any Letter of Credit if (with respect to the foregoing) such documents on their face appear to be in order. All directions, correspondence, and fund transfers relating to any Letters of Credit are at the sole risk of the Borrower. The obligations of the Borrower to reimburse the Bank regarding any Letter of Credit shall be absolute, unconditional and irrevocable and shall be performed, under all circumstances whatsoever, including the following: (x) any lack of validity or enforceability of, or any amendment or waiver of or any consent to departure from, any Letter of Credit or any related document thereto; (y) the existence of any claim, set-off, defense or other right which Borrower may have at any time against the beneficiary of any Letter of Credit; or (z) to the extent permitted under applicable law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     SECTION 2.11. CLOSING. The closing under this Agreement shall take place at the Principal Office of the Bank upon (a) execution of this Agreement by the Borrower, each of the Restricted Subsidiaries and the Bank and (b) satisfaction of each of the Initial Conditions Precedent.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

     SECTION 3.01. CONDITION PRECEDENT TO LOANS. The obligation of the Bank to make initial Loans to the Borrower pursuant to the Commitment is subject to the conditions precedent that the Bank shall have received, or waived in writing the obligation to receive, on or before the Closing Date each of the following, in form and substance satisfactory to the Bank and its counsel (collectively the "Initial Conditions Precedent"):

          (1) OPERATING NOTE. The Operating Note duly executed by the Borrower;

          (2) SECURITY AGREEMENT. The Security Agreement duly executed by the Borrower together with certified copies of Request for Copies or Information (Form UCC-11) identifying all of the financing statements on file with respect to the Borrower, indicating that no party claims an interest in any of the Collateral;

          (3) CONTROL AGREEMENT. The Control Agreement duly executed by the Borrower;

          (4) EVIDENCE OF ALL COMPANY ACTION BY THE BORROWER AND THE RESTRICTED SUBSIDIARIES. Certified (as of the Closing Date) copies of all company action taken by the Borrower and the Restricted Subsidiaries, including resolutions of the respective Boards of Directors, Members or Managers as necessary, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

          (5) INCUMBENCY AND SIGNATURE CERTIFICATE OF THE BORROWER AND THE RESTRICTED SUBSIDIARIES. A certificate (dated as of the Closing Date) of the Secretary, or the manager, or such other officer (acceptable to the Bank), as the case may be, of the Borrower and of each of the Restricted Subsidiaries certifying the names and true signatures of the Authorized Person(s) of the Borrower and of each of the Restricted Subsidiaries, respectively, authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Borrower and the Restricted Subsidiaries under this Agreement;

          (6) OPINION OF COUNSEL FOR THE BORROWER. A favorable opinion of (a) Stoel Rives, LLP, outside corporate counsel to the Borrower and the Restricted Subsidiaries, in the form attached hereto as Exhibit "O" and incorporated herein by this reference, and (b) Cadwell Sanford Deibert & Garry LLP, South Dakota and Nebraska counsel to the Borrower and the Restricted Subsidiaries, in the form attached hereto as Exhibit "P" and incorporated herein by this reference;

          (7) SUBSIDIARY GUARANTIES. The Subsidiary Guaranties duly executed and acknowledged by each of the Restricted Subsidiaries;

          (8) SUBSIDIARY SECURITY AGREEMENTS. The Subsidiary Security Agreements duly executed by each of the Restricted Subsidiaries together with certified copies of Request for Copies or Information (Form UCC-11) identifying all of the financing statements on file with respect to the Restricted Subsidiary, indicating that no party claims an interest in any of the Collateral;

          (9) SUBSIDIARY CONTROL AGREEMENT. The Control Agreement duly executed by each of the Restricted Subsidiaries;

          (10) CLOSING FEE. Payment of the Closing Fee;

          (11) PAYMENT OF OTHER OBLIGATIONS OF RESTRICTED SUBSIDIARIES TO BANK. On the Closing Date, the proceeds of the Senior Secured Notes of the Borrower shall have been utilized to pay-in-full, and payment thereof shall have been received by the Bank, of all existing obligations of Aurora and Fort Dodge to the Bank; and

          (12) SECURED NOTE DOCUMENTS. On the Closing Date, the Bank shall have received a copy of the Senior Secured Notes and each of the Senior Note Documents, certified as true and correct by the chief financial officer of the Borrower.

     SECTION 3.02. CONDITIONS PRECEDENT TO ADDITIONAL LOANS. The obligation of the Bank to make Loans to the Borrower pursuant to the Commitment following the Closing Date shall be subject to the further conditions precedent that on the date of such Loan (the "Additional Conditions Precedent"):

          (1) The following statements shall be true and the Bank shall have received a certificate signed by an Authorized Person dated the date of such Loan, stating that:

                    (a) The Conditions Precedent contained in Section 3.01 of
               this Agreement have been complied with by the Borrower and each Restricted Subsidiary in all respects;

                    (b) The representations and warranties contained in (i)
               Article IV of this Agreement, (ii) the Security Agreement of the Borrower, (iii) each of the Subsidiary Security Agreements, and
               (iv) each of the Control Agreements, are true and correct on and as of the date of such Loan as though made on and as of such date, instead of the Closing Date; and

                    (c) No Default or Event of Default has occurred and is
               continuing, or would result from such Loan; and

          (2) The Bank shall have received such other documents as the Bank may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     The Borrower and each Restricted Subsidiary jointly represents and warrants to the Bank that:

     SECTION 4.01. ORGANIZATION, GOOD STANDING, AND DUE QUALIFICATION. The Borrower and each Restricted Subsidiary is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of the State of its formation; has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation or limited liability company, as the case may be, and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be qualified and in good standing would not have a material adverse effect on Borrower and the Restricted Subsidiaries taken as a whole.

     SECTION 4.02. POWER AND AUTHORITY. The execution, delivery, and performance by the Borrower and each Restricted Subsidiary of the Loan Documents to which each is a party have been duly authorized by all necessary action and do not and will not (1) require any consent or approval of the shareholders of Borrower or the shareholder or members of any Restricted Subsidiary which has not previously been obtained; (2) contravene Borrower's or any Restricted Subsidiary's Organizational Documents; (3) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower or any Restricted Subsidiary; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which Borrower or any Restricted Subsidiary is a party or by which it or its properties may be bound or affected; or (5) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the Collateral now owned or hereafter acquired by Borrower or any Restricted Subsidiary (except in favor of the Bank).

     SECTION 4.03. LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid, and binding obligations of the Borrower and the Restricted Subsidiaries, as the case may be, and enforceable against the Borrower or the Restricted Subsidiaries, as the case may be, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

     SECTION 4.04. PROVIDED INFORMATION. No information, exhibit, or report furnished by the Borrower or any Restricted Subsidiary to the Bank in connection with the negotiation of this Agreement contained or contains any material misstatement of fact, or omitted or omits to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

     SECTION 4.05. OTHER AGREEMENTS. Neither the Borrower nor any Restricted Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or restriction which could have a material adverse effect on the ability of the Borrower or any Restricted Subsidiary to carry out its obligations under the Loan Documents to which it is a party. Neither the Borrower nor any Restricted Subsidiary is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

     SECTION 4.06. NO RESTRICTION ON DIVIDENDS OR DISTRIBUTIONS. None of the Restricted Subsidiaries is subject to any restriction, nor shall the Borrower cause or permit any restriction to exist, which limits the ability of such Restricted Subsidiary to pay dividends to the Borrower or otherwise make distributions to the Borrower, except as provided under applicable law.

     SECTION 4.07. LITIGATION OR PROCEEDINGS. There is no pending or, to the Borrower's or any Restricted Subsidiaries' knowledge, threatened action or proceeding against or affecting the Borrower or any of its Restricted Subsidiaries before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower and its Restricted Subsidiaries, taken as a whole, or the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to perform their obligations under the Loan Documents to which it is a party.

     SECTION 4.08. NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS. The Borrower and its Subsidiaries have satisfied all final non-appealable judgments and neither the Borrower nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

     SECTION 4.09. OWNERSHIP AND LIENS. As of the date hereof, the Borrower is the owner of one hundred percent (100%) of the issued and outstanding equity interest (stock or membership interest) in each of the Subsidiaries listed on Exhibit "S." The Borrower and each Restricted Subsidiary have title to, or valid leasehold interests in, all of their respective properties and assets, real and personal (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any Restricted Subsidiary and none of the Borrower's or any Restricted Subsidiary's leasehold interests are subject to any lien, mortgage, deed of trust, pledge, security interest, or other charge or encumbrance of any nature except as such as may be permitted, and only to the extent permitted, under this Agreement and the Senior Note Documents.

     SECTION 4.10. SUBSIDIARIES. As of the date hereof, Borrower has no Subsidiaries other than the Current Subsidiaries. Set forth in Exhibit "S" is a complete and accurate list of the Subsidiaries of the Borrower, showing the type of entity and jurisdiction of formation of each and showing the percentage of the Borrower's ownership interest of each Subsidiary. All equity ownership interests of each Restricted Subsidiary have been validly issued, are fully paid and nonassessable, and are owned by the Borrower free and clear of all Liens.

     SECTION 4.11. OPERATION OF BUSINESS. The Borrower and its Restricted Subsidiaries possess all material licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and neither the Borrower nor any of its Restricted Subsidiaries is in violation in any material respect of any valid rights of others with respect to any of the foregoing; provided, however, that Charles City has only such licenses and permits as are required with respect to its current stage of development.

     SECTION 4.12. REPRESENTATION AND WARRANTIES TO OTHERS. As of the date hereof, each of the representations and warranties of the Borrower and each of the Subsidiaries made in or relating to the Senior Secured Notes or any of the Senior Note Documents, are true and correct in all material respects.

                                    ARTICLE V

                        BORROWER'S AFFIRMATIVE COVENANTS

     So long as the Operating Note or any Letter of Credit shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will:

     SECTION 5.01. MAINTENANCE OF EXISTENCE. Preserve and maintain, and cause each Restricted Subsidiary to preserve and maintain, its corporate/organizational existence and good standing in the jurisdiction of its incorporation/organization, and qualify and remain qualified, and cause each Restricted Subsidiary to qualify and remain qualified, as a foreign corporation/limited liability company in each jurisdiction in which such qualification is required, except where the failure to be qualified and in good standing would not have a material adverse effect on Borrower and the Subsidiaries taken as a whole.

     SECTION 5.02. MAINTENANCE OF RECORDS. Keep, and cause each Restricted Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower and its Restricted Subsidiaries.

     SECTION 5.03. MAINTENANCE OF PROPERTIES. Maintain, keep, and preserve, and cause each Restricted Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted and except for properties or assets disposed of or sold in the ordinary course of business or in accordance with the Senior Note Documents.

     SECTION 5.04. CONDUCT OF BUSINESS. Continue, and cause each Restricted Subsidiary to continue, to engage in a business of the same general type as conducted or planned to be conducted by it on the date of this Agreement.

     SECTION 5.05. MAINTENANCE OF INSURANCE. Maintain, and cause each Restricted Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

     SECTION 5.06. COMPLIANCE WITH LAWS. Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, and orders relating to the operation of its business, except where the failure to comply would not have a material adverse effect on the Borrower and the Restricted Subsidiaries taken as a whole.

     SECTION 5.07. RIGHT OF INSPECTION. At any reasonable time and from time to time, at the Borrower's sole cost and expense (provided that Borrower shall only be obligated to pay the cost and expense of an inspection by the Bank as provided hereunder twice per calendar year, unless a Default or an Event of Default exists at the time of such inspection), and upon a least five (5) days prior written notice, permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of their respective officers, managers, and directors.

     SECTION 5.08. FINANCIAL COVENANTS. As of the end of respective each calendar quarter, maintain Minimum Tangible Net Worth and Minimum Working Capital.

     SECTION 5.09. REPORTING REQUIREMENTS. Furnish to the Bank:

          (1) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within thirty (30) days after the end of each calendar quarter following the Closing Date, consolidated balance sheets of the Borrower and its Subsidiaries, including a consolidating schedule relating thereto, as of the end of such calendar quarter, consolidated statements of income and shareholders' equity of the Borrower and its Subsidiaries, including a consolidating schedule of each relating thereto, for the period commencing at the end of the previous fiscal year and ending with the end of such calendar quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP consistently applied, except for the absence of financial footnotes, and certified by the chief financial officer of the Borrower;

          (2) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries, including a consolidating schedule relating thereto, as of the end of such fiscal year and consolidated statements of income of the Borrower and its Subsidiaries, including a consolidating schedule relating thereto, for such fiscal year, and consolidated statements of shareholders' equity of the Borrower and its Subsidiaries, including a consolidating schedule relating thereto, for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and accompanied by an opinion thereon acceptable to the Bank by independent certified public accountants selected by the Borrower and reasonably acceptable to the Bank;

          (3) ANNUAL PROJECTED FINANCIAL STATEMENTS. As soon as available and in any event at least thirty (30) days prior to the end of each fiscal year of the Borrower, projected consolidated and consolidating financial statement of the Borrower and the Subsidiaries for the next succeeding fiscal year, including proposed capital projects and capital expenditures;

          (4) QUARTERLY CONSOLIDATED AND CONSOLIDATING PRODUCTION REPORT. As soon as available and in any event within thirty (30) days after the end of each calendar quarter following the Closing Date, consolidated and consolidating production reports of the Borrower and its Restricted Subsidiaries, in the form attached hereto as Exhibit "T" and incorporated herein by this reference, and certified by an Authorized Person;

          (5) BORROWING BASE CERTIFICATE. As soon as available and in any event within ten (10) days after the end of each month following the Closing Date, a Borrowing Base Certificate as of the end of such month, and certified by an Authorized Person;

          (6) CERTIFICATE OF COMPLIANCE. Within thirty (30) days after the end of each of calendar quarter following the Closing Date, a certificate of the chief financial officer of the Borrower certifying that the Borrower and each of the Restricted Subsidiaries is in compliance with the terms and provisions of this Agreement, including the financial covenants contained herein, and that to the best of the chief financial officer's knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto;

          (7) NOTICE OF LITIGATION. Promptly after the Borrower has been served with notice thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary, which, if determined adversely to the Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of the Borrower or any Subsidiary taken as a whole;

          (8) NOTICE OF DEFAULTS AND EVENTS OF DEFAULT. As soon as possible and in any event within five (5) days after Borrower's or any Restricted Subsidiary's management becoming aware of the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

          (9) PROXY STATEMENTS, ETC. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Borrower or any Subsidiary sends to its stockholders, members, or partners, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange; and

          (10) GENERAL INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

     SECTION 5.10. COMPLIANCE WITH LAW AND REGULATIONS. Be and remain, and cause each Subsidiary to be and remain, in compliance in all material respects with all law, regulations and rules relating to the operation of the businesses of the Borrower and its Subsidiaries; notify the Bank immediately of any written notice of any material violation thereof and the action which is proposed to be taken with respect thereto; permit the Bank to inspect all books, correspondence, and records pertaining thereto; and at the Bank's request, and at the Borrower's expense, provide a report of a qualified consultant, satisfactory in scope, form, and content to the Bank, and such other and further assurances reasonably satisfactory to the Bank that the condition has been corrected.

     SECTION 5.11. COLLATERAL DEPOSIT ACCOUNTS. Cause all proceeds of the Collateral under the Security Agreement and Subsidiary Security Agreements to be deposited in, and only in, deposit accounts at the Bank or in accounts which are the subject of the respective Control Agreements.

     SECTION 5.12. OTHER COVENANTS. Comply with, and cause each of the Subsidiaries to comply with, their respective covenants and obligations under or pursuant to the Senior Secured Notes or any of the Senior Note Documents.

     SECTION 5.13. REPLACEMENT OF EXISTING LETTERS OF CREDIT. Immediately following the Closing Date and in no event later than sixty (60) days following the Closing Date, cause each of the Restricted Subsidiaries to replace each of the letters of credit issued by the Bank for the benefit of such Restricted Subsidiary as of the date of this Agreement with a Letter of Credit issued by the Bank under the Letter of Credit Facility and return the original of each such existing letter of credit to the Bank.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     So long as the Operating Note shall remain unpaid, any Letter of Credits issued pursuant to the Letter of Credit Facility are outstanding, or the Bank shall have any Commitment under this Agreement, the Borrower will not, without the prior written consent of the Bank in each instance:

     SECTION 6.01. LIENS. Create, incur, assume, or suffer to exist, or permit any Restricted Subsidiary to create, incur, assume, or suffer to exist, any Lien upon or with respect to any of the Collateral, whether or not subordinate to the interest therein provided to the Bank.

     SECTION 6.02. MERGERS, ETC. Wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, or permit any Restricted Subsidiary to do so.

     SECTION 6.03. COLLATERAL ACTION. Take any action, or allow any Restricted Subsidiary to take any action, which is intended to, or the effective of which may be to, restrict or negatively impact the Bank's security interest in and to the Collateral.

     SECTION 6.04. DISTRIBUTIONS. Take any action or allow any Restricted Subsidiary to take any action which may have the effect of restricting the ability of the Restricted Subsidiary to pay dividends or otherwise make distributions to the Borrower.

     SECTION 6.05. ADDITIONAL SUBSIDIARIES. Permit, or allow any Subsidiary to permit, any Additional Subsidiary to commence construction of or operate an ethanol production facility, unless the Borrower notifies the Bank at least ten
(10) days prior to such construction or operation and causes such Additional Subsidiary to (a) become a Restricted Subsidiary and (b) execute and deliver to the Bank, the following immediately following such notification: (1) a Subsidiary Guaranty substantially consistent with the terms and provisions of the Exhibits hereto relating to Subsidiary Guaranties; (2) a Subsidiary Security Agreement substantially consistent with the terms and provisions of the Exhibits hereto relating to Subsidiary Security Agreements; (3) certified copies of Request for Copies or Information (Form UCC-11) identifying all of the financing statements on file with respect to the respective Additional Subsidiary, indicating that no party claims an interest in any of the Collateral; (4) a Control Agreement substantially consistent with the terms and provisions of the Exhibits hereto relating to a Control Agreement; (5) a certificate of the Secretary, manager, or managing partner (as applicable) of such Additional Subsidiary certifying the names and true signatures of the officers or manager of the Additional Subsidiary authorized to sign such Loan Documents to which it is a party; and (6) copies of the executed Organization Documents certified by the Secretary, manager, or managing partner (as applicable) of such Additional Subsidiary to be true and correct.

     6.06. UNRESTRICTED SUBSIDIARIES. Cause or allow any Unrestricted Subsidiary to be in the business of the production of ethanol similar to a Restricted Subsidiary without electing to have such Subsidiary be deemed a Restricted Subsidiary and complying with the terms and provisions of Section 6.05 relating thereto.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

     SECTION 7.01. EVENTS OF DEFAULT. If any of the following events shall occur:

          (1) The Borrower should fail to pay the principal of, or interest on, the Note or other fees, costs or expenses relating to the transactions provided for in any of the Loan Documents within ten (10) days of the date when such amount is due and payable;

          (2) Any representation or warranty made or deemed made by the Borrower in this Agreement, the Security Agreement or the Control Agreement, or by a Subsidiary Guarantor in this Agreement, any of the Subsidiary Guaranties, any of the Subsidiary Security Agreements, or any of the Subsidiary Control Agreements or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made;

          (3) The Borrower shall fail to perform or observe any term, covenant, or agreement made by the Borrower in this Agreement, the Security Agreement, the Control Agreement, or any other agreement or undertaking by the Borrower pursuant to or relating to the terms and provisions of this Agreement, and such failure continues for thirty (30) days after written notice to the Borrower;

          (4) A Subsidiary Guarantor shall fail to perform or observe any term, covenant, or agreement made by such Subsidiary Guarantor in this Agreement, a Subsidiary Guaranty, a Subsidiary Security Agreement, a Subsidiary Control Agreement or any other agreement or undertaking by a Subsidiary Guarantor pursuant to or relating to the terms and provisions of this Agreement, and such failure continues for thirty (30) days after written notice to the Borrower;

          (5) The Borrower or any of its Restricted Subsidiaries shall (a) fail to pay any indebtedness for borrowed money in excess of Two Hundred Fifty Thousand Dollars ($250,000.00)(other than the Operating Note) of the Borrower or such Restricted Subsidiary, as the case may be, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), including but not limited to the Senior Secured Notes, or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument, including but not limited to the Senior Secured Notes or any of the Senior Note Documents, relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, if such failure to perform or observe shall not have been waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

          (6) The Borrower or any of its Restricted Subsidiaries or any Subsidiary Guarantor (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of sixty (60) days or more; or (e) shall take any action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more;

          (7) One or more judgments, decrees, or orders for the payment of money in excess of Two Hundred Fifty Thousand and No/100ths Dollars ($250,000.00) in the aggregate shall be rendered against the Borrower or any of its Restricted Subsidiaries and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

          (8) The Security Agreement and each Subsidiary Security Agreement shall at any time after its execution and delivery and for any reason cease (a) to create a valid and perfected first priority security interest in and to the Collateral purported to be subject to such Security Agreement or Subsidiary Security Agreement; or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower or any Restricted Subsidiary, or the Borrower or any Restricted Subsidiary shall deny it has any further liability or obligation under the Security Agreement or any Subsidiary Security Agreement, or the Borrower or Restricted Subsidiary shall fail to perform any of its obligations under the Security Agreement or Subsidiary Security Agreement;

          (9) The Control Agreement and each Subsidiary Control Agreement shall at any time after its execution and delivery and for any reason cease (a) to create a valid and perfected first priority security interest in and to the Collateral purported to be subject to such Control Agreement or Subsidiary Control Agreement; or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower or any Restricted Subsidiary, or the Borrower or any Restricted Subsidiary shall deny it has any further liability or obligation under the Control Agreement or any Subsidiary Control Agreement, or the Borrower or Restricted Subsidiary shall fail to perform any of its obligations under the Control Agreement or Subsidiary Control Agreement; or

          (10) Any Guaranty shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Subsidiary Guarantor or any Subsidiary Guarantor shall deny it has any further liability or obligation under, or shall fail to perform its obligations under, such Subsidiary Guarantor's Guaranty.

     Then, and in any such event, the Bank may, by written notice to the Borrower, (1) declare its Commitment to make Loans to be terminated, whereupon the same shall forthwith terminate, (2) declare the Operating Note, all interest thereon, and all other amounts payable under this Agreement or the Note to be forthwith due and payable, whereupon the Operating Note, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower, to the extent permitted by applicable law, and (3) take any and all action reasonably required by the Bank to limit and restrict the exposure of the Bank relating to any then outstanding Letters of Credit provided pursuant to the Letter of Credit Facility, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower, to the extent permitted by applicable law.

     Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without written notice to the Borrower or any Subsidiary (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower or any Subsidiary against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Note or any other Loan Document, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Note or such other Loan Document and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section 7.01 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.01. AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of any Loan Document, nor consent to any departure from any provision of any of the Loan Documents, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 8.02. NOTICES, ETC. All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing (including facsimile transmissions) and mailed or transmitted or delivered, if to the Borrower, at its address at 100 22nd Ave., Brooking, South Dakota 57006, Attention: Bruce Jamerson, and if to the Bank, at its address at 1620 Dodge Street, STOP 1050, Omaha, Nebraska 68197,
Attention: Natalie E. Mason; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 8.02. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the mails, or sent, answerback received, respectively, addressed as aforesaid.

     SECTION 8.03. NO WAIVER. No failure or delay on the part of the Bank in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

     SECTION 8.04. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Subsidiaries, and the Bank and their respective successors and assigns, except that neither the Borrower nor any of the Subsidiaries may assign or transfer any of its rights or obligations under this Agreement or any Loan Document to which it is a party without the prior written consent of the Bank.

     SECTION 8.05. COSTS, EXPENSES, AND TAXES. The Borrower agrees to pay on demand all costs and expenses incurred by the Bank in connection with the preparation, execution, delivery, filing, and administration of the Loan Documents, and of any amendment, modification, or supplement to the Loan Documents, including, without limitation, the reasonable fees and reasonable out-of-pocket expenses of counsel for the Bank incurred in connection with advising the Bank as to its rights and responsibilities hereunder. The Borrower also agrees to pay all such costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. This provision shall survive termination of this Agreement.

     SECTION 8.06. INTEGRATION. This Agreement and the Loan Documents contain the entire agreement among the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

     SECTION 8.07. INDEMNITY. The Borrower and each of the Restricted Subsidiaries hereby agrees to defend, indemnify, and hold the Bank harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including reasonable attorney fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of the Borrower and its Subsidiaries, or arising directly from (i) the violation of any laws, regulations or rules relating to the operations of the business of the Borrower or the Subsidiaries, or (ii) the occurrence of any Default or Event of Default hereunder. This indemnity shall survive termination of this Agreement, except for any indemnification obligation which arises based upon the Bank's gross negligence, willful misconduct or violation of applicable law.

     SECTION 8.08. GOVERNING LAW. This Agreement, the Operating Note and the remainder of the Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Nebraska without giving effect to any choice or conflict of law provision or rule (whether of the State of Nebraska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nebraska.

     SECTION 8.09. SEVERABILITY OF PROVISIONS. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 8.10. HEADINGS. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

     SECTION 8.11. SUBMISSION TO JURISDICTION; VENUE. The Borrower, each of the Restricted Subsidiaries and each of the Subsidiary Guarantors hereby submit to the jurisdiction of any state or federal court sitting in Omaha, Nebraska, in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of the action or proceeding may be heard and determined in any such court. The Borrower, each of the Restricted Subsidiaries and each of the Subsidiary Guarantors also agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court. The Borrower, each of the Restricted Subsidiaries and each of the Subsidiary Guarantors waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety, or other security that might be required of the Bank. The Borrower, each of the Restricted Subsidiaries and each of the Subsidiary Guarantors agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. The Borrower, each of the Restricted Subsidiaries and each of the Subsidiary Guarantors hereby waive any rights they may have to transfer or change the venue of any suit, action or other proceeding brought against the Borrower, any of the Restricted Subsidiaries or any of the Subsidiary Guarantors by the Bank in accordance with this Section 8.11 or in connection with this Agreement or any other Loan Documents.

     SECTION 8.12. JURY TRIAL WAIVER. THE BANK, EACH OF THE RESTRICTED SUBSIDIARIES, EACH OF THE SUBSIDIARY GUARANTORS AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS. NO OFFICER OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

     SECTION 8.13. PARTICIPATIONS. Notwithstanding any other provision of this Agreement, the Borrower and each Restricted Subsidiary understands that, while the Bank does not have a current intention to sell participation interests in the Loans, the Bank reserves the right to enter into participation agreements with other lenders whereby the Bank will allocate a certain percentage of the Loans to such other lenders. The Borrower and each Restricted Subsidiary specifically permit and authorize the Bank to exchange financial information about the Borrower and the Restricted Subsidiaries with actual or potential participants. The Borrower and the Restricted Subsidiaries acknowledge that, for the convenience of all parties, this Agreement is being entered into with the Bank only and that, in the event the Bank sells one or more participation interests in the Loans, the Borrower's and each of the Restricted Subsidiary's obligations under this Agreement are undertaken for the benefit of, and as an inducement to, each of the participating lenders as well as the Bank, and the Borrower and each of the Restricted Subsidiaries hereby grants to each of the participating lenders to the extent of its participation in any Loan the right to set off deposit accounts maintained by the Borrower or the Restricted Subsidiaries with the Bank or such participating lenders. The Borrower and the Restricted

Subsidiaries understand that the terms of such participation agreements with any of the participating lenders may limit the Bank's rights to amend, waive or modify the terms and conditions of this Agreement without the express written consent of all or a designated percentage of such participants.

     SECTION 8.14. COUNTERPARTS. This Agreement, and each of the Loan Documents, may be executed in one or more counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument. The signatures of all of the parties hereto need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Agreement, and each of the Loan Documents, in the presence of the other parties to this Agreement. Any party delivering an executed counterpart of this Agreement or any of the Loan Documents by facsimile shall also deliver a manually executed counterpart of this Agreement and such Loan Documents, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement or such Loan Documents.

     SECTION 8.15. CREDIT AGREEMENT. A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT THE PARTIES HERETO FROM ANY MISUNDERSTANDING OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING, OR OFFER TO FORBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

                      REMAINDER OF PAGE INTENTIONALLY BLANK

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        "Borrower"

                                        VERASUN ENERGY CORPORATION,
                                        a South Dakota corporation


                                        By: /s/ Donald L. Endres
                                            ------------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------------

                                        "Bank"


                                        First National Bank of Omaha,
                                        a national banking association


                                        By: /s/ Natalie E. Mason
                                            ------------------------------------
                                        Title: Commercial Loan Officer


                                        VERASUN AURORA CORPORATION,
                                        a South Dakota corporation


                                        By: /s/ Bruce A. Jamerson
                                            ------------------------------------
                                        Title: President and Chief Financial
                                               Officer
                                               ---------------------------------


                                        VERASUN FORT DODGE, LLC,
                                        a Delaware limited liability company


                                        By: /s/ Bruce A. Jamerson
                                            ------------------------------------
                                        Title: President and Chief Financial
                                               Officer
                                               ---------------------------------


                                        VERASUN CHARLES CITY, LLC
                                        a Delaware limited liability company


                                        By: /s/ Bruce A. Jamerson
                                            ------------------------------------
                                        Title: President and Chief Financial
                                               Officer
                                               ---------------------------------

                                  EXHIBIT LIST

EXHIBIT "A" BORROWING BASE CERTIFICATE
EXHIBIT "B" COMMITMENT LETTER
EXHIBIT "C" BORROWER CONTROL AGREEMENT
EXHIBIT "D" AURORA CONTROL AGREEMENT
EXHIBIT "E" CHARLES CITY CONTROL AGREEMENT
EXHIBIT "F" FORT DODGE CONTROL AGREEMENT
EXHIBIT "G" OPERATING NOTE
EXHIBIT "H" SECURITY AGREEMENT
EXHIBIT "I" AURORA SUBSIDIARY GUARANTY
EXHIBIT "J" CHARLES CITY SUBSIDIARY GUARANTY
EXHIBIT "K" FORT DODGE SUBSIDIARY GUARANTY
EXHIBIT "L" AURORA SUBSIDIARY SECURITY AGREEMENT
EXHIBIT "M" CHARLES CITY SUBSIDIARY SECURITY AGREEMENT
EXHIBIT "N" FORT DODGE SUBSIDIARY SECURITY AGREEMENT
EXHIBIT "O" OPINION LETTER BORROWER'S CORPORATE COUNSEL
EXHIBIT "P" OPINION LETTER BORROWER'S
            SOUTH DAKOTA AND NEBRASKA COUNSEL
EXHIBIT "Q" INTENTIONALLY OMITTED
EXHIBIT "R" INTENTIONALLY OMITTED
EXHIBIT "S" SUBSIDIARIES
EXHIBIT "T" FORM OF QUARTERLY PRODUCTION REPORT

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "A"

                           BORROWING BASE CERTIFICATE

                                 [See Attached]

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "B"

                                COMMITMENT LETTER

                                 [See Attached]

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "C"

                           BORROWER CONTROL AGREEMENT

                                 [See Attached]

                                                                       EXHIBIT C

                                CONTROL AGREEMENT
               REGARDING SECURITY INTEREST IN INVESTMENT PROPERTY

     This CONTROL AGREEMENT (this "Agreement"), made as of the 21st day of December, 2005, by and among First National Bank of Omaha, a national banking association with its principal offices in Omaha, Nebraska ("BANK"), and VeraSun Energy Corporation, a South Dakota corporation whose mailing address is 100 22nd Avenue, Brookings, South Dakota 57006 (the "CUSTOMER"), and First National Capital Markets, Inc., a Nebraska corporation whose mailing address is 1620 Dodge St., Omaha, Nebraska 68197 (the "COMPANY").

                                    RECITALS

     A. CUSTOMER is indebted to BANK as the result of one or more promissory notes, or other evidence of indebtedness. Such indebtedness, whether resulting from a promissory note, guaranty, letter of credit, or any other document or cause, is herein called an "OBLIGATION."

     B. For purposes of this Agreement, all capitalized terms not otherwise defined herein have the same meanings as defined in the Nebraska Uniform Commercial Code (the "UCC").

     C. CUSTOMER has provided BANK a security interest in the COLLATERAL (as defined below) and CUSTOMER desires to provide BANK with CONTROL (as such term is defined in Nebraska Uniform Commercial Code Section 8-106) over the COLLATERAL (as defined below).

     Now, therefore, the parties hereto agree as follows:

     1. The COMPANY represents and agrees that: (i) it has established and is maintaining on its books and records the Securities Account, accounts number # 229000136 and 232000011, (said accounts, together with any replacements thereof or substitutions therefore, is herein the "ACCOUNT") and (ii) the ACCOUNT is a "securities account" (within the meaning of Section 8-501(a) of the UCC) in respect of which the COMPANY is a "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC) and the BANK is the "entitlement holder" (within the meaning of Section 8-102(a)(7) of the UCC).

     2. The COMPANY hereby agrees that each item of property (whether cash, a security, an instrument or any other property whatsoever) credited to the ACCOUNT shall be treated as FINANCIAL ASSETS under Article 8 of the UCC (the ACCOUNT and the FINANCIAL ASSETS credited thereto shall be hereafter referred to as the "COLLATERAL").

     3. The COMPANY agrees that, if there is any conflict between this Agreement and any other agreement relating to the ACCOUNT, the provisions of this Agreement shall control.

     4. COMPANY agrees that it will comply with INSTRUCTIONS and ENTITLEMENT ORDERS originated by BANK as to the COLLATERAL, without further consent of CUSTOMER. Until otherwise instructed, CUSTOMER is to receive any cash dividends attributable to the COLLATERAL.

     5. Notwithstanding the provisions of paragraph 4, above, CUSTOMER possesses, along with the BANK, the right to originate INSTRUCTIONS to COMPANY as to substitutions for the COLLATERAL, until BANK provides written notice to COMPANY of any default (which is not cured or waived) by CUSTOMER as to any OBLIGATION, thereafter BANK alone shall have the right to originate INSTRUCTIONS to COMPANY as to the COLLATERAL. After COMPANY receives notice from BANK that a default has occurred, COMPANY agrees that it will no longer comply with ENTITLEMENT ORDERS originated by, or other directions or INSTRUCTIONS received from, CUSTOMER with respect to the ACCOUNT or cash, securities or other property credited thereto.

     6. COMPANY hereby agrees that any security interest, pledge, right-of-setoff, mortgage, or other instrument now or hereinafter evidencing or securing any OBLIGATION owed by the CUSTOMER to COMPANY shall be subordinated at all times to the security interest, pledge, mortgage, or other instrument securing the OBLIGATIONS owed to BANK whether now existing or hereinafter arising (the "Subordinated Interest"). COMPANY shall not demand, accept or receive any payment by CUSTOMER for or on account of the Subordinated Interest, other than customary account or transaction fees incurred in the ordinary course of business, without BANK's prior written consent. If COMPANY receives any payment or COLLATERAL from CUSTOMER in violation of this Agreement, then COMPANY shall hold the same in trust for BANK's benefit and forthwith deliver the same to BANK in the form received duly endorsed in any manner BANK may determine in its sole discretion. The Subordinated Interest of COMPANY shall continue until such time as all of the OBLIGATIONS owed to the BANK are paid in full

     7. This Agreement is deemed to have been executed in Nebraska and any and all matters arising under or related to this Agreement are and shall be governed by and subject to the laws of Nebraska, including the UCC. This Agreement is effective until terminated by a written notice executed by BANK delivered to COMPANY, or until the COLLATERAL is no longer registered to or owned by CUSTOMER.

     8. COMPANY represents that it has not and covenants that it will not agree to comply with any INSTRUCTIONS or ENTITLEMENT ORDERS with respect to the COLLATERAL other than as set forth herein.

                      REMAINDER OF PAGE INTENTIONALLY BLANK

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

BANK:

First National Bank of Omaha,
a national banking association


By:
    ---------------------------------
    Natalie E. Mason,
    Commercial Loan Officer


CUSTOMER:

VeraSun Energy Corporation,
a South Dakota corporation


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


COMPANY:

First National Capital Markets, Inc.,
a Nebraska corporation


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "D"

                            AURORA CONTROL AGREEMENT

                                 [See Attached]

                                                                       EXHIBIT D

                                CONTROL AGREEMENT
               REGARDING SECURITY INTEREST IN INVESTMENT PROPERTY

     This CONTROL AGREEMENT (this "Agreement"), made as of the 21st day of December, 2005, by and among First National Bank of Omaha, a national banking association with its principal offices in Omaha, Nebraska ("BANK"), and VeraSun Aurora Corporation, a South Dakota corporation whose mailing address is 100 22nd Avenue, Brookings, South Dakota 57006 (the "CUSTOMER"), and First National Capital Markets, Inc., a Nebraska corporation whose mailing address is 1620 Dodge St., Omaha, Nebraska 68197 (the "COMPANY").

                                    RECITALS

     A. CUSTOMER has undertaken certain obligations to BANK as the result of one or more guaranties, security agreements, letters of credit or other evidence of indebtedness. Such indebtedness, whether resulting from such guaranties, security agreements, letters of credit, or any other document or cause, is herein called an "OBLIGATION."

     B. For purposes of this Agreement, all capitalized terms not otherwise defined herein have the same meanings as defined in the Nebraska Uniform Commercial Code (the "UCC").

     C. CUSTOMER has provided BANK a security interest in the COLLATERAL (as defined below) and CUSTOMER desires to provide BANK with CONTROL (as such term is defined in Nebraska Uniform Commercial Code Section 8-106) over the COLLATERAL (as defined below).

     Now, therefore, the parties hereto agree as follows:

     1. The COMPANY represents and agrees that: (i) it has established and is maintaining on its books and records the Securities Account, account number # 186000344, (said account, together with any replacements thereof or substitutions therefore, is herein the "ACCOUNT") and (ii) the ACCOUNT is a "securities account" (within the meaning of Section 8-501(a) of the UCC) in respect of which the COMPANY is a "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC) and the BANK is the "entitlement holder" (within the meaning of Section 8-102(a)(7) of the UCC).

     2. The COMPANY hereby agrees that each item of property (whether cash, a security, an instrument or any other property whatsoever) credited to the ACCOUNT shall be treated as FINANCIAL ASSETS under Article 8 of the UCC (the ACCOUNT and the FINANCIAL ASSETS credited thereto shall be hereafter referred to as the "COLLATERAL").

     3. The COMPANY agrees that, if there is any conflict between this Agreement and any other agreement relating to the ACCOUNT, the provisions of this Agreement shall control.

     4. COMPANY agrees that it will comply with INSTRUCTIONS and ENTITLEMENT ORDERS originated by BANK as to the COLLATERAL, without further consent of CUSTOMER. Until otherwise instructed, CUSTOMER is to receive any cash dividends attributable to the COLLATERAL.

     5. Notwithstanding the provisions of paragraph 4, above, CUSTOMER possesses, along with the BANK, the right to originate INSTRUCTIONS to COMPANY as to substitutions for the COLLATERAL, until BANK provides written notice to COMPANY of any default (which is not cured or waived) by CUSTOMER as to any OBLIGATION, thereafter BANK alone shall have the right to originate INSTRUCTIONS to COMPANY as to the COLLATERAL. After COMPANY receives notice from BANK that a default has occurred, COMPANY agrees that it will no longer comply with ENTITLEMENT ORDERS originated by, or other directions or INSTRUCTIONS received from, CUSTOMER with respect to the ACCOUNT or cash, securities or other property credited thereto.

     6. COMPANY hereby agrees that any security interest, pledge, right-of-setoff, mortgage, or other instrument now or hereinafter evidencing or securing any OBLIGATION owed by the CUSTOMER to COMPANY shall be subordinated at all times to the security interest, pledge, mortgage, or other instrument securing the OBLIGATIONS owed to BANK whether now existing or hereinafter arising (the "Subordinated Interest"). COMPANY shall not demand, accept or receive any payment by CUSTOMER for or on account of the Subordinated Interest, other than customary account or transaction fees incurred in the ordinary course of business, without BANK's prior written consent. If COMPANY receives any payment or COLLATERAL from CUSTOMER in violation of this Agreement, then COMPANY shall hold the same in trust for BANK's benefit and forthwith deliver the same to BANK in the form received duly endorsed in any manner BANK may determine in its sole discretion. The Subordinated Interest of COMPANY shall continue until such time as all of the OBLIGATIONS owed to the BANK are paid in full

     7. This Agreement is deemed to have been executed in Nebraska and any and all matters arising under or related to this Agreement are and shall be governed by and subject to the laws of Nebraska, including the UCC. This Agreement is effective until terminated by a written notice executed by BANK delivered to COMPANY, or until the COLLATERAL is no longer registered to or owned by CUSTOMER.

     8. COMPANY represents that it has not and covenants that it will not agree to comply with any INSTRUCTIONS or ENTITLEMENT ORDERS with respect to the COLLATERAL other than as set forth herein.

                      REMAINDER OF PAGE INTENTIONALLY BLANK

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

BANK:

First National Bank of Omaha,
a national banking association


By:
    ---------------------------------
    Natalie E. Mason,
    Commercial Loan Officer


CUSTOMER:

VeraSun Aurora Corporation,
a South Dakota corporation


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


COMPANY:

First National Capital Markets, Inc.,
a Nebraska corporation


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "E"

                         CHARLES CITY CONTROL AGREEMENT

                                 [See Attached]

                                                                       EXHIBIT E

                                CONTROL AGREEMENT
               REGARDING SECURITY INTEREST IN INVESTMENT PROPERTY

     This CONTROL AGREEMENT (this "Agreement"), made as of the 21st day of December, 2005, by and among First National Bank of Omaha, a national banking association with its principal offices in Omaha, Nebraska ("BANK"), and VeraSun Charles City, LLC, a Delaware limited liability company whose mailing address is 100 22nd Avenue, Brookings, South Dakota 57006 (the "CUSTOMER"), and First National Capital Markets, Inc., a Nebraska corporation whose mailing address is 1620 Dodge St., Omaha, Nebraska 68197 (the "COMPANY").

                                    RECITALS

     A. CUSTOMER has undertaken certain obligations to BANK as the result of one or more guaranties, security agreements, letters of credit or other evidence of indebtedness. Such indebtedness, whether resulting from such guaranties, security agreements, letters of credit, or any other document or cause, is herein called an "OBLIGATION."

     B. For purposes of this Agreement, all capitalized terms not otherwise defined herein have the same meanings as defined in the Nebraska Uniform Commercial Code (the "UCC").

     C. CUSTOMER has provided BANK a security interest in the COLLATERAL (as defined below) and CUSTOMER desires to provide BANK with CONTROL (as such term is defined in Nebraska Uniform Commercial Code Section 8-106) over the COLLATERAL (as defined below).

     Now, therefore, the parties hereto agree as follows:

     1. The COMPANY represents and agrees that: (i) it has established and is maintaining on its books and records the Securities Account, account number (# to be established as required and subject hereto), (said account, together with any replacements thereof or substitutions therefore, is herein the "ACCOUNT") and (ii) the ACCOUNT is a "securities account" (within the meaning of Section 8-501(a) of the UCC) in respect of which the COMPANY is a "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC) and the BANK is the "entitlement holder" (within the meaning of Section 8-102(a)(7) of the UCC).

     2. The COMPANY hereby agrees that each item of property (whether cash, a security, an instrument or any other property whatsoever) credited to the ACCOUNT shall be treated as FINANCIAL ASSETS under Article 8 of the UCC (the ACCOUNT and the FINANCIAL ASSETS credited thereto shall be hereafter referred to as the "COLLATERAL").

     3. The COMPANY agrees that, if there is any conflict between this Agreement and any other agreement relating to the ACCOUNT, the provisions of this Agreement shall control.

     4. COMPANY agrees that it will comply with INSTRUCTIONS and ENTITLEMENT ORDERS originated by BANK as to the COLLATERAL, without further consent of CUSTOMER. Until otherwise instructed, CUSTOMER is to receive any cash dividends attributable to the COLLATERAL.

     5. Notwithstanding the provisions of paragraph 4, above, CUSTOMER possesses, along with the BANK, the right to originate INSTRUCTIONS to COMPANY as to substitutions for the COLLATERAL, until BANK provides written notice to COMPANY of any default (which is not cured or waived) by CUSTOMER as to any OBLIGATION, thereafter BANK alone shall have the right to originate INSTRUCTIONS to COMPANY as to the COLLATERAL. After COMPANY receives notice from BANK that a default has occurred, COMPANY agrees that it will no longer comply with ENTITLEMENT ORDERS originated by, or other directions or INSTRUCTIONS received from, CUSTOMER with respect to the ACCOUNT or cash, securities or other property credited thereto.

     6. COMPANY hereby agrees that any security interest, pledge, right-of-setoff, mortgage, or other instrument now or hereinafter evidencing or securing any OBLIGATION owed by the CUSTOMER to COMPANY shall be subordinated at all times to the security interest, pledge, mortgage, or other instrument securing the OBLIGATIONS owed to BANK whether now existing or hereinafter arising (the "Subordinated Interest"). COMPANY shall not demand, accept or receive any payment by CUSTOMER for or on account of the Subordinated Interest, other than customary account or transaction fees incurred in the ordinary course of business, without BANK's prior written consent. If COMPANY receives any payment or COLLATERAL from CUSTOMER in violation of this Agreement, then COMPANY shall hold the same in trust for BANK's benefit and forthwith deliver the same to BANK in the form received duly endorsed in any manner BANK may determine in its sole discretion. The Subordinated Interest of COMPANY shall continue until such time as all of the OBLIGATIONS owed to the BANK are paid in full

     7. This Agreement is deemed to have been executed in Nebraska and any and all matters arising under or related to this Agreement are and shall be governed by and subject to the laws of Nebraska, including the UCC. This Agreement is effective until terminated by a written notice executed by BANK delivered to COMPANY, or until the COLLATERAL is no longer registered to or owned by CUSTOMER.

     8. COMPANY represents that it has not and covenants that it will not agree to comply with any INSTRUCTIONS or ENTITLEMENT ORDERS with respect to the COLLATERAL other than as set forth herein.

                      REMAINDER OF PAGE INTENTIONALLY BLANK

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

BANK:

First National Bank of Omaha,
a national banking association


By:
    ---------------------------------
    Natalie E. Mason,
    Commercial Loan Officer


CUSTOMER:

VeraSun Charles City, LLC,
a Delaware limited liability company


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


COMPANY:

First National Capital Markets, Inc.,
a Nebraska corporation


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "F"

                          FORT DODGE CONTROL AGREEMENT

                                 [See Attached]

                                                                       EXHIBIT F

                                CONTROL AGREEMENT
               REGARDING SECURITY INTEREST IN INVESTMENT PROPERTY

     This CONTROL AGREEMENT (this "Agreement"), made as of the 21st day of December, 2005, by and among First National Bank of Omaha, a national banking association with its principal offices in Omaha, Nebraska ("BANK"), and VeraSun Fort Dodge, LLC, a Delaware limited liability company whose mailing address is 100 22nd Avenue, Brookings, South Dakota 57006 (the "CUSTOMER"), and First National Capital Markets, Inc., a Nebraska corporation whose mailing address is 1620 Dodge St., Omaha, Nebraska 68197 (the "COMPANY").

                                    RECITALS

     A. CUSTOMER has undertaken certain obligations to BANK as the result of one or more guaranties, security agreements, letters of credit or other evidence of indebtedness. Such indebtedness, whether resulting from such guaranties, security agreements, letters of credit, or any other document or cause, is herein called an "OBLIGATION."

     B. For purposes of this Agreement, all capitalized terms not otherwise defined herein have the same meanings as defined in the Nebraska Uniform Commercial Code (the "UCC").

     C. CUSTOMER has provided BANK a security interest in the COLLATERAL (as defined below) and CUSTOMER desires to provide BANK with CONTROL (as such term is defined in Nebraska Uniform Commercial Code Section 8-106) over the COLLATERAL (as defined below).

     Now, therefore, the parties hereto agree as follows:

     1. The COMPANY represents and agrees that: (i) it has established and is maintaining on its books and records the Securities Account, accounts number # 229000032, 229000033 and 208000140, (said accounts, together with any replacements thereof or substitutions therefore, is herein the "ACCOUNT") and
(ii) the ACCOUNT is a "securities account" (within the meaning of Section 8-501(a) of the UCC) in respect of which the COMPANY is a "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC) and the BANK is the "entitlement holder" (within the meaning of Section 8-102(a)(7) of the UCC).

     2. The COMPANY hereby agrees that each item of property (whether cash, a security, an instrument or any other property whatsoever) credited to the ACCOUNT shall be treated as FINANCIAL ASSETS under Article 8 of the UCC (the ACCOUNT and the FINANCIAL ASSETS credited thereto shall be hereafter referred to as the "COLLATERAL").

     3. The COMPANY agrees that, if there is any conflict between this Agreement and any other agreement relating to the ACCOUNT, the provisions of this Agreement shall control.

     4. COMPANY agrees that it will comply with INSTRUCTIONS and ENTITLEMENT ORDERS originated by BANK as to the COLLATERAL, without further consent of CUSTOMER. Until otherwise instructed, CUSTOMER is to receive any cash dividends attributable to the COLLATERAL.

     5. Notwithstanding the provisions of paragraph 4, above, CUSTOMER possesses, along with the BANK, the right to originate INSTRUCTIONS to COMPANY as to substitutions for the COLLATERAL, until BANK provides written notice to COMPANY of any default (which is not cured or waived) by CUSTOMER as to any OBLIGATION, thereafter BANK alone shall have the right to originate INSTRUCTIONS to COMPANY as to the COLLATERAL. After COMPANY receives notice from BANK that a default has occurred, COMPANY agrees that it will no longer comply with ENTITLEMENT ORDERS originated by, or other directions or INSTRUCTIONS received from, CUSTOMER with respect to the ACCOUNT or cash, securities or other property credited thereto.

     6. COMPANY hereby agrees that any security interest, pledge, right-of-setoff, mortgage, or other instrument now or hereinafter evidencing or securing any OBLIGATION owed by the CUSTOMER to COMPANY shall be subordinated at all times to the security interest, pledge, mortgage, or other instrument securing the OBLIGATIONS owed to BANK whether now existing or hereinafter arising (the "Subordinated Interest"). COMPANY shall not demand, accept or receive any payment by CUSTOMER for or on account of the Subordinated Interest, other than customary account or transaction fees incurred in the ordinary course of business, without BANK's prior written consent. If COMPANY receives any payment or COLLATERAL from CUSTOMER in violation of this Agreement, then COMPANY shall hold the same in trust for BANK's benefit and forthwith deliver the same to BANK in the form received duly endorsed in any manner BANK may determine in its sole discretion. The Subordinated Interest of COMPANY shall continue until such time as all of the OBLIGATIONS owed to the BANK are paid in full

     7. This Agreement is deemed to have been executed in Nebraska and any and all matters arising under or related to this Agreement are and shall be governed by and subject to the laws of Nebraska, including the UCC. This Agreement is effective until terminated by a written notice executed by BANK delivered to COMPANY, or until the COLLATERAL is no longer registered to or owned by CUSTOMER.

     8. COMPANY represents that it has not and covenants that it will not agree to comply with any INSTRUCTIONS or ENTITLEMENT ORDERS with respect to the COLLATERAL other than as set forth herein.

                      REMAINDER OF PAGE INTENTIONALLY BLANK

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

BANK:

First National Bank of Omaha,
a national banking association


By:
    ------------------------------------------
    Natalie E. Mason, Commercial Loan Officer


CUSTOMER:

VeraSun Fort Dodge, LLC,
a Delaware limited liability company


By:
    ------------------------------------------
Name:
      ----------------------------------------
Title:
       ---------------------------------------


COMPANY:

First National Capital Markets, Inc.,
a Nebraska corporation


By:
    ------------------------------------------
Name:
      ----------------------------------------
Title:
       ---------------------------------------

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "G"

                                 OPERATING NOTE

                                 [See Attached]

                                                                       EXHIBIT G

                                 OPERATING NOTE

$30,000,000.00                                                 December 21, 2005
                                                                 Omaha, Nebraska

     1. BORROWER'S PROMISE TO PAY. FOR VALUE RECEIVED, the undersigned, VERASUN ENERGY CORPORATION, a South Dakota corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of FIRST NATIONAL BANK OF OMAHA, a national banking association (the "Bank"), at its principal office located at 1620 Dodge Street, STOP 1050, Omaha, Nebraska 68197, in lawful money of the United States and in immediately available funds, the principal amount of Thirty Million and No/100ths Dollars ($30,000,000.00) or so much thereof as may be advanced by the Bank pursuant to the terms and provisions of the Credit Agreement, as hereinafter defined, between the Borrower and the Bank (the "Principal Amount"), plus accrued and unpaid Interest thereon at the rate or rates described below, on December 31, 2008 (the "Maturity Date").

     2. INTEREST.

          (a) The Principal Amount and any other amounts due hereunder shall bear interest ("Interest") (computed on the basis of a year of 360 days for the actual number of days elapsed) from the date of this Operating Note at a rate per annum equal to the three (3) month LIBOR Rate plus three hundred (300) basis points prior to acceleration or maturity. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum equal at all times to the three
(3) month LIBOR Rate plus six hundred (600) basis points ("Default Rate of Interest"). Any change in the interest rate resulting from a change in the LIBOR Reserve Percentage shall be adjusted automatically in accordance with the terms and provisions of this Operating Note.

          (b) Assuming that this Operating Note does not mature, by acceleration or otherwise, the interest rate applicable to this Operating Note is subject to the following adjustments based upon the Borrower's Working Capital as of the last Eurodollar Business Day of the three (3) month period ending at the end of each calendar quarter during the term of this Operating Note prior to the Maturity Date, (each such three month period, an "Adjustment Period"):

                      REMAINDER OF PAGE INTENTIONALLY BLANK

     IF, AS OF THE LAST EURODOLLAR          THEN THE INTEREST RATE APPLICABLE
    BUSINESS DAY OF ANY ADJUSTMENT            TO THIS OPERATING NOTE FOR THE
PERIOD, BORROWER'S WORKING CAPITAL IS:   SUBSEQUENT ADJUSTMENT PERIOD SHALL BE:
--------------------------------------   --------------------------------------
(i) less than $30,000,000.00, but        equal to three month LIBOR plus 300
greater than or equal to                 basis points or 3.00%
$15,000,000.00

(ii) less than $40,000,000.00, but       equal to three month LIBOR plus 275
greater than or equal to                 basis points or 2.75%
$30,000,000.00

(iii) greater than or equal to           equal to one month LIBOR plus 250 basis
$40,000,000.00                           points or 2.50%

The adjustment provided for above shall be made by the Bank on each Adjustment Date based upon the consolidated financial statements of the Borrower provided to the Bank in accordance with Section 5.09 of the Credit Agreement for the immediately preceding calendar quarter, and shall be effective as of the first day of the calendar quarter, including the Adjustment Date.

     3. PAYMENTS.

          (a) Time and Amounts of Payments. All accrued and unpaid Interest on the outstanding Principal Amount shall be due and payable quarterly on a calendar quarter basis on the last day of each calendar quarter, commencing December 31, 2005, and continuing thereafter through and including the calendar quarter in which the Maturity Date occurs, and on the Maturity Date. On the Maturity Date, the Principal Amount and all accrued and unpaid Interest shall be due and payable by the Borrower to the Bank;

          (b) Business Day. If any payment is to be made on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and the Interest shall be payable thereon at the rate herein specified during such extension;

          (c) Principal Amount. The Principal Amount of the Operating Note, if not sooner paid or declared to be due and payable in accordance with the terms of the Credit Agreement or this Operating Note, together with all accrued and unpaid Interest, shall be due and payable to the Bank on the Maturity Date;

          (d) Other Charges. To the extent permitted by Governing Law (as hereinafter defined), Borrower agrees to pay promptly upon demand all out of pocket expenses, including reasonable attorneys' fees and expenses, actually incurred by Bank in attempting to collect any amounts under this Operating Note or in any manner related to the security provided for hereunder. All such expenses shall be and become part of the Principal Amount due hereunder.

     4. CREDIT AGREEMENT. This Operating Note is the Operating Note referred to in the Revolving Credit Agreement of even date herewith, by and among the Borrower, the Bank, Aurora, Fort Dodge and Charles City, the terms and provisions of which are incorporated herein by this reference (the "Credit Agreement"). Capitalized terms not otherwise defined in this Operating Note which are defined in the Credit Agreement shall have the meanings ascribed thereto in the Credit Agreement. In the event of a conflict or inconsistency between the terms of this Operating Note and the Credit Agreement, the terms and provisions of the Credit Agreement shall govern. The Credit Agreement, among other things, contains (i) enumerated Events of Default, (ii) provisions for acceleration of the maturity of this Operating Note upon the happening of certain stated events, and (iii) provisions for prepayments of the Principal Amount of this Operating Note prior to the maturity of the Operating Note upon the terms and conditions specified in the Credit Agreement.

     5. EVENTS OF DEFAULT; REMEDIES. The occurrence of any Event of Default enumerated in the Credit Agreement or any of the other Loan Documents shall constitute an Event of Default under this Operating Note. As provided in the Credit Agreement, upon any such Event of Default, the Bank shall have any and all remedies provided in the Credit Agreement or any of the other Loan Documents, including but not limited to the right, but not the obligation, to accelerate the due date of this Operating Note and declare all obligations set forth herein immediately due and payable, and such other remedies as are provided by law.

     6. WAIVER BY BORROWER. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY GOVERNING LAW, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, NOTICE OF DISHONOR, PROTEST, NOTICE OF PROTEST, DEMAND, NOTICE OF EVERY KIND IN CONNECTION HEREWITH AND DILIGENCE IN ENFORCING PAYMENT OR BRINGING SUIT AGAINST ANY PARTY HERETO.

     7. ACKNOWLEDGEMENT OF RECEIPT OF COPY. Borrower acknowledges receipt of a copy of this Operating Note.

     8. MODIFICATION OR WAIVER REQUISITES. No modification of this Operating Note shall be effective unless in writing, signed by the Borrower and the Bank. No waiver of any right or power of Bank hereunder shall be effective unless in writing, signed by the Bank and delivered to Borrower. No prior or subsequent verbal communications not reduced to writing, executed by the parties, and declared to be an integral part hereof are or shall be binding upon Borrower or the Bank.

     9. NON-WAIVER BY BANK. The Bank's failure to exercise any right or power upon the occurrence of an Event of Default, or any delay by the Bank in exercising any such right or power, shall not constitute a waiver of such right or power, or of any other right or power in the event of any subsequent occurrence of an Event of Default, whether of the same or different nature.

     10. SECURITY. The Obligations of the Borrower under this Operating Note are secured by (i) a Security Agreement of even date herewith from the Borrower to the Bank referred to in the Credit Agreement, reference to which is hereby made for a description of the collateral provided for under the Security Agreement and the rights of the Borrower and the Bank with respect to such collateral,
(ii) a Control Agreement of even date herewith made by the

Borrower to the Bank (the "Control Agreement"), reference to which is hereby made for a description of the collateral provided for under the Control Agreement and the rights of the Borrower and the Bank with respect to such collateral, (iii) a Subsidiary Guaranty of even date herewith made by Aurora to the Bank (the "Aurora Guaranty"), guaranteeing the Borrower's full and timely performance of all of its covenants, undertakings and obligations under the provisions of the Loan Documents and the other agreements described therein,
(iv) the Subsidiary Security Agreement of even date herewith made by Aurora to the Bank (the "Aurora Security Agreement"), reference to which is hereby made for a description of the collateral provided for under the Aurora Security Agreement and the rights of Aurora and the Bank with respect to such collateral,
(v) a Control Agreement of even date herewith made by Aurora to the Bank (the "Aurora Control Agreement"), reference to which is hereby made for a description of the collateral provided for under the Aurora Control Agreement and the rights of Aurora and the Bank with respect to such collateral, (vi) a Subsidiary Guaranty of even date herewith made by Fort Dodge to the Bank (the "Fort Dodge Guaranty"), guaranteeing the Borrower's full and timely performance of all of its covenants, undertakings and obligations under the provisions of the Loan Documents and the other agreements described therein, (vii) the Subsidiary Security Agreement of even date herewith made by Fort Dodge to the Bank (the "Fort Dodge Security Agreement"), reference to which is hereby made for a description of the collateral provided for under the Fort Dodge Security Agreement and the rights of Fort Dodge and the Bank with respect to such collateral, (viii) a Control Agreement of even date herewith made by Fort Dodge to the Bank (the "Fort Dodge Control Agreement"), reference to which is hereby made for a description of the collateral provided for under the Fort Dodge Control Agreement and the rights of Fort Dodge and the Bank with respect to such collateral, (ix) a Subsidiary Guaranty of even date herewith made by Charles City to the Bank (the "Charles City Guaranty"), guaranteeing the Borrower's full and timely performance of all of its covenants, undertakings and obligations under the provisions of the Loan Documents and the other agreements described therein, (x) the Subsidiary Security Agreement of even date herewith made by Charles City to the Bank (the "Charles City Security Agreement"), reference to which is hereby made for a description of the collateral provided for under the Charles City Security Agreement and the rights of Charles City and the Bank with respect to such collateral, (xi) a Control Agreement of even date herewith made by Charles City to the Bank (the "Charles City Control Agreement"), reference to which is hereby made for a description of the collateral provided for under the Charles City Control Agreement and the rights of Charles City and the Bank with respect to such collateral, and (xii) such other similar types of documents and security described and referred to in the Credit Agreement, whether or not executed and delivered on the date hereof or to be executed and delivered in the future in accordance with the terms and provisions of the Credit Agreement.

     11. GOVERNING LAW. This Operating Note is made under and governed by the laws of, and shall be deemed to have been executed in, the State of Nebraska without giving effect to choice of law principles (whether of the State of Nebraska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nebraska (the "Governing Law").

     12. COMMERCIAL NATURE OF LOAN. Borrower acknowledges that the Obligations evidenced by this Operating Note are for business purposes only and are not an extension of consumer or individual credit.

     13. PROHIBITION AGAINST USURY. In no event, either before or after the occurrence of an Event of Default, shall the Interest due under this Operating Note exceed the maximum, lawful, non-usurious interest rate of the State of Nebraska or any other applicable law (the "Maximum Rate"). This Operating Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid, or agreed to be paid to Bank for the use, forbearance or detention of the sums advanced to Borrower exceed the Maximum Rate. If fulfillment of any provisions hereof, at the time performance of such provision shall be due, shall involve the potential for transcending the Maximum Rate, the obligation to be fulfilled shall be reduced to the Maximum Rate, and if from any such circumstance the Bank shall ever receive as Interest an amount which would exceed the Maximum Rate, such excess shall be applied to the reduction of the Principal Amount and not the payment of Interest, or if such excessive Interest exceeds the unpaid balance of the Principal Amount, such excess shall be refunded to Borrower. All sums paid and agreed to be paid to the Bank for use, forbearance or detention of the indebtedness of Borrower shall, to the extent permitted by Governing Law, be amortized, prorated, allocated, and spread through the whole term of such indebtedness so that the actual rate of Interest on account of such indebtedness is uniform throughout the term thereof.

     14. ASSIGNMENT. This Operating Note may be assigned, in whole or in part, by the Bank, and Borrower agrees not to assert against any such assignee or assignee's assigns, any defense, set-off, recoupment claim or counterclaim which Borrower has or may at any time have against the Bank for any reason whatsoever, except for payment of the Obligations. Borrower agrees that if Borrower receives written notice of an assignment from the Bank, Borrower will pay all amounts payable under this Operating Note to such assignee or as instructed by the Bank. Borrower also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by the Bank or assignee. The Borrower may not assign any of its rights or obligations hereunder without the prior written consent of the Bank, which may be withheld in its sole discretion.

     15. SEVERABILITY. In the event any one or more of the provisions contained in this Operating Note shall for any reason be held to be invalid, illegal or unenforceable in any respect under Governing Law, such invalidity, illegality or unenforceability, at the option of the Bank, shall not affect any other provision of this Operating Note, but this Operating Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     16. SUBMISSION TO JURISDICTION; VENUE. To induce the Bank to enter into this Operating Note, the Borrower irrevocably agrees that, subject to the Bank's sole and absolute election, all suits, actions or other proceedings in any way, manner or respect, arising out of or from or related to this Operating Note, shall be subject to litigation in any state or federal court sitting in Nebraska. The Borrower hereby consents and submits to the jurisdiction of any local, state, or federal court located in Omaha, Nebraska. The Borrower hereby waives any rights it may have to transfer or change the venue of any suit, action or other proceeding brought against the Borrower by the Bank in accordance with this Section 16 or in connection with this Operating Note.

     17. WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS OPERATING NOTE. NO OFFICER OR EMPLOYEE OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

     18. CONSENT TO LOAN PARTICIPATION. Borrower agrees and consents to the Bank's sale or transfer, at any time, of one or more participation interests in this Operating Note, the Credit Agreement, the Loan Documents or any documents referred to in the Credit Agreement to one or more purchasers (each a "Participant"), whether related or unrelated to the Bank. The Bank may provide to any Participant or any prospective Participant, any information or knowledge the Bank may have regarding the Borrower or any matter relating to the subject matter of the Credit Agreement, and the Borrower hereby waives any rights to privacy it may have with respect to such matters. The Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that any Participant will be considered as the absolute owner of such interest in this Operating Note, the Credit Agreement, the Loan Documents or any documents referred to in the Credit Agreement and will have all the rights granted under the participation agreement(s) governing the sale of such participation interest. The Borrower further waives all rights of offset or counterclaim that it may now have or hereafter acquire against the Bank or any Participant, and unconditionally agrees that either the Bank or any Participant may enforce Borrower's obligation under this Operating Note, the Credit Agreement, the Loan Documents or any documents referred to in the Credit Agreement irrespective of the failure or insolvency of any holder of any Participant interest. The Borrower further agrees that any Participant may enforce its interests irrespective of any personal claims or defenses that Borrower may have against the Bank.

     19. CREDIT AGREEMENT. A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT THE PARTIES HERETO FROM ANY MISUNDERSTANDING OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING, OR OFFER TO FORBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

     IN WITNESS WHEREOF, the Borrower has caused this Operating Note to be executed and delivered to the Bank as of the day and year first written above.

                                        "Borrower"

                                        VERASUN ENERGY CORPORATION,
                                        a South Dakota corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "H"

                               SECURITY AGREEMENT

                                 [See Attached]

                                                                       EXHIBIT H

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement") is made as of the 21st day of December, 2005, by VERASUN ENERGY CORPORATION, a South Dakota corporation ("Borrower"), whose mailing address is 100 22nd Avenue, Brookings, South Dakota 57006, in favor of FIRST NATIONAL BANK OF OMAHA, a national banking association ("Bank"), whose mailing address is 1620 Dodge Street, STOP 1050, Omaha, Nebraska 68197, its successors and assigns.

                                    RECITALS

     WHEREAS, Borrower and Bank have entered into a Revolving Credit Agreement of even date herewith (as amended, restated, or otherwise modified from time to time, the "Credit Agreement"), pursuant to which Borrower has undertaken certain covenants and has executed and delivered to Bank an Operating Note of even date herewith by the Borrower payable to the order of the Bank in the total principal amount of Thirty Million Dollars ($30,000,000.00) the proceeds of which may be drawn upon by the Borrower, for the purposes provided for in the Credit Agreement, in accordance with and subject to the terms and restrictions contained in the Credit Agreement (the "Note"); and

     WHEREAS, Bank has agreed to provide a Letter of Credit Facility, as provided in the Credit Agreement, for the benefit of Borrower, whereby Bank, at Borrower's request and subject to compliance with the terms and provisions of the Credit Agreement, will issue one or more Letters of Credit in an aggregate principal amount outstanding not to exceed Ten Million and No/100ths Dollars ($10,000,000.00), on behalf of Borrower or its Subsidiaries in accordance with and subject to the terms and provisions of the Credit Agreement; and

     WHEREAS, Section 2.09 of the Credit Agreement provides that the purposes of the Credit Agreement include providing the Borrower and the Subsidiaries with access to (a) operating funds and (b) Letters of Credit for operating purposes; and

     WHEREAS, Bank has, at the previous request of Borrower or certain Restricted Subsidiaries, issued letters of credit for the benefit of certain third-party creditors of the Borrower and certain Restricted Subsidiaries on or prior to the date hereof (the "Prior Letters of Credit"); and

     WHEREAS, under the Credit Agreement, it is a condition precedent to (i) Bank's making of Loans to the Borrower, and (ii) Bank's issuance of one or more Letters of Credit on behalf of Borrower pursuant to the Credit Agreement, that Borrower execute and deliver to Bank this Agreement; and

     WHEREAS, Borrower has agreed to grant a Security Interest (as hereinafter defined) in the Collateral (as hereinafter defined) to Bank to secure the Obligations (as hereinafter defined) in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Borrower represents, warrants, covenants, and agrees with Bank as follows:

     1. Definitions:

          (a) For purposes of this Agreement, "Receivables" shall mean any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          (b) All capitalized terms used in this Agreement, including its preamble and recitals, and not otherwise defined herein, shall have the meaning ascribed to them in the Credit Agreement.

          (c) Unless otherwise defined herein or in the Credit Agreement, or the context otherwise requires, and whether or not capitalized, terms for which meanings are provided in the Uniform Commercial Code, as in effect from time to time in the State of Nebraska, are used in this Agreement with such meaning.

     2. Security Interest: Borrower hereby BARGAINS, SELLS, GRANTS, CONVEYS, TRANSFERS, PLEDGES, HYPOTHECATES, and ASSIGNS to Bank a first priority security interest (the "Security Interest") in any and all (a) Receivables, (b) Inventory, (c) any cash Proceeds (including cash insurance proceeds thereof), rents and profits of or in respect of any and all of the foregoing items listed in 2 (a) or 2 (b) above, and (d) the Deposit Account and Securities Account (including, but not limited to, Borrower's accounts # 110193438 and 110118219 at the Bank, Borrower's accounts # 229000136 and 232000011 at First National Capital Markets, Inc., and such Deposit Accounts and Securities Accounts the Borrower may establish from time to time) into which the cash Proceeds of the items listed in 2 (a), 2 (b) or 2 (c) above are deposited, owned by Borrower or in which Borrower has an interest; together with all increases, replacements, refurbishment, improvements, additions and substitutions therefor, all after-acquired property with respect thereto, and all products, present and future accessions and cash and noncash proceeds of the categories described above, including contract rights, therefrom (collectively, the "Collateral"), to secure the complete and timely payment, performance or discharge of (i) each of the obligations and covenants of Borrower under this Agreement, the Credit Agreement, the Note, the Control Agreement, the Letters of Credit, the Prior Letters of Credit, and all modifications, substitutions, extensions and renewals of each, whether absolute or contingent, liquidated or unliquidated, existing now or arising in the future and (ii) all present and future indebtedness and obligations of Borrower to Bank whether direct, indirect, absolute, or contingent and whether arising by promissory note, letter of credit, guaranty, overdraft, or otherwise (individually, an "Obligation" and collectively, the "Obligations"). The Security Interest shall be effective with respect to each item of Collateral for so long as any Obligation remains outstanding, regardless of whether Borrower becomes the owner of such Collateral prior to or contemporaneously with or subsequent to the incurring of such Obligation.

     3. Continued Attachment and Perfection: Further to insure the attachment, perfection, and first priority of, and the ability of Bank to enforce, the Security Interest in the Collateral, Borrower agrees to take any other action reasonably requested by Bank to insure the attachment, perfection and first priority of, and the ability of Bank to enforce, the Security Interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Borrower's signature thereon is required therefor, (b) complying with any provision of any statute, regulation, or treaty of the United States, or the law of the jurisdiction in which the Collateral is located as to any Collateral if compliance with such provision is a condition to attachment, perfection, or priority of, or ability of Bank to enforce, the Security Interest in such Collateral, (c) obtaining governmental and other third-party consents and approvals, including without limitation any consent of any licensor, lessor, or other Person obligated on the Collateral, and (d) taking all actions required by any earlier versions of the Uniform Commercial Code or by any other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

     4. Authorization to File Financing Statements: Borrower hereby irrevocably authorizes Bank at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements, amendments and continuations thereto that contain any information required by Part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment. The Borrower agrees to furnish to Bank any information relating to the Collateral that Bank may request.

     5. Representations and Warranties: Borrower expressly represents and warrants to, and covenants with Bank that, for so long as the Security Interest shall remain in effect:

          (a) Borrower has, or upon acquisition will have, and at all times until disposed of in accordance with the terms hereof, will maintain, good and marketable title to the Collateral, free and clear of any lien, pledge, security interest, or other encumbrance except (i) the Security Interest, (ii) current and non-delinquent taxes or taxes being contested as provided by applicable law in good faith and by appropriate legal proceedings in a manner which, in Borrower's reasonable judgment, will not jeopardize the Security Interest, and
(iii) liens arising in the ordinary course of business for sums not overdue or sums being contested in good faith and by appropriate legal proceedings in a manner which, in Borrower's reasonable judgment, will not jeopardize the Security Interest, and Borrower will warrant and defend title to and possession of the Collateral at Borrower's expense against all claims or demands of all persons other than Bank.

          (b) No financing statement (or other notice of any lien, security interest or encumbrance) covering any of the Collateral is on file with any governmental official or authority, or has been or will be delivered by Borrower to any person other than Bank without the prior written consent of Bank.

          (c) The execution and delivery of this Agreement shall not, immediately or with the passage of time, the giving of notice, or otherwise, constitute a breach of or default under any term or provision of, or trigger the creation of a security interest in any of the Collateral (other than the Security Interest provided herein) pursuant to, or accelerate the obligations of Borrower under, any contract, mortgage, deed of trust, indenture, letter of credit, lease, license, permit, agreement or other instrument to which Borrower is or may become a party or by which Borrower or the Collateral is or may be bound or affected.

          (d) Along with this Agreement, Borrower is delivering to Bank a certificate signed by Borrower and entitled "Perfection Certificate" and attached hereto as Exhibit "A" and incorporated herein by reference (the "Perfection Certificate"). Borrower represents and warrants to Bank as follows:
(i) Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (ii) Borrower is an organization of the type and organized in the jurisdiction set forth in the Perfection Certificate, (iii) the Perfection Certificate accurately sets forth Borrower's organizational identification number or accurately states that Borrower has none, (iv) the Perfection Certificate accurately sets forth Borrower's place of business or, if more than one, its chief executive office as well as Borrower's mailing address, if different, and (v) all other information set forth on the Perfection Certificate pertaining to Borrower is accurate and complete.

          (e) Borrower covenants with Bank as follows: (i) without providing at least thirty (30) days prior written notice to Bank, Borrower will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number and (ii) Borrower will not change its type of organization, jurisdiction of organization, or other legal structure.

          (f) Borrower covenants with Bank that it will maintain with financially sound and reputable insurers insurance with respect to its properties, business and the Collateral against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas and in accordance with the Credit Agreement.

          (g) Borrower shall:

               (i) pay on a timely basis all taxes, assessments and other federal, state or local governmental charges and penalties levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, provided that no such taxes, assessments, charges or penalties need be paid if the same are being contested in good faith by appropriate proceedings diligently instituted and conducted;

               (ii) promptly notify Bank of any material loss of or material damage to any Collateral or any Event of Default (defined below) hereunder;

               (iii) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of applicable law, or in such a way as would limit or void any insurance maintained on any portion of the Collateral;

               (iv) not conduct business under any name other than that given herein, nor change or reorganize the type of entity under which it operates, except upon written notice to the Bank within thirty (30) days prior to such change;

               (v) not sell, assign, or transfer all or any part of the Collateral to any Person for less than payment of full fair market value therefor;

               (vi) perform and comply with all the terms and conditions of the Note;

               (vii) perform and comply with all the terms and conditions of the Credit Agreement;

               (viii) perform and comply with all the terms and conditions of any Letter of Credit, including, but not limited to, the Prior Letters of Credit, and each of the documents relating thereto;

               (ix) perform and comply with all the terms and conditions of the Control Agreements to which it is a party;

               (x) do and perform all acts and things and execute all documents which Bank in its reasonable discretion deems necessary or appropriate to perfect, renew, or to give notice of, the Security Interest;

               (xi) notify Bank immediately of any legal process levied or filed against any of the Collateral or Borrower or any other event which materially and adversely affects or may materially and adversely affect the value, use or possession of the Collateral or any of the rights of Borrower or Bank in relation to any of the Collateral; and

               (xii) preserve in existence and in accordance with their respective terms, all of its rights, franchises, licenses, material contracts, permits and privileges necessary to its operation, and not dissolve, merge, or consolidate into another entity or sell, lease, transfer, or otherwise dispose of all or a substantial part of its assets, without the prior written consent of Bank, which consent shall not be withheld unreasonably.

     6. Disposition of Collateral: So long as there is no uncured or non-waived Event of Default hereunder, Borrower may, in accordance with the other terms and conditions contained herein, sell or otherwise dispose of the Collateral when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation or conduct of Borrower's business, upon (a) replacing the same or substituting for the same with other Collateral at least equal in value to the value of that Collateral disposed of and in such a manner so that such replacement or substitution Collateral shall be subject to the Security Interest and so that such Security Interest shall be first in priority, or (b) delivering the proceeds from the disposition of such Collateral to Bank for credit against the Obligations or deposit in an account which is subject to the Security Interest.

     7. Miscellaneous Undertakings: Borrower, at its sole cost and expense, agrees to:

          (a) pay all reasonable expenses, including without limitation, reasonable attorneys' fees and court costs to the fullest extent permitted by Governing Law (as hereinafter defined), actually incurred by Bank in connection with the creation, perfection, preservation, or enforcement of the Security Interest, the defense of the Collateral, or the exercise by Bank of any of the rights, powers or remedies granted to Bank under this Agreement, by law or otherwise; or

          (b) reimburse Bank within ten (10) days of Bank's demand for any reasonable expense incurred by Bank pursuant to the foregoing authorization, together with interest thereon at a rate equal to the lesser of (i) the three
(3) month LIBOR Rate, in effect from time to time, plus six hundred (600) basis points, or (ii) the highest non-usurious rate of interest permitted by Governing Law, from the date that any such expense is incurred, until reimbursed.

     8. Event of Default: The failure to cure a breach of or the failure to comply with any material covenant, agreement, warranty, representation, or undertaking of Borrower contained in this Agreement within ten (10) days of receipt of notice thereof to Borrower from Bank shall, at the option of Bank and without further notice or demand, constitute an "Event of Default" under this Agreement. Additionally, the occurrence of a breach or non-fulfillment of the terms and provisions of the Note, the Prior Letters of Credit, the Letters of Credit, the Credit Agreement, or any of the other Loan Documents, if any such breach or non-fulfillment is not cured in accordance with the respective terms thereof, shall constitute an "Event of Default" under this Agreement. Further, if for any reason the Security Interest granted hereby is not a first perfected lien on the Collateral, or any portion thereof, it shall be deemed an "Event of Default" under this Agreement.

     9. Bank's Rights Upon Event of Default: Upon the occurrence of an Event of Default and at any time thereafter (unless cured or waived in each instance), Bank may, to the fullest extent permitted by and with such notice as may be required by Governing Law (Borrower hereby waiving any such required notice to the fullest extent permitted by Governing Law):

          (a) enter upon any property upon which the Collateral is located and take possession of, assemble, collect, and move any or all of the Collateral, or render such Collateral unusable, and store any of the Collateral at locations acceptable to Bank;

          (b) require Borrower to assemble any or all of the Collateral and make it available at a mutually convenient place designated by Bank so as to permit Bank to take possession of, move, or store, such Collateral;

          (c) sell, assign, or otherwise dispose of and deliver all or any part of the Collateral at public or private sale, for cash or on credit, to a wholesaler, retailer or user of each type of Collateral or at public auction;

          (d) bid and become purchaser at any public sale or auction of the Collateral;

          (e) perform any of the Obligations, and apply any Collateral or the proceeds therefrom to the payment of the Obligations in such order, priority and manner as Bank in its sole discretion may determine;

          (f) operate, consume, sell or dispose of any of the Collateral as Bank deems appropriate for the purpose of partially satisfying or fully satisfying any or all of the Obligations;

          (g) transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations;

          (h) make any compromise or settlement which Bank may deem desirable or proper with respect to any of the Collateral or any controversies or disputes relating to the Collateral, and release any of the Collateral and any persons liable on any of the Collateral;

          (i) endorse and deliver evidences of title, and receive, enforce and collect by legal action or otherwise all or any portion of the Collateral; and

          (j) enforce, adjust and receive payment or performance in connection with any insurance claims, claims for breach of warranty, claims under any letters of credit, instruments, documents of title, chattel paper or contracts and similar matters concerning any of the Collateral.

     10. No Responsibility: Borrower acknowledges that Bank has no responsibility for, and does not assume any of, Borrower's obligations or duties under any agreement, document of title, instrument, general intangible or other contract or obligation relating to the Collateral. Bank shall have no duty or obligation whatsoever to make or give any presentments, demands for performance, notices of nonperformance, notices of protest or notices of dishonor in connection with any of the Collateral or to take any other action to preserve, protect or defend any of the Collateral or to preserve any value or utility of any of the Collateral, except to the extent required by Governing Law (Borrower hereby waiving any such required notices or actions to the fullest extent permitted by Governing Law).

     11. No Waiver by Bank, Etc.: The Bank shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Bank. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Bank with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively, or concurrently at such time or at such times as the Bank deems expedient.

     12. Waivers by Borrower: To the fullest extent permitted under Governing Law, the Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of Loans made, credit extended, Collateral received or delivered, the issuance of one or more Letters of Credit or payments made pursuant thereto or pursuant to the Prior Letters of Credit, or other action taken in reliance hereon, and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange, or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising, or adjusting of any thereof, all in such manner and at such time or times as the Bank may deem advisable. The Bank shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 21. The Borrower further waives any and all other suretyship defenses available under Governing Law.

     13. Notices: All notices and other communications provided for under this Agreement shall be in writing (including facsimile transmissions) and mailed or transmitted or delivered, if to the Borrower, at its address at 100 22nd Avenue, Brookings, South Dakota 57006, Attention: Bruce Jamerson, and if to the Bank, at its address at 1620 Dodge Street, STOP 1050, Omaha, Nebraska 68197, Attention:
Natalie E. Mason; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 13. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the U.S. mail and addressed as aforesaid, except that notices to the Bank pursuant to the provisions of this Section 13 shall not be effective until received by the Bank.

     14. Successors and Assigns: The terms of this Agreement shall be binding upon and inure to the benefit of the successors-in-interest and assigns of Borrower and Bank; provided that Borrower may not assign its rights or obligations under this Agreement by contract, operation of law, or otherwise without the prior written consent of Bank, which may be withheld in Bank's sole discretion.

     15. Time is of the Essence: Time is an essential element to the performance of each term of this Agreement.

     16. Headings: All headings appearing in this Agreement are for convenience of reference only and shall be disregarded in construing this Agreement.

     17. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nebraska without giving effect to any choice or conflict of law provision or rule (whether of the State of Nebraska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nebraska (the "Governing Law").

     18. Miscellaneous: The rights and remedies of Bank under this Agreement are cumulative, and no exercise of any right or remedy shall preclude the exercise of any other right or remedy or the later exercise of the same right or remedy. Waivers and approvals under this Agreement shall be in writing and unless otherwise expressly stated, waivers and approvals shall apply only to the specific circumstance addressed. Notwithstanding any other provision of this Agreement, Bank shall not be deemed to have accepted any property other than cash in satisfaction of any Obligation unless Bank shall make an express written election of said remedy under Governing Law.

     19. Amendment: This Agreement shall not be amended or modified in any way except by a written instrument executed by Bank and Borrower.

     20. Severability: In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect under Governing Law, such invalidity, illegality or unenforceability, at the option of Bank, shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If the Security Interest is invalid or unenforceable as to any portion of the Obligations or the Collateral, all payments made on the Obligations, whether voluntary or under foreclosure or other enforcement action or procedure, shall be applied first to the full payment of that portion of the Obligations not secured or not fully secured by the Collateral.

     21. Bank's Duty of Care: Bank's duty of care with respect to Collateral in its possession shall be deemed fulfilled if Bank exercises ordinary care in physically safekeeping and preserving such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, Bank exercises ordinary care in the selection of the bailee or other third person.

     22. Preservation of Rights: Bank shall not be obligated to preserve any rights Borrower may have against other parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application, except as otherwise expressly provided herein.

     23. Jury Trial Waiver: THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT. NO EMPLOYEE OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THE TERMS AND PROVISIONS OF THIS SECTION OF THIS AGREEMENT.

     24. Submission to Jurisdiction; Venue: Borrower submits to the jurisdiction of any state or federal court sitting in Omaha, Nebraska, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Borrower also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Borrower waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of Bank. Borrower agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. Borrower hereby waives any rights it may have to transfer or change the venue of any suit, action or other proceeding brought against Borrower by Bank in accordance with this Section or in connection with this Agreement.

     IN WITNESS WHEREOF, Borrower has caused this Agreement to be executed and delivered to Bank as of the date set forth above.

                                        "Borrower"

                                        VERASUN ENERGY CORPORATION,
                                        a South Dakota corporation


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                   EXHIBIT "A"

                             PERFECTION CERTIFICATE

                             Perfection Certificate
                           (UCC Financing Statements)

     The undersigned, the ___________ of VERASUN ENERGY CORPORATION, a South Dakota corporation (the "Company"), hereby certifies on behalf of the Company, with reference to a certain Security Agreement dated as of the same date hereof (Capitalized terms used herein shall have the meaning ascribed to such terms in the Security Agreement) between the Company and First National Bank of Omaha, a national banking association (the "Bank"), to the Bank as follows:

1. NAME. The exact legal name of the Company as that name appears on its Articles or Certificate of Organization is as follows:

     VERASUN ENERGY CORPORATION

2. OTHER IDENTIFYING FACTORS.

(a) The following is the mailing address of the Company:

     VERASUN ENERGY CORPORATION
     100 22ND AVENUE
     BROOKINGS, SOUTH DAKOTA 57006

(b) If different from its mailing address, the Company's place of business or, if more than one, its chief executive office is located at the following address:

Address: _______________________________

City: __________________________________

County: ________________________________

State: _________________________________

Zip Code: ______________________________

(c) The following is the type of organization of the Company:

     CORPORATION

(d) The following is the jurisdiction of the Company's organization:

     SOUTH DAKOTA

(e) The following is the Company's state issued organizational identification number [state "None" if the state does not issue such a number]: DB050019

3. OTHER NAMES, ETC.

(a) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

(b) Attached to the Agreement as Schedule 1 is the information required in section 2 for any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

4. OTHER CURRENT LOCATIONS. The following are all other locations in the United States of America in which the Company maintains any of its Collateral or any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:

Address: _______________________________

City: __________________________________

County: ________________________________

State: _________________________________

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 21st day of December, 2005.

                                        VERASUN ENERGY CORPORATION,
                                        A SOUTH DAKOTA CORPORATION


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "I"

                           AURORA SUBSIDIARY GUARANTY

                                 [See Attached]

                                                                       EXHIBIT I

                               SUBSIDIARY GUARANTY

     This Subsidiary Guaranty ("Guaranty"), made this 21st day of December, 2005, by VERASUN AURORA CORPORATION, a South Dakota corporation (hereinafter referred to as "Guarantor"), whose mailing address is 100 22nd Avenue, Brookings, South Dakota 57006, for the benefit of FIRST NATIONAL BANK OF OMAHA, a national banking association (hereinafter referred to as the "Bank"), whose mailing address is 1620 Dodge Street, STOP 1050, Omaha, Nebraska 68197.

                                    RECITALS

     WHEREAS, Guarantor is a wholly owned subsidiary of VeraSun Energy Corporation, a South Dakota corporation (the "Borrower"); and

     WHEREAS, the Borrower has entered into a Revolving Credit Agreement with Bank of even date herewith (as amended, restated or otherwise modified from time to time, the "Credit Agreement") pursuant to which Borrower has undertaken certain covenants and has executed and delivered to Bank an Operating Note of even date herewith by the Borrower payable to the order of the Bank in the total principal amount of Thirty Million Dollars ($30,000,000.00) the proceeds of which may be drawn upon by the Borrower, for the purposes provided for in the Credit Agreement, in accordance with and subject to the terms and restrictions contained in the Credit Agreement (the "Note"); and

     WHEREAS, Bank has agreed to provide a Letter of Credit Facility, as defined in the Credit Agreement, for the benefit of Borrower, whereby Bank, at Borrower's request and subject to compliance with the terms and provisions of the Credit Agreement, will issue one or more Letters of Credit, as defined in the Credit Agreement, in an aggregate principal amount outstanding not to exceed Ten Million and No/100ths Dollars ($10,000,000.00), on behalf of Borrower, Guarantor or other Subsidiaries, in accordance with and subject to the terms and provisions of the Credit Agreement; and

     WHEREAS, Section 2.09 of the Credit Agreement provides that the purposes of the Credit Agreement include providing the Borrower and the Subsidiaries, including the Guarantor, with access to (a) operating funds and (b) Letters of Credit for operating purposes; and

     WHEREAS, Bank has, at Guarantor's previous request, issued letters of credit for the benefit of certain third-party creditors of the Borrower, the Guarantor or another Restricted Subsidiary on or prior to the date hereof (the "Prior Letters of Credit"); and

     WHEREAS, to induce the Bank to enter into the Credit Agreement with the Borrower and as a condition precedent to the Bank's obligations under the Credit Agreement, Guarantor has agreed with the Bank to guarantee to the Bank the Borrower's full and timely performance of all of its covenants, undertakings and obligations under the provisions of the Credit Agreement, the Note, the Prior Letters of Credit, the Letters of Credit and any other Loan Documents (as defined in the Credit Agreement) (this Guaranty, the Credit Agreement, the Note, the Prior

Letters of Credit, the Letters of Credit and any other Loan Documents, including any extensions, modifications, revisions, replacements or restatements thereof, are herein collectively referred to as the "Guaranty Documents"); and

     WHEREAS, in entering into the Credit Agreement with the Borrower, the Bank is relying upon Guarantor's agreements and undertakings, as set forth in the provisions of this Guaranty.

     NOW, THEREFORE, for and in consideration of the Bank's agreement to enter into the Credit Agreement with the Borrower, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:

     SECTION 1. DEFINITIONS. Capitalized terms used in this Guaranty, including its preamble and recitals, and not otherwise defined herein, shall have the meaning ascribed thereto in the Credit Agreement.

     SECTION 2. GUARANTY.

     2.1. Guarantor hereby unconditionally and irrevocably guarantees to the
Bank:

          2.1.1. The due and punctual payment in full (and not merely the collectibility) of the principal sum due under the Note and all interest and any and all other sums now or hereafter accruing thereon, in each case when due and payable, whether on any specific payment date or at the stated or accelerated maturity of any or all of the Obligations, or otherwise, all in accordance with the provisions of the Guaranty Documents; and

          2.1.2. The due and punctual payment in full (and not merely the collectibility) of any sums due and payable to Bank as reimbursement for Bank's payment of any draw request under any Letter of Credit, including but not limited to the Prior Letters of Credit, and all interest and any and all other sums now or hereafter accruing thereon, in each case when due and payable, all in accordance with the provisions of the Guaranty Documents; and

          2.1.3. The due and punctual payment in full (and not merely the collectibility) of each other sum or charge that at any time becomes due and payable in accordance with the provisions of any other Guaranty Documents; and

          2.1.4. The due and punctual performance (and not merely the enforceability) of all of the Borrower's other obligations under the provisions of the Guaranty Documents; and

          2.1.5. The due and punctual payment in full (and not merely the collectibility) of any and all loss, damages, or expenses incurred by the Bank and arising out of any default by the Borrower in performing any of its obligations under any of the Guaranty Documents.

     2.2. If the Borrower fails duly and punctually to pay any of such sum(s), the Guarantor shall forthwith pay the same, together with interest thereon from the date on which payment thereof by the Borrower became due at the Default Rate of Interest, as provided in the Note with respect to the Borrower.

     SECTION 3. SECURITY. The Guarantor's obligations hereunder shall be secured by (a) the Subsidiary Security Agreement dated the same date hereof executed and delivered to the Bank by the Guarantor in the form attached hereto as Exhibit "A" and incorporated herein by this reference and (b) the Control Agreement dated the same date hereof executed and delivered to the Bank by the Guarantor in the form attached hereto as Exhibit "B" and incorporated herein by this reference.

     SECTION 4. CERTAIN RIGHTS OF BANK. The Bank may, in the exercise of its sole and absolute discretion without providing notice to, or obtaining the consent of, Guarantor, and without in any way releasing, altering, or impairing any of Guarantor's obligations and liabilities under this Guaranty, from time to time:

     4.1. Waive compliance with or any default occurring under, or grant any other indulgence with respect to, any of the Guaranty Documents;

     4.2. Modify, revise, replace or otherwise supplement any of the provisions of the Guaranty Documents other than this Guaranty;

     4.3. Grant any extension or renewal of or with respect to any of the Guaranty Documents, and/or effect any release, compromise, or settlement in connection therewith;

     4.4. Advance any sum if the Bank deems it necessary or advisable in its reasonable credit judgment to perform any term or covenant, or satisfy any condition, set forth in the provisions of any of the Guaranty Documents;

     4.5. Assign or otherwise transfer all or any portion of any of the Guaranty Documents or any interest of the Bank therein and Guarantor agrees not to assert against any such assignee or assignee's assigns, any defense, set-off, recoupment claim or counterclaim which Guarantor has or may at any time have against Bank for any reason whatsoever, except for payment of the Obligations. Guarantor agrees that if Guarantor receives written notice of an assignment from Bank, Guarantor will pay all amounts payable under this Guaranty to such assignee or as instructed by Bank. Guarantor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Bank or assignee;

     4.6. Deal in all respects with the Borrower as if this Guaranty were not in effect; and

     4.7. Agree to the substitution, sale, transfer, exchange, release or other disposition of any or all of the Collateral or any of the Guaranty Documents.

     SECTION 5. LIABILITY OF GUARANTOR.

     5.1. Guarantor's liability under the provisions of this Guaranty (a) shall be primary, direct, unconditional, irrevocable and immediate, and (b) shall not be conditioned or contingent upon the Bank's pursuit of any remedy that it has, or may have, against the Borrower or any other person with respect to any of the Guaranty Documents, pursuant to the provisions thereof or at law or in equity, or of the adequacy of any consideration or security given therefore or in connection therewith, or of any other circumstance that might otherwise constitute a legal or equitable discharge of a surety or a guarantor under applicable law. To the extent permitted by applicable law, Guarantor hereby waives any and all defenses at law or in equity that may be available to such Guarantor by virtue of any such circumstance.

     5.2. Without limiting the generality of the foregoing provisions of this
Section 5, the Bank shall not be required (a) to make any demand of the Borrower or any other person, or (b) otherwise to pursue or exhaust its remedies against the Borrower or any other person or against any or all of the Collateral (including any other property by which the Obligations may hereafter in any manner be secured), before, simultaneously with, or after enforcing any of the Bank's rights and remedies under this Guaranty against Guarantor. Any one or more successive and/or concurrent actions may be brought hereon against Guarantor, either as part of any action brought against the Borrower, or in one or more separate actions, as often as the Bank deems advisable in the exercise of its sole and absolute discretion.

     5.3. Guarantor's liability under the provisions of this Guaranty shall continue after any assignment or transfer by the Borrower or the Bank of any of its rights under any of the Guaranty Documents or in the Collateral.

     SECTION 6. GUARANTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Guarantor hereby represents, warrants, and covenants to the Bank as follows,

          6.1.1. The Guarantor is duly authorized to (a) execute and deliver this Guaranty and each of the Guaranty Documents executed or to be executed by the Guarantor, (b) perform the covenants herein and therein contained,
     (c) consummate the transactions contemplated hereby and thereby; and all required actions in respect to the foregoing have been taken;

          6.1.2. The execution, delivery, and performance of this Guaranty will not (a) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Guarantor; (b) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which Guarantor is a party or by which Guarantor or Guarantor's properties may be bound or affected; or (c) result in, or require, the creation or imposition of any encumbrance, upon or with respect to any of the properties now owned or hereafter acquired by Guarantor (except in favor of the Bank);

          6.1.3. This Guaranty, and each of the Guaranty Documents executed by the Guarantor, is the legal, valid, and binding obligation of the Guarantor, and enforceable against the Guarantor in accordance with the terms hereof and thereof except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally;

          6.1.4. No information, exhibit, or report furnished by the Guarantor in connection with the negotiation of any of the Guaranty Documents contained any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not materially misleading;

          6.1.5. There is no pending or, to the Guarantor's knowledge, threatened action or proceeding against or affecting the Guarantor before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Guarantor or the ability of the Guarantor to perform its obligation under the Guaranty Documents to which it is a party; and

          6.1.6. The Guarantor is not in default in any material respect with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, applicable to, or with jurisdiction over, Guarantor.

     SECTION 7. WAIVERS.

     7.1. Guarantor hereby expressly waives, to the fullest extent permitted under applicable law:

          7.1.1. Presentment and demand for payment of any sum(s) payable under the provisions of the Guaranty Documents and all extensions, modifications, revisions, replacements and restatements thereof, and protest of any nonpayment thereof;

          7.1.2. Notice of acceptance of this Guaranty and of such presentment, demand and protest;

          7.1.3. Notice of any default under this Guaranty or under the provisions of any of the Guaranty Documents and all extensions, modifications, revisions, replacements and restatements thereof, and of any indulgence with respect thereto;

          7.1.4. Demand for observance or performance, and enforcement, of any of the terms or conditions of this Guaranty, and/or any of the other Guaranty Documents and all extensions, modifications, revisions, replacements and restatements thereof;

          7.1.5. Any and all other notices and demands that may otherwise be required by law to be given or made; and

          7.1.6. ANY AND ALL RIGHTS THAT SUCH GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY.

     7.2. Guarantor hereby expressly agrees that if this Guaranty is enforced by suit or otherwise, or if the Bank exercises any of its rights or remedies under the provisions of any of the Guaranty Documents upon any default by the Borrower in performing any of its obligations thereunder, the Guarantor will reimburse the Bank, upon demand, for any and all reasonable out-of-pocket expenses that it incurs in connection therewith (including, by way of example rather than of limitation, reasonable attorneys' fees and costs).

     7.3. If any payment applied by the Bank to the Obligations is thereafter set aside, recovered, rescinded, or required to be returned for any reason (including without limitation, the bankruptcy, insolvency, or reorganization of the Borrower or any other person or entity) the Obligations to which such payment was applied shall for purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as fully as if such application had not been made.

     SECTION 8. BANKRUPTCY OR INSOLVENCY.

     8.1. Anything contained in any of the provisions of this Guaranty or any of the other Guaranty Documents to the contrary notwithstanding, the Bank may, in the exercise of its sole and absolute discretion, accelerate the debt evidenced and secured by the Guaranty Documents, if any of the following events shall occur:

          8.1.1. Guarantor (a) applies for or consents to the appointment of a receiver, trustee, or liquidator of Guarantor or of all or a substantial part of Guarantor's assets, (b) files a voluntary petition in bankruptcy, or admits in writing inability to pay Guarantor's debts as they come due,
     (c) makes an assignment for the benefit of creditors, (d) files a petition or an answer seeking a reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, or (e) files an answer admitting the material allegations of a petition filed against Guarantor in any bankruptcy, reorganization, or insolvency proceeding; or

          8.1.2. (a) An order, judgment or decree is entered by any court of competent jurisdiction adjudicating Guarantor a bankrupt or an insolvent, or approving a petition seeking such a reorganization, or appointing a receiver, trustee, or liquidator of Guarantor or of all or a substantial part of Guarantor's assets, or (b) there otherwise commences, with respect to Guarantor or any of Guarantor's assets, any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership, or like law or statute, and if in either case such order, judgment, decree or proceeding continues unstayed for a period of sixty
     (60) consecutive days.

     8.2. Nothing in the provisions of this Section 8 shall be deemed in any way to alter or impair any right that the Bank may have under the provisions of the Note, the Prior Letters of Credit, the Letters of Credit or any of the other Guaranty Documents to accelerate any debt or obligation on the occurrence of any default or other event provided therein and entitling the Bank to accelerate such debt or obligation, whether or not relating to Guarantor.

     SECTION 9. CERTAIN RIGHTS OF GUARANTOR.

     9.1. If Guarantor advances, or at this time has advanced, any sum to the Borrower, or if the Borrower in any other manner is, or becomes, indebted to Guarantor, such sum and debt shall be subordinate in all respects to any and all amounts now or hereafter due and owing to the Bank under the provisions of any of the Guaranty Documents.

     9.2. Anything contained in any provisions of this Guaranty, the Guaranty Documents, or applicable law to the contrary notwithstanding, the Guarantor shall not have any right of subrogation in or to any of the Bank's rights under the provisions of this Guaranty, the Note, the Prior Letters of Credit, the Letters of Credit or any of the other Guaranty Documents unless and until all amounts now or hereafter owed to the Bank as guaranteed hereunder and under the provisions of the Note, the Prior Letters of Credit, the Letters of Credit and all of the other Guaranty Documents (including, by way of example rather than of limitation, the entire principal of the Obligations and any and all interest accruing thereon, regardless of whether, at the time in question, any one or more installments thereof are not yet due and payable under the provisions of the Note) are paid in full.

     SECTION 10. EFFECT OF THIS GUARANTY. Guarantor hereby represents and warrants to the Bank that such Guarantor (a) is a wholly owned subsidiary of the Borrower; (b) will be directly and materially benefited by the Loans by receiving or having access to, in accordance with the terms and provisions of the Credit Agreement, additional operating funds from Borrower as a result of such Loans; (c) will be directly and materially benefited by the Letter of Credit Facility by receiving or having access to, in accordance with the terms and provisions of the Credit Agreement, Letters of Credit for the Guarantor's operations; (d) has examined, or has had an opportunity to examine, this Guaranty, the Credit Agreement, the Note, the Prior Letters of Credit, the Letters of Credit, the Security Agreement, the Subsidiary Security Agreement, the Control Agreements, and each of the other Guaranty Documents; and (e) is represented, and in the negotiations of the terms and provisions of this Guaranty and the Guaranty Documents has been represented, by counsel of Guarantor's own selection relating to the terms and provisions thereof.

     SECTION 11. NOTICES, ETC. All notices and other communications provided for under this Guaranty and under the other Guaranty Documents to which the Guarantor is a party shall be in writing (including facsimile transmissions) and mailed or transmitted or delivered, if to the Guarantor, at its address at 100 22nd Avenue, Brookings, South Dakota 57006, Attention: Bruce Jamerson, and if to the Bank, at its address at 1620 Dodge Street, STOP 1050, Omaha, Nebraska 68197,
Attention: Natalie E. Mason; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the U.S. mail and addressed as aforesaid, except that notices to the Bank pursuant to the provisions of this Section 11 shall not be effective until received by the Bank.

     SECTION 12. GENERAL.

     12.1. Amendment. This Guaranty may be amended or supplemented only by an instrument executed and delivered by Guarantor and the Bank.

     12.2. Waiver. No party hereto shall be deemed to have waived the exercise of any right which it holds under this Guaranty, unless that waiver is made expressly and in writing (and no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.

     12.3. Applicable Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Nebraska without giving effect to any choice or conflict of law provision or rule (whether of the State of Nebraska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nebraska.

     12.4. Submission to Jurisdiction; Venue. To induce the Bank to enter into this Guaranty, the Guarantor irrevocably agrees that, subject to the Bank's sole and absolute election, all suits, actions or other proceedings in any way, manner or respect, arising out of or from or related to this Guaranty, the Credit Agreement, the Note, the Prior Letters of Credit, the Letters of Credit, the Security Agreement, the Control Agreement, or any of the other Guaranty Documents, shall be subject to litigation in courts having situs within Nebraska. The Guarantor hereby consents and submits to the jurisdiction of any local, state, or federal court located within the State of Nebraska. The Guarantor hereby waives any rights it may have to transfer or change the venue of any suit, action or other proceeding brought against the Guarantor by the Bank in accordance with this Section or in connection with this Guaranty.

     12.5. Time of Essence. Time shall be of the essence of this Guaranty.

     12.6. Headings. The headings of the sections, subsections, paragraphs, and subparagraphs of this Guaranty are provided herein, for and only for, convenience of reference, and shall not be considered in construing their contents.

     12.7. Construction. As used in this Guaranty, (a) the term "person" means a natural person, a trustee, a corporation, a partnership, a limited liability company, and any other form of legal entity; and (b) all references made (i) in the neuter, masculine, or feminine gender shall be deemed to have been made in all such genders; (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well; (iii) to any section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such section, subsection, paragraph or subparagraph of this Guaranty; and (iv) to the Guarantor, the Bank, or the Borrower shall be deemed to refer to each person hereinabove so named, and their respective heirs, personal representatives, successors and permitted assigns.

     12.8. Exhibits and Recitals. Each writing referred to in this Guaranty as being attached hereto as an exhibit or otherwise referred to herein or designated in this Guaranty, whether or not as an exhibit hereto, is hereby incorporated herein and made a part of this Guaranty. The recitals contained above are incorporated herein and made a part of this Guaranty by this reference.

     12.9. Severability. No determination by any court or governmental body that any provision of this Guaranty, or any amendment hereof, is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provisions, or (b) such provisions in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

     12.10. Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns hereunder, provided however, that Guarantor may not assign any of its obligations hereunder to any other person without the prior written consent of Bank, which consent may be withheld in the Bank's sole discretion.

     12.11. Complete Understanding. This Guaranty represents the complete understanding between the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, warranties, statements or agreements, either written or oral, between or among the parties hereto as to the same, except as the same may be included in one or more of the Guaranty Documents.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty and delivered this Guaranty to the Bank the day and year first above written.

                                        "Guarantor"

                                        VERASUN AURORA CORPORATION,
                                        a South Dakota corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT "A"

                          SUBSIDIARY SECURITY AGREEMENT

                               [See the attached.]

                                   EXHIBIT "B"

                                CONTROL AGREEMENT

                               [See the attached.]

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "J"

                        CHARLES CITY SUBSIDIARY GUARANTY

                                 [See Attached]

                                                                       EXHIBIT J

                               SUBSIDIARY GUARANTY

     This Subsidiary Guaranty ("Guaranty"), made this 21st day of December, 2005, by VERASUN CHARLES CITY, LLC, a Delaware limited liability company (hereinafter referred to as "Guarantor"), whose mailing address is 100 22nd Avenue, Brookings, South Dakota 57006, for the benefit of FIRST NATIONAL BANK OF OMAHA, a national banking association (hereinafter referred to as the "Bank"), whose mailing address is 1620 Dodge Street, STOP 1050, Omaha, Nebraska 68197.

                                    RECITALS

     WHEREAS, Guarantor is a wholly owned subsidiary of VeraSun Energy Corporation, a South Dakota corporation (the "Borrower"); and

     WHEREAS, the Borrower has entered into a Revolving Credit Agreement with Bank of even date herewith (as amended, restated or otherwise modified from time to time, the "Credit Agreement") pursuant to which Borrower has undertaken certain covenants and has executed and delivered to Bank an Operating Note of even date herewith by the Borrower payable to the order of the Bank in the total principal amount of Thirty Million Dollars ($30,000,000.00) the proceeds of which may be drawn upon by the Borrower, for the purposes provided for in the Credit Agreement, in accordance with and subject to the terms and restrictions contained in the Credit Agreement (the "Note"); and

     WHEREAS, Bank has agreed to provide a Letter of Credit Facility, as defined in the Credit Agreement, for the benefit of Borrower, whereby Bank, at Borrower's request and subject to compliance with the terms and provisions of the Credit Agreement, will issue one or more Letters of Credit, as defined in the Credit Agreement, in an aggregate principal amount outstanding not to exceed Ten Million and No/100ths Dollars ($10,000,000.00), on behalf of Borrower, Guarantor or other Subsidiaries, in accordance with and subject to the terms and provisions of the Credit Agreement; and

     WHEREAS, Section 2.09 of the Credit Agreement provides that the purposes of the Credit Agreement include providing the Borrower and the Subsidiaries, including the Guarantor, with access to (a) operating funds and (b) Letters of Credit for operating purposes; and

     WHEREAS, to induce the Bank to enter into the Credit Agreement with the Borrower and as a condition precedent to the Bank's obligations under the Credit Agreement, Guarantor has agreed with the Bank to guarantee to the Bank the Borrower's full and timely performance of all of its covenants, undertakings and obligations under the provisions of the Credit Agreement, the Note, the Letters of Credit and any other Loan Documents (as defined in the Credit Agreement) (this Guaranty, the Credit Agreement, the Note, the Letters of Credit and any other Loan Documents, including any extensions, modifications, revisions, replacements or restatements thereof, are herein collectively referred to as the "Guaranty Documents"); and

     WHEREAS, in entering into the Credit Agreement with the Borrower, the Bank is relying upon Guarantor's agreements and undertakings, as set forth in the provisions of this Guaranty.

     NOW, THEREFORE, for and in consideration of the Bank's agreement to enter into the Credit Agreement with the Borrower, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:

     SECTION 1. DEFINITIONS. Capitalized terms used in this Guaranty, including its preamble and recitals, and not otherwise defined herein, shall have the meaning ascribed thereto in the Credit Agreement.

     SECTION 2. GUARANTY.

     2.1. Guarantor hereby unconditionally and irrevocably guarantees to the
Bank:

          2.1.1. The due and punctual payment in full (and not merely the collectibility) of the principal sum due under the Note and all interest and any and all other sums now or hereafter accruing thereon, in each case when due and payable, whether on any specific payment date or at the stated or accelerated maturity of any or all of the Obligations, or otherwise, all in accordance with the provisions of the Guaranty Documents; and

          2.1.2. The due and punctual payment in full (and not merely the collectibility) of any sums due and payable to Bank as reimbursement for Bank's payment of any draw request under any Letter of Credit and all interest and any and all other sums now or hereafter accruing thereon, in each case when due and payable, all in accordance with the provisions of the Guaranty Documents; and

          2.1.3. The due and punctual payment in full (and not merely the collectibility) of each other sum or charge that at any time becomes due and payable in accordance with the provisions of any other Guaranty Documents; and

          2.1.4. The due and punctual performance (and not merely the enforceability) of all of the Borrower's other obligations under the provisions of the Guaranty Documents; and

          2.1.5. The due and punctual payment in full (and not merely the collectibility) of any and all loss, damages, or expenses incurred by the Bank and arising out of any default by the Borrower in performing any of its obligations under any of the Guaranty Documents.

     2.2. If the Borrower fails duly and punctually to pay any of such sum(s), the Guarantor shall forthwith pay the same, together with interest thereon from the date on which payment thereof by the Borrower became due at the Default Rate of Interest, as provided in the Note with respect to the Borrower.

     SECTION 3. SECURITY. The Guarantor's obligations hereunder shall be secured by (a) the Subsidiary Security Agreement dated the same date hereof executed and delivered to the Bank by the Guarantor in the form attached hereto as Exhibit "A" and incorporated herein by this reference and (b) the Control Agreement dated the same date hereof executed and delivered to the Bank by the Guarantor in the form attached hereto as Exhibit "B" and incorporated herein by this reference.

     SECTION 4. CERTAIN RIGHTS OF BANK. The Bank may, in the exercise of its sole and absolute discretion without providing notice to, or obtaining the consent of, Guarantor, and without in any way releasing, altering, or impairing any of Guarantor's obligations and liabilities under this Guaranty, from time to time:

     4.1. Waive compliance with or any default occurring under, or grant any other indulgence with respect to, any of the Guaranty Documents;

     4.2. Modify, revise, replace or otherwise supplement any of the provisions of the Guaranty Documents other than this Guaranty;

     4.3. Grant any extension or renewal of or with respect to any of the Guaranty Documents, and/or effect any release, compromise, or settlement in connection therewith;

     4.4. Advance any sum if the Bank deems it necessary or advisable in its reasonable credit judgment to perform any term or covenant, or satisfy any condition, set forth in the provisions of any of the Guaranty Documents;

     4.5. Assign or otherwise transfer all or any portion of any of the Guaranty Documents or any interest of the Bank therein and Guarantor agrees not to assert against any such assignee or assignee's assigns, any defense, set-off, recoupment claim or counterclaim which Guarantor has or may at any time have against Bank for any reason whatsoever, except for payment of the Obligations. Guarantor agrees that if Guarantor receives written notice of an assignment from Bank, Guarantor will pay all amounts payable under this Guaranty to such assignee or as instructed by Bank. Guarantor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Bank or assignee;

     4.6. Deal in all respects with the Borrower as if this Guaranty were not in effect; and

     4.7. Agree to the substitution, sale, transfer, exchange, release or other disposition of any or all of the Collateral or any of the Guaranty Documents.

     SECTION 5. LIABILITY OF GUARANTOR.

     5.1. Guarantor's liability under the provisions of this Guaranty (a) shall be primary, direct, unconditional, irrevocable and immediate, and (b) shall not be conditioned or contingent upon the Bank's pursuit of any remedy that it has, or may have, against the Borrower or any other person with respect to any of the Guaranty Documents, pursuant to the provisions thereof or at law or in equity, or of the adequacy of any consideration or security given therefore or in connection therewith, or of any other circumstance that might otherwise constitute a legal or equitable discharge of a surety or a guarantor under applicable law. To the extent permitted by applicable law, Guarantor hereby waives any and all defenses at law or in equity that may be available to such Guarantor by virtue of any such circumstance.

     5.2. Without limiting the generality of the foregoing provisions of this
Section 5, the Bank shall not be required (a) to make any demand of the Borrower or any other person, or (b) otherwise to pursue or exhaust its remedies against the Borrower or any other person or against any or all of the Collateral (including any other property by which the Obligations may hereafter in any manner be secured), before, simultaneously with, or after enforcing any of the Bank's rights and remedies under this Guaranty against Guarantor. Any one or more successive and/or concurrent actions may be brought hereon against Guarantor, either as part of any action brought against the Borrower, or in one or more separate actions, as often as the Bank deems advisable in the exercise of its sole and absolute discretion.

     5.3. Guarantor's liability under the provisions of this Guaranty shall continue after any assignment or transfer by the Borrower or the Bank of any of its rights under any of the Guaranty Documents or in the Collateral.

     SECTION 6. GUARANTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Guarantor hereby represents, warrants, and covenants to the Bank as follows,

          6.1.1. The Guarantor is duly authorized to (a) execute and deliver this Guaranty and each of the Guaranty Documents executed or to be executed by the Guarantor, (b) perform the covenants herein and therein contained,
     (c) consummate the transactions contemplated hereby and thereby; and all required actions in respect to the foregoing have been taken;

          6.1.2. The execution, delivery, and performance of this Guaranty will not (a) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Guarantor; (b) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which Guarantor is a party or by which Guarantor or Guarantor's properties may be bound or affected; or (c) result in, or require, the creation or imposition of any encumbrance, upon or with respect to any of the properties now owned or hereafter acquired by Guarantor (except in favor of the Bank);

          6.1.3. This Guaranty, and each of the Guaranty Documents executed by the Guarantor, is the legal, valid, and binding obligation of the Guarantor, and enforceable against the Guarantor in accordance with the terms hereof and thereof except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally;

          6.1.4. No information, exhibit, or report furnished by the Guarantor in connection with the negotiation of any of the Guaranty Documents contained any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not materially misleading;

          6.1.5. There is no pending or, to the Guarantor's knowledge, threatened action or proceeding against or affecting the Guarantor before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Guarantor or the ability of the Guarantor to perform its obligation under the Guaranty Documents to which it is a party; and

          6.1.6. The Guarantor is not in default in any material respect with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, applicable to, or with jurisdiction over, Guarantor.

     SECTION 7. WAIVERS.

     7.1. Guarantor hereby expressly waives, to the fullest extent permitted under applicable law:

          7.1.1. Presentment and demand for payment of any sum(s) payable under the provisions of the Guaranty Documents and all extensions, modifications, revisions, replacements and restatements thereof, and protest of any nonpayment thereof;

          7.1.2. Notice of acceptance of this Guaranty and of such presentment, demand and protest;

          7.1.3. Notice of any default under this Guaranty or under the provisions of any of the Guaranty Documents and all extensions, modifications, revisions, replacements and restatements thereof, and of any indulgence with respect thereto;

          7.1.4. Demand for observance or performance, and enforcement, of any of the terms or conditions of this Guaranty, and/or any of the other Guaranty Documents and all extensions, modifications, revisions, replacements and restatements thereof;

          7.1.5. Any and all other notices and demands that may otherwise be required by law to be given or made; and

          7.1.6. ANY AND ALL RIGHTS THAT SUCH GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY.

     7.2. Guarantor hereby expressly agrees that if this Guaranty is enforced by suit or otherwise, or if the Bank exercises any of its rights or remedies under the provisions of any of the Guaranty Documents upon any default by the Borrower in performing any of its obligations thereunder, the Guarantor will reimburse the Bank, upon demand, for any and all reasonable out-of-pocket expenses that it incurs in connection therewith (including, by way of example rather than of limitation, reasonable attorneys' fees and costs).

     7.3. If any payment applied by the Bank to the Obligations is thereafter set aside, recovered, rescinded, or required to be returned for any reason (including without limitation, the bankruptcy, insolvency, or reorganization of the Borrower or any other person or entity) the Obligations to which such payment was applied shall for purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as fully as if such application had not been made.

     SECTION 8. BANKRUPTCY OR INSOLVENCY.

     8.1. Anything contained in any of the provisions of this Guaranty or any of the other Guaranty Documents to the contrary notwithstanding, the Bank may, in the exercise of its sole and absolute discretion, accelerate the debt evidenced and secured by the Guaranty Documents, if any of the following events shall occur:

          8.1.1. Guarantor (a) applies for or consents to the appointment of a receiver, trustee, or liquidator of Guarantor or of all or a substantial part of Guarantor's assets, (b) files a voluntary petition in bankruptcy, or admits in writing inability to pay Guarantor's debts as they come due,
     (c) makes an assignment for the benefit of creditors, (d) files a petition or an answer seeking a reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, or (e) files an answer admitting the material allegations of a petition filed against Guarantor in any bankruptcy, reorganization, or insolvency proceeding; or

          8.1.2. (a) An order, judgment or decree is entered by any court of competent jurisdiction adjudicating Guarantor a bankrupt or an insolvent, or approving a petition seeking such a reorganization, or appointing a receiver, trustee, or liquidator of Guarantor or of all or a substantial part of Guarantor's assets, or (b) there otherwise commences, with respect to Guarantor or any of Guarantor's assets, any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership, or like law or statute, and if in either case such order, judgment, decree or proceeding continues unstayed for a period of sixty
     (60) consecutive days.

     8.2. Nothing in the provisions of this Section 8 shall be deemed in any way to alter or impair any right that the Bank may have under the provisions of the Note, the Letters of Credit or any of the other Guaranty Documents to accelerate any debt or obligation on the occurrence of any default or other event provided therein and entitling the Bank to accelerate such debt or obligation, whether or not relating to Guarantor.

     SECTION 9. CERTAIN RIGHTS OF GUARANTOR.

     9.1. If Guarantor advances, or at this time has advanced, any sum to the Borrower, or if the Borrower in any other manner is, or becomes, indebted to Guarantor, such sum and debt shall be subordinate in all respects to any and all amounts now or hereafter due and owing to the Bank under the provisions of any of the Guaranty Documents.

     9.2. Anything contained in any provisions of this Guaranty, the Guaranty Documents, or applicable law to the contrary notwithstanding, the Guarantor shall not have any right of subrogation in or to any of the Bank's rights under the provisions of this Guaranty, the Note, the Letters of Credit or any of the other Guaranty Documents unless and until all amounts now or hereafter owed to the Bank as guaranteed hereunder and under the provisions of the Note, the Letters of Credit and all of the other Guaranty Documents (including, by way of example rather than of limitation, the entire principal of the Obligations and any and all interest accruing thereon, regardless of whether, at the time in question, any one or more installments thereof are not yet due and payable under the provisions of the Note) are paid in full.

     SECTION 10. EFFECT OF THIS GUARANTY. Guarantor hereby represents and warrants to the Bank that such Guarantor (a) is a wholly owned subsidiary of the Borrower; (b) will be directly and materially benefited by the Loans by receiving or having access to, in accordance with the terms and provisions of the Credit Agreement, additional operating funds from Borrower as a result of such Loans; (c) will be directly and materially benefited by the Letter of Credit Facility by receiving or having access to, in accordance with the terms and provisions of the Credit Agreement, Letters of Credit for the Guarantor's operations; (d) has examined, or has had an opportunity to examine, this Guaranty, the Credit Agreement, the Note, the Letters of Credit, the Security Agreement, the Subsidiary Security Agreement, the Control Agreements, and each of the other Guaranty Documents; and (e) is represented, and in the negotiations of the terms and provisions of this Guaranty and the Guaranty Documents has been represented, by counsel of Guarantor's own selection relating to the terms and provisions thereof.

     SECTION 11. NOTICES, ETC. All notices and other communications provided for under this Guaranty and under the other Guaranty Documents to which the Guarantor is a party shall be in writing (including facsimile transmissions) and mailed or transmitted or delivered, if to the Guarantor, at its address at 100 22nd Avenue, Brookings, South Dakota 57006, Attention: Bruce Jamerson, and if to the Bank, at its address at 1620 Dodge Street, STOP 1050, Omaha, Nebraska 68197,
Attention: Natalie E. Mason; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the U.S. mail and addressed as aforesaid, except that notices to the Bank pursuant to the provisions of this Section 11 shall not be effective until received by the Bank.

     SECTION 12. GENERAL.

     12.1. Amendment. This Guaranty may be amended or supplemented only by an instrument executed and delivered by Guarantor and the Bank.

     12.2. Waiver. No party hereto shall be deemed to have waived the exercise of any right which it holds under this Guaranty, unless that waiver is made expressly and in writing (and no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.

     12.3. Applicable Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Nebraska without giving effect to any choice or conflict of law provision or rule (whether of the State of Nebraska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nebraska.

     12.4. Submission to Jurisdiction; Venue. To induce the Bank to enter into this Guaranty, the Guarantor irrevocably agrees that, subject to the Bank's sole and absolute election, all suits, actions or other proceedings in any way, manner or respect, arising out of or from or related to this Guaranty, the Credit Agreement, the Note, the Letters of Credit, the Security Agreement, the Control Agreement, or any of the other Guaranty Documents, shall be subject to litigation in courts having situs within Nebraska. The Guarantor hereby consents and submits to the jurisdiction of any local, state, or federal court located within the State of Nebraska. The Guarantor hereby waives any rights it may have to transfer or change the venue of any suit, action or other proceeding brought against the Guarantor by the Bank in accordance with this Section or in connection with this Guaranty.

     12.5. Time of Essence. Time shall be of the essence of this Guaranty.

     12.6. Headings. The headings of the sections, subsections, paragraphs, and subparagraphs of this Guaranty are provided herein, for and only for, convenience of reference, and shall not be considered in construing their contents.

     12.7. Construction. As used in this Guaranty, (a) the term "person" means a natural person, a trustee, a corporation, a partnership, a limited liability company, and any other form of legal entity; and (b) all references made (i) in the neuter, masculine, or feminine gender shall be deemed to have been made in all such genders; (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well; (iii) to any section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such section, subsection, paragraph or subparagraph of this Guaranty; and (iv) to the Guarantor, the Bank, or the Borrower shall be deemed to refer to each person hereinabove so named, and their respective heirs, personal representatives, successors and permitted assigns.

     12.8. Exhibits and Recitals. Each writing referred to in this Guaranty as being attached hereto as an exhibit or otherwise referred to herein or designated in this Guaranty, whether or not as an exhibit hereto, is hereby incorporated herein and made a part of this Guaranty. The recitals contained above are incorporated herein and made a part of this Guaranty by this reference.

     12.9. Severability. No determination by any court or governmental body that any provision of this Guaranty, or any amendment hereof, is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provisions, or (b) such provisions in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

     12.10. Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns hereunder, provided however, that Guarantor may not assign any of its obligations hereunder to any other person without the prior written consent of Bank, which consent may be withheld in the Bank's sole discretion.

     12.11. Complete Understanding. This Guaranty represents the complete understanding between the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, warranties, statements or agreements, either written or oral, between or among the parties hereto as to the same, except as the same may be included in one or more of the Guaranty Documents.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty and delivered this Guaranty to the Bank the day and year first above written.

                                        "Guarantor"

                                        VERASUN CHARLES CITY, LLC,
                                        a Delaware limited liability company


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT "A"

                          SUBSIDIARY SECURITY AGREEMENT

                               [See the attached.]

                                   EXHIBIT "B"

                                CONTROL AGREEMENT

                               [See the attached.]

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "K"

                         FORT DODGE SUBSIDIARY GUARANTY

                                 [See Attached]

                                                                       EXHIBIT K

                               SUBSIDIARY GUARANTY

     This Subsidiary Guaranty ("Guaranty"), made this 21st day of December, 2005, by VERASUN FORT DODGE, LLC, a Delaware limited liability company (hereinafter referred to as "Guarantor"), whose mailing address is 100 22nd Avenue, Brookings, South Dakota 57006, for the benefit of FIRST NATIONAL BANK OF OMAHA, a national banking association (hereinafter referred to as the "Bank"), whose mailing address is 1620 Dodge Street, STOP 1050, Omaha, Nebraska 68197.

                                    RECITALS

     WHEREAS, Guarantor is a wholly owned subsidiary of VeraSun Energy Corporation, a South Dakota corporation (the "Borrower"); and

     WHEREAS, the Borrower has entered into a Revolving Credit Agreement with Bank of even date herewith (as amended, restated or otherwise modified from time to time, the "Credit Agreement") pursuant to which Borrower has undertaken certain covenants and has executed and delivered to Bank an Operating Note of even date herewith by the Borrower payable to the order of the Bank in the total principal amount of Thirty Million Dollars ($30,000,000.00) the proceeds of which may be drawn upon by the Borrower, for the purposes provided for in the Credit Agreement, in accordance with and subject to the terms and restrictions contained in the Credit Agreement (the "Note"); and

     WHEREAS, Bank has agreed to provide a Letter of Credit Facility, as defined in the Credit Agreement, for the benefit of Borrower, whereby Bank, at Borrower's request and subject to compliance with the terms and provisions of the Credit Agreement, will issue one or more Letters of Credit, as defined in the Credit Agreement, in an aggregate principal amount outstanding not to exceed Ten Million and No/100ths Dollars ($10,000,000.00), on behalf of Borrower, Guarantor, or other Subsidiaries in accordance with and subject to the terms and provisions of the Credit Agreement; and

     WHEREAS, Section 2.09 of the Credit Agreement provides that the purposes of the Credit Agreement include providing the Borrower and the Subsidiaries, including the Guarantor, with access to (a) operating funds and (b) Letters of Credit for operating purposes; and

     WHEREAS, Bank has, at Guarantor's previous request, issued letters of credit for the benefit of certain third-party creditors of the Borrower, the Guarantor or another Restricted Subsidiary on or prior to the date hereof (the "Prior Letters of Credit"); and

     WHEREAS, to induce the Bank to enter into the Credit Agreement with the Borrower and as a condition precedent to the Bank's obligations under the Credit Agreement, Guarantor has agreed with the Bank to guarantee to the Bank the Borrower's full and timely performance of all of its covenants, undertakings and obligations under the provisions of the Credit Agreement, the Note, the Prior Letters of Credit, the Letters of Credit and any other Loan Documents (as defined in the Credit Agreement) (this Guaranty, the Credit Agreement, the Note, the Prior

Letters of Credit, the Letters of Credit and any other Loan Documents, including any extensions, modifications, revisions, replacements or restatements thereof, are herein collectively referred to as the "Guaranty Documents"); and

     WHEREAS, in entering into the Credit Agreement with the Borrower, the Bank is relying upon Guarantor's agreements and undertakings, as set forth in the provisions of this Guaranty.

     NOW, THEREFORE, for and in consideration of the Bank's agreement to enter into the Credit Agreement with the Borrower, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:

     SECTION 1. DEFINITIONS. Capitalized terms used in this Guaranty, including its preamble and recitals, and not otherwise defined herein, shall have the meaning ascribed thereto in the Credit Agreement.

     SECTION 2. GUARANTY.

     2.1. Guarantor hereby unconditionally and irrevocably guarantees to the
Bank:

          2.1.1. The due and punctual payment in full (and not merely the collectibility) of the principal sum due under the Note and all interest and any and all other sums now or hereafter accruing thereon, in each case when due and payable, whether on any specific payment date or at the stated or accelerated maturity of any or all of the Obligations, or otherwise, all in accordance with the provisions of the Guaranty Documents; and

          2.1.2. The due and punctual payment in full (and not merely the collectibility) of any sums due and payable to Bank as reimbursement for Bank's payment of any draw request under any Letter of Credit, including but not limited to the Prior Letters of Credit, and all interest and any and all other sums now or hereafter accruing thereon, in each case when due and payable, all in accordance with the provisions of the Guaranty Documents; and

          2.1.3. The due and punctual payment in full (and not merely the collectibility) of each other sum or charge that at any time becomes due and payable in accordance with the provisions of any other Guaranty Documents; and

          2.1.4. The due and punctual performance (and not merely the enforceability) of all of the Borrower's other obligations under the provisions of the Guaranty Documents; and

          2.1.5. The due and punctual payment in full (and not merely the collectibility) of any and all loss, damages, or expenses incurred by the Bank and arising out of any default by the Borrower in performing any of its obligations under any of the Guaranty Documents.

     2.2. If the Borrower fails duly and punctually to pay any of such sum(s), the Guarantor shall forthwith pay the same, together with interest thereon from the date on which payment thereof by the Borrower became due at the Default Rate of Interest, as provided in the Note with respect to the Borrower.

     SECTION 3. SECURITY. The Guarantor's obligations hereunder shall be secured by (a) the Subsidiary Security Agreement dated the same date hereof executed and delivered to the Bank by the Guarantor in the form attached hereto as Exhibit "A" and incorporated herein by this reference and (b) the Control Agreement dated the same date hereof executed and delivered to the Bank by the Guarantor in the form attached hereto as Exhibit "B" and incorporated herein by this reference.

     SECTION 4. CERTAIN RIGHTS OF BANK. The Bank may, in the exercise of its sole and absolute discretion without providing notice to, or obtaining the consent of, Guarantor, and without in any way releasing, altering, or impairing any of Guarantor's obligations and liabilities under this Guaranty, from time to time:

     4.1. Waive compliance with or any default occurring under, or grant any other indulgence with respect to, any of the Guaranty Documents;

     4.2. Modify, revise, replace or otherwise supplement any of the provisions of the Guaranty Documents other than this Guaranty;

     4.3. Grant any extension or renewal of or with respect to any of the Guaranty Documents, and/or effect any release, compromise, or settlement in connection therewith;

     4.4. Advance any sum if the Bank deems it necessary or advisable in its reasonable credit judgment to perform any term or covenant, or satisfy any condition, set forth in the provisions of any of the Guaranty Documents;

     4.5. Assign or otherwise transfer all or any portion of any of the Guaranty Documents or any interest of the Bank therein and Guarantor agrees not to assert against any such assignee or assignee's assigns, any defense, set-off, recoupment claim or counterclaim which Guarantor has or may at any time have against Bank for any reason whatsoever, except for payment of the Obligations. Guarantor agrees that if Guarantor receives written notice of an assignment from Bank, Guarantor will pay all amounts payable under this Guaranty to such assignee or as instructed by Bank. Guarantor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Bank or assignee;

     4.6. Deal in all respects with the Borrower as if this Guaranty were not in effect; and

     4.7. Agree to the substitution, sale, transfer, exchange, release or other disposition of any or all of the Collateral or any of the Guaranty Documents.

     SECTION 5. LIABILITY OF GUARANTOR.

     5.1. Guarantor's liability under the provisions of this Guaranty (a) shall be primary, direct, unconditional, irrevocable and immediate, and (b) shall not be conditioned or contingent upon the Bank's pursuit of any remedy that it has, or may have, against the Borrower or any other person with respect to any of the Guaranty Documents, pursuant to the provisions thereof or at law or in equity, or of the adequacy of any consideration or security given therefore or in connection therewith, or of any other circumstance that might otherwise constitute a legal or equitable discharge of a surety or a guarantor under applicable law. To the extent permitted by applicable law, Guarantor hereby waives any and all defenses at law or in equity that may be available to such Guarantor by virtue of any such circumstance.

     5.2. Without limiting the generality of the foregoing provisions of this
Section 5, the Bank shall not be required (a) to make any demand of the Borrower or any other person, or (b) otherwise to pursue or exhaust its remedies against the Borrower or any other person or against any or all of the Collateral (including any other property by which the Obligations may hereafter in any manner be secured), before, simultaneously with, or after enforcing any of the Bank's rights and remedies under this Guaranty against Guarantor. Any one or more successive and/or concurrent actions may be brought hereon against Guarantor, either as part of any action brought against the Borrower, or in one or more separate actions, as often as the Bank deems advisable in the exercise of its sole and absolute discretion.

     5.3. Guarantor's liability under the provisions of this Guaranty shall continue after any assignment or transfer by the Borrower or the Bank of any of its rights under any of the Guaranty Documents or in the Collateral.

     SECTION 6. GUARANTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Guarantor hereby represents, warrants, and covenants to the Bank as follows,

          6.1.1. The Guarantor is duly authorized to (a) execute and deliver this Guaranty and each of the Guaranty Documents executed or to be executed by the Guarantor, (b) perform the covenants herein and therein contained,
     (c) consummate the transactions contemplated hereby and thereby; and all required actions in respect to the foregoing have been taken;

          6.1.2. The execution, delivery, and performance of this Guaranty will not (a) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Guarantor; (b) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which Guarantor is a party or by which Guarantor or Guarantor's properties may be bound or affected; or (c) result in, or require, the creation or imposition of any encumbrance, upon or with respect to any of the properties now owned or hereafter acquired by Guarantor (except in favor of the Bank);

          6.1.3. This Guaranty, and each of the Guaranty Documents executed by the Guarantor, is the legal, valid, and binding obligation of the Guarantor, and enforceable against the Guarantor in accordance with the terms hereof and thereof except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally;

          6.1.4. No information, exhibit, or report furnished by the Guarantor in connection with the negotiation of any of the Guaranty Documents contained any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not materially misleading;

          6.1.5. There is no pending or, to the Guarantor's knowledge, threatened action or proceeding against or affecting the Guarantor before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Guarantor or the ability of the Guarantor to perform its obligation under the Guaranty Documents to which it is a party; and

          6.1.6. The Guarantor is not in default in any material respect with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, applicable to, or with jurisdiction over, Guarantor.

     SECTION 7. WAIVERS.

     7.1. Guarantor hereby expressly waives, to the fullest extent permitted under applicable law:

          7.1.1. Presentment and demand for payment of any sum(s) payable under the provisions of the Guaranty Documents and all extensions, modifications, revisions, replacements and restatements thereof, and protest of any nonpayment thereof;

          7.1.2. Notice of acceptance of this Guaranty and of such presentment, demand and protest;

          7.1.3. Notice of any default under this Guaranty or under the provisions of any of the Guaranty Documents and all extensions, modifications, revisions, replacements and restatements thereof, and of any indulgence with respect thereto;

          7.1.4. Demand for observance or performance, and enforcement, of any of the terms or conditions of this Guaranty, and/or any of the other Guaranty Documents and all extensions, modifications, revisions, replacements and restatements thereof;

          7.1.5. Any and all other notices and demands that may otherwise be required by law to be given or made; and

          7.1.6. ANY AND ALL RIGHTS THAT SUCH GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY.

     7.2. Guarantor hereby expressly agrees that if this Guaranty is enforced by suit or otherwise, or if the Bank exercises any of its rights or remedies under the provisions of any of the Guaranty Documents upon any default by the Borrower in performing any of its obligations thereunder, the Guarantor will reimburse the Bank, upon demand, for any and all reasonable out-of-pocket expenses that it incurs in connection therewith (including, by way of example rather than of limitation, reasonable attorneys' fees and costs).

     7.3. If any payment applied by the Bank to the Obligations is thereafter set aside, recovered, rescinded, or required to be returned for any reason (including without limitation, the bankruptcy, insolvency, or reorganization of the Borrower or any other person or entity) the Obligations to which such payment was applied shall for purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as fully as if such application had not been made.

     SECTION 8. BANKRUPTCY OR INSOLVENCY.

     8.1. Anything contained in any of the provisions of this Guaranty or any of the other Guaranty Documents to the contrary notwithstanding, the Bank may, in the exercise of its sole and absolute discretion, accelerate the debt evidenced and secured by the Guaranty Documents, if any of the following events shall occur:

          8.1.1. Guarantor (a) applies for or consents to the appointment of a receiver, trustee, or liquidator of Guarantor or of all or a substantial part of Guarantor's assets, (b) files a voluntary petition in bankruptcy, or admits in writing inability to pay Guarantor's debts as they come due,
     (c) makes an assignment for the benefit of creditors, (d) files a petition or an answer seeking a reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, or (e) files an answer admitting the material allegations of a petition filed against Guarantor in any bankruptcy, reorganization, or insolvency proceeding; or

          8.1.2. (a) An order, judgment or decree is entered by any court of competent jurisdiction adjudicating Guarantor a bankrupt or an insolvent, or approving a petition seeking such a reorganization, or appointing a receiver, trustee, or liquidator of Guarantor or of all or a substantial part of Guarantor's assets, or (b) there otherwise commences, with respect to Guarantor or any of Guarantor's assets, any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership, or like law or statute, and if in either case such order, judgment, decree or proceeding continues unstayed for a period of sixty
     (60) consecutive days.

     8.2. Nothing in the provisions of this Section 8 shall be deemed in any way to alter or impair any right that the Bank may have under the provisions of the Note, the Prior Letters of Credit, the Letters of Credit or any of the other Guaranty Documents to accelerate any debt or obligation on the occurrence of any default or other event provided therein and entitling the Bank to accelerate such debt or obligation, whether or not relating to Guarantor.

     SECTION 9. CERTAIN RIGHTS OF GUARANTOR.

     9.1. If Guarantor advances, or at this time has advanced, any sum to the Borrower, or if the Borrower in any other manner is, or becomes, indebted to Guarantor, such sum and debt shall be subordinate in all respects to any and all amounts now or hereafter due and owing to the Bank under the provisions of any of the Guaranty Documents.

     9.2. Anything contained in any provisions of this Guaranty, the Guaranty Documents, or applicable law to the contrary notwithstanding, the Guarantor shall not have any right of subrogation in or to any of the Bank's rights under the provisions of this Guaranty, the Note, the Prior Letters of Credit, the Letters of Credit or any of the other Guaranty Documents unless and until all amounts now or hereafter owed to the Bank as guaranteed hereunder and under the provisions of the Note, the Prior Letters of Credit, the Letters of Credit and all of the other Guaranty Documents (including, by way of example rather than of limitation, the entire principal of the Obligations and any and all interest accruing thereon, regardless of whether, at the time in question, any one or more installments thereof are not yet due and payable under the provisions of the Note) are paid in full.

     SECTION 10. EFFECT OF THIS GUARANTY. Guarantor hereby represents and warrants to the Bank that such Guarantor (a) is a wholly owned subsidiary of the Borrower; (b) will be directly and materially benefited by the Loans by receiving or having access to, in accordance with the terms and provisions of the Credit Agreement, additional operating funds from Borrower as a result of such Loans; (c) will be directly and materially benefited by the Letter of Credit Facility by receiving or having access to, in accordance with the terms and provisions of the Credit Agreement, Letters of Credit for the Guarantor's operations; (d) has examined, or has had an opportunity to examine, this Guaranty, the Credit Agreement, the Note, the Prior Letters of Credit, the Letters of Credit, the Security Agreement, the Subsidiary Security Agreement, the Control Agreements, and each of the other Guaranty Documents; and (e) is represented, and in the negotiations of the terms and provisions of this Guaranty and the Guaranty Documents has been represented, by counsel of Guarantor's own selection relating to the terms and provisions thereof.

     SECTION 11. NOTICES, ETC. All notices and other communications provided for under this Guaranty and under the other Guaranty Documents to which the Guarantor is a party shall be in writing (including facsimile transmissions) and mailed or transmitted or delivered, if to the Guarantor, at its address at 100 22nd Avenue, Brookings, South Dakota 57006, Attention: Bruce Jamerson, and if to the Bank, at its address at 1620 Dodge Street, STOP 1050, Omaha, Nebraska 68197,
Attention: Natalie E. Mason; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the U.S. mail and addressed as aforesaid, except that notices to the Bank pursuant to the provisions of this Section 11 shall not be effective until received by the Bank.

     SECTION 12. GENERAL.

     12.1. Amendment. This Guaranty may be amended or supplemented only by an instrument executed and delivered by Guarantor and the Bank.

     12.2. Waiver. No party hereto shall be deemed to have waived the exercise of any right which it holds under this Guaranty, unless that waiver is made expressly and in writing (and no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.

     12.3. Applicable Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Nebraska without giving effect to any choice or conflict of law provision or rule (whether of the State of Nebraska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nebraska.

     12.4. Submission to Jurisdiction; Venue. To induce the Bank to enter into this Guaranty, the Guarantor irrevocably agrees that, subject to the Bank's sole and absolute election, all suits, actions or other proceedings in any way, manner or respect, arising out of or from or related to this Guaranty, the Credit Agreement, the Note, the Prior Letters of Credit, the Letters of Credit, the Security Agreement, the Control Agreement, or any of the other Guaranty Documents, shall be subject to litigation in courts having situs within Nebraska. The Guarantor hereby consents and submits to the jurisdiction of any local, state, or federal court located within the State of Nebraska. The Guarantor hereby waives any rights it may have to transfer or change the venue of any suit, action or other proceeding brought against the Guarantor by the Bank in accordance with this Section or in connection with this Guaranty.

     12.5. Time of Essence. Time shall be of the essence of this Guaranty.

     12.6. Headings. The headings of the sections, subsections, paragraphs, and subparagraphs of this Guaranty are provided herein, for and only for, convenience of reference, and shall not be considered in construing their contents.

     12.7. Construction. As used in this Guaranty, (a) the term "person" means a natural person, a trustee, a corporation, a partnership, a limited liability company, and any other form of legal entity; and (b) all references made (i) in the neuter, masculine, or feminine gender shall be deemed to have been made in all such genders; (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well; (iii) to any section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such section, subsection, paragraph or subparagraph of this Guaranty; and (iv) to the Guarantor, the Bank, or the Borrower shall be deemed to refer to each person hereinabove so named, and their respective heirs, personal representatives, successors and permitted assigns.

     12.8. Exhibits and Recitals. Each writing referred to in this Guaranty as being attached hereto as an exhibit or otherwise referred to herein or designated in this Guaranty, whether or not as an exhibit hereto, is hereby incorporated herein and made a part of this Guaranty. The recitals contained above are incorporated herein and made a part of this Guaranty by this reference.

     12.9. Severability. No determination by any court or governmental body that any provision of this Guaranty, or any amendment hereof, is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provisions, or (b) such provisions in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

     12.10. Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns hereunder, provided however, that Guarantor may not assign any of its obligations hereunder to any other person without the prior written consent of Bank, which consent may be withheld in the Bank's sole discretion.

     12.11. Complete Understanding. This Guaranty represents the complete understanding between the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, warranties, statements or agreements, either written or oral, between or among the parties hereto as to the same, except as the same may be included in one or more of the Guaranty Documents.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty and delivered this Guaranty to the Bank the day and year first above written.

                                        "Guarantor"

                                        VERASUN FORT DODGE, LLC,
                                        a Delaware limited liability company


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT "A"

                          SUBSIDIARY SECURITY AGREEMENT

                               [See the attached.]

                                   EXHIBIT "B"

                                CONTROL AGREEMENT

                               [See the attached.]

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "L"

                      AURORA SUBSIDIARY SECURITY AGREEMENT

                                 [See Attached]

                                                                       EXHIBIT L

                          SUBSIDIARY SECURITY AGREEMENT

     THIS SUBSIDIARY SECURITY AGREEMENT (this "Agreement") is made as of the 21st day of December, 2005, by VERASUN AURORA CORPORATION, a South Dakota corporation ("Guarantor"), whose mailing address is 100 22nd Avenue, Brookings, South Dakota 57006, in favor of FIRST NATIONAL BANK OF OMAHA, a national banking association ("Bank"), whose mailing address is 1620 Dodge Street, STOP 1050, Omaha, Nebraska 68197, its successors and assigns.

                                    RECITALS

     WHEREAS, Guarantor is a wholly owned subsidiary of VeraSun Energy Corporation, a South Dakota corporation (the "Borrower"); and

     WHEREAS, the Borrower and Bank have entered into a Revolving Credit Agreement of even date herewith (as amended, restated, or otherwise modified from time to time, the "Credit Agreement") pursuant to which Borrower has undertaken certain covenants and has executed and delivered to Bank an Operating Note of even date herewith by the Borrower payable to the order of the Bank in the total principal amount of Thirty Million Dollars ($30,000,000.00) the proceeds of which may be drawn upon by the Borrower, for the purposes provided for in the Credit Agreement, in accordance with and subject to the terms and restrictions contained in the Credit Agreement (the "Note"); and

     WHEREAS, Bank has agreed to provide a Letter of Credit Facility, as provided in the Credit Agreement, for the benefit of Borrower, whereby Bank, at Borrower's request and subject to compliance with the terms and provisions of the Credit Agreement, will issue one or more Letters of Credit in an aggregate principal amount outstanding not to exceed Ten Million and No/100ths Dollars ($10,000,000.00), on behalf of Borrower, Guarantor or the other Subsidiaries in accordance with and subject to the terms and provisions of the Credit Agreement; and

     WHEREAS, Section 2.09 of the Credit Agreement provides that the purposes of the Credit Agreement include providing the Borrower and the Subsidiaries, including the Guarantor, with access to (a) operating funds and (b) Letters of Credit for operating purposes; and

     WHEREAS, Bank has, at Guarantor's previous request, issued letters of credit for the benefit of certain third-party creditors of the Borrower, the Guarantor or another Restricted Subsidiary on or prior to the date hereof (the "Prior Letters of Credit"); and

     WHEREAS, to induce the Bank to enter into the Credit Agreement with the Borrower and as a condition precedent to the Bank's obligations under the Credit Agreement, Guarantor has executed and delivered to Bank that certain Subsidiary Guaranty of even date herewith in the form attached hereto as Exhibit "A" and incorporated herein by this reference (the "Guaranty") pursuant to which the Guarantor has guaranteed to the Bank the Borrower's full and timely performance of the Borrower's covenants, undertakings and obligations under the provisions of the Credit Agreement, the Note, the Prior Letters of Credit, the Letters of Credit, and any other Loan Documents, including any extensions, modifications, revisions, replacements or restatements thereof, in accordance with the terms of the Guaranty; and

     WHEREAS, under the Credit Agreement, it is a condition precedent to (i) Bank's making of Loans to the Borrower, and (ii) Bank's issuance of one or more Letters of Credit on behalf of Borrower pursuant to the Credit Agreement, that Guarantor execute and deliver to Bank this Agreement to secure the obligations of the Guarantor under the Guaranty; and

     WHEREAS, Guarantor has agreed to grant a Security Interest (as hereinafter defined) in the Collateral (as hereinafter defined) to Bank to secure the Obligations (as hereinafter defined) in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Guarantor represents, warrants, covenants, and agrees with Bank as follows:

     1. Definitions:

          (a) For purposes of this Agreement, "Receivables" shall mean any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          (b) All capitalized terms used in this Agreement, including its preamble and recitals, and not otherwise defined herein, shall have the meaning ascribed to them in the Credit Agreement.

          (c) Unless otherwise defined herein or in the Credit Agreement, or the context otherwise requires, and whether or not capitalized, terms for which meanings are provided in the Uniform Commercial Code, as in effect from time to time in the State of Nebraska, are used in this Agreement with such meaning.

     2. Security Interest: Guarantor hereby BARGAINS, SELLS, GRANTS, CONVEYS, TRANSFERS, PLEDGES, HYPOTHECATES, and ASSIGNS to Bank a first priority security interest (the "Security Interest") in any and all (a) Receivables, (b) Inventory, (c) any cash Proceeds (including cash insurance proceeds thereof), rents and profits of or in respect of any and all of the foregoing items listed in 2 (a) or 2 (b) above, and (d) the Deposit Account and Securities Account (including, but not limited to, Guarantor's accounts #110118332, 110150484, 110197777, 110197780, 110197793, 110197803, and 110197816 at the Bank,
Guarantor's account # 186000344 at First National Capital Markets, Inc., and such Deposit Accounts and Securities Accounts the Guarantor may establish from time to time) into which the cash Proceeds of the items listed in 2 (a), 2 (b) or 2 (c) above are deposited, owned by Guarantor or in which Guarantor has an interest; together with all increases, replacements, refurbishment, improvements, additions and substitutions therefor, all after-acquired property with respect thereto, and all products, present and future accessions and cash and noncash proceeds of the categories described above, including contract rights, therefrom (collectively, the "Collateral"), to secure the complete and timely payment, performance or discharge of (i) each of the obligations and covenants of Guarantor under this

Agreement, the Control Agreement to which it is a party, the Guaranty, and all modifications, substitutions, extensions and renewals of each, whether absolute or contingent, liquidated or unliquidated, existing now or arising in the future and (ii) all present and future indebtedness and obligations of Guarantor to the Bank whether direct, indirect, absolute, or contingent and whether arising by promissory note, letter of credit, guaranty, overdraft, or otherwise (individually, an "Obligation" and collectively, the "Obligations"). The Security Interest shall be effective with respect to each item of Collateral for so long as any Obligation remains outstanding, regardless of whether Guarantor becomes the owner of such Collateral prior to or contemporaneously with or subsequent to the incurring of such Obligation.

     3. Continued Attachment and Perfection: Further to insure the attachment, perfection, and first priority of, and the ability of Bank to enforce, the Security Interest in the Collateral, the Guarantor agrees to take any other action reasonably requested by Bank to insure the attachment, perfection and first priority of, and the ability of Bank to enforce, the Security Interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Guarantor's signature thereon is required therefor, (b) complying with any provision of any statute, regulation, or treaty of the United States, or the law of the jurisdiction in which the Collateral is located as to any Collateral if compliance with such provision is a condition to attachment, perfection, or priority of, or ability of Bank to enforce, the Security Interest in such Collateral, (c) obtaining governmental and other third-party consents and approvals, including without limitation any consent of any licensor, lessor, or other Person obligated on the Collateral, and (d) taking all actions required by any earlier versions of the Uniform Commercial Code or by any other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

     4. Authorization to File Financing Statements: The Guarantor hereby irrevocably authorizes the Bank at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements, amendments and continuations thereto that contain any information required by
Part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment. The Guarantor agrees to furnish to the Bank any information relating to the Collateral that Bank may request.

     5. Representations and Warranties: Guarantor expressly represents and warrants to, and covenants with Bank that, for so long as the Security Interest shall remain in effect:

          (a) Guarantor has, or upon acquisition will have, and at all times until disposed of in accordance with the terms hereof, will maintain, good and marketable title to the Collateral, free and clear of any lien, pledge, security interest, or other encumbrance except (i) the Security Interest, (ii) current and nondelinquent taxes or taxes being contested as provided by applicable law in good faith and by appropriate legal proceedings in a manner which, in Guarantor's reasonable judgment, will not jeopardize the Security Interest, and
(iii) liens arising in the ordinary course of business for sums not overdue or sums being contested in good faith and by appropriate legal proceedings in a manner which, in Guarantor's reasonable judgment, will not jeopardize the Security Interest, and Guarantor will warrant and defend title to and possession of the Collateral at Guarantor's expense against all claims or demands of all persons other than Bank.

          (b) No financing statement (or other notice of any lien, security interest or encumbrance) covering any of the Collateral is on file with any governmental official or authority, or has been or will be delivered by Guarantor to any person other than Bank without the prior written consent of Bank.

          (c) The execution and delivery of this Agreement shall not, immediately or with the passage of time, the giving of notice, or otherwise, constitute a breach of, or default under, any term or provision of, or trigger the creation of a security interest in any of the Collateral (other than the Security Interest provided herein) pursuant to, or accelerate the obligations of Guarantor under, any contract, mortgage, deed of trust, indenture, letter of credit, lease, license, permit, agreement or other instrument to which Guarantor is or may become a party or by which Guarantor or the Collateral is or may be bound or affected.

          (d) Along with this Agreement, Guarantor is delivering to Bank a certificate signed by Guarantor and entitled "Perfection Certificate" and attached hereto as Exhibit "B" and incorporated herein by reference (the "Perfection Certificate"). Guarantor represents and warrants to Bank as follows:
(i) the Guarantor's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (ii) the Guarantor is an organization of the type and organized in the jurisdiction set forth in the Perfection Certificate, (iii) the Perfection Certificate accurately sets forth Guarantor's organizational identification number or accurately states that Guarantor has none, (iv) the Perfection Certificate accurately sets forth Guarantor's place of business or, if more than one, its chief executive office as well as Guarantor's mailing address, if different, and (v) all other information set forth on the Perfection Certificate pertaining to Guarantor is accurate and complete.

          (e) Guarantor covenants with Bank as follows: (i) without providing at least thirty (30) days prior written notice to Bank, Guarantor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number and (ii) Guarantor will not change its type of organization, jurisdiction of organization, or other legal structure.

          (f) Guarantor covenants with Bank that it will maintain with financially sound and reputable insurers insurance with respect to its properties, business and the Collateral against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas and in accordance with the Guaranty and the Control Agreement to which it is a party.

          (g) Guarantor shall:

               (i) pay on a timely basis all taxes, assessments and other federal, state or local governmental charges and penalties levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, provided that no such taxes, assessments, charges or penalties need be paid if the same are being contested in good faith by appropriate proceedings diligently instituted and conducted;

               (ii) promptly notify Bank of any material loss of or material damage to any Collateral or any Event of Default (defined below) hereunder;

               (iii) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of applicable law, or in such a way as would limit or void any insurance maintained on any portion of the Collateral;

               (iv) not conduct business under any name other than that given herein, nor change or reorganize the type of entity under which it operates, except upon written notice to the Bank within thirty (30) days prior to such change;

               (v) not sell, assign, or transfer all or any part of the Collateral to any Person for less than payment of full fair market value therefor;

               (vi) perform and comply with all the terms and conditions of the Guaranty;

               (vii) perform and comply with all the terms and conditions of any Letter of Credit, including, but not limited to, the Prior Letters of Credit, and each of the documents relating thereto;

               (viii) perform and comply with all the terms and conditions of the Control Agreements to which it is a party;

               (ix) do and perform all acts and things and execute all documents which Bank in its reasonable discretion deems necessary or appropriate to perfect, renew, or to give notice of, the Security Interest;

               (x) notify Bank immediately of any legal process levied or filed against any of the Collateral or Guarantor or any other event which materially and adversely affects or may materially and adversely affect the value, use or possession of the Collateral or any of the rights of Guarantor or Bank in relation to any of the Collateral; and

               (xi) preserve in existence and in accordance with their respective terms, all of its rights, franchises, licenses, material contracts, permits and privileges necessary to its operation, and not dissolve, merge, or consolidate into another entity or sell, lease, transfer, or otherwise dispose of all or a substantial part of its assets, without the prior written consent of Bank, which consent shall not be withheld unreasonably.

     6. Disposition of Collateral: So long as there is no uncured or non-waived Event of Default hereunder, Guarantor may, in accordance with the other terms and conditions contained herein, sell or otherwise dispose of the Collateral when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation or conduct of Guarantor's business, upon (a) replacing the same or substituting for the same with other Collateral at least equal in value to the value of that Collateral disposed of and in such a manner so that such replacement or substitution Collateral shall be subject to the Security Interest and so that such Security Interest shall be first in priority, or (b) delivering the proceeds from the disposition of such Collateral to Bank for credit against the Obligations or deposit in an account which is subject to the Security Interest.

     7. Miscellaneous Undertakings: Guarantor, at its sole cost and expense, agrees to:

          (a) pay all reasonable expenses, including without limitation, reasonable attorneys' fees and court costs to the fullest extent permitted by Governing Law (as hereinafter defined), actually incurred by Bank in connection with the creation, perfection, preservation, or enforcement of the Security Interest, the defense of the Collateral, or the exercise by Bank of any of the rights, powers or remedies granted to Bank under this Agreement, by law or otherwise; or

          (b) reimburse Bank within ten (10) days of Bank's demand for any reasonable expense incurred by Bank pursuant to the foregoing authorization, together with interest thereon at a rate equal to the lesser of (i) the three
(3) month LIBOR Rate, in effect from time to time, plus six hundred (600) basis points, or (ii) the highest non-usurious rate of interest permitted by Governing Law, from the date that any such expense is incurred, until reimbursed.

     8. Event of Default: The failure to cure a breach of or the failure to comply with any material covenant, agreement, warranty, representation, or undertaking of Guarantor contained in this Agreement within ten (10) days of receipt of notice thereof to Guarantor from Bank shall, at the option of Bank and without further notice or demand, constitute an "Event of Default" under this Agreement. Additionally, the occurrence of a breach or non-fulfillment of the terms and provisions of the Note, the Prior Letters of Credit, the Letters of Credit, the Credit Agreement, or any of the other Loan Documents, if any such breach or non-fulfillment is not cured in accordance with the respective terms thereof, shall constitute an "Event of Default" under this Agreement. Further, if for any reason the Security Interest granted hereby is not a first perfected lien on the Collateral, or any portion thereof, it shall be deemed an "Event of Default" under this Agreement.

     9. Bank's Rights Upon Event of Default: Upon the occurrence of an Event of Default and at any time thereafter (unless cured or waived in each instance), Bank may, to the fullest extent permitted by and with such notice as may be required by Governing Law (Guarantor hereby waiving any such required notice to the fullest extent permitted by Governing Law):

          (a) enter upon any property upon which the Collateral is located and take possession of, assemble, collect, and move any or all of the Collateral, or render such Collateral unusable, and store any of the Collateral at locations acceptable to Bank;

          (b) require Guarantor to assemble any or all of the Collateral and make it available at a mutually convenient place designated by Bank so as to permit Bank to take possession of, move, or store, such Collateral;

          (c) sell, assign, or otherwise dispose of and deliver all or any part of the Collateral at public or private sale, for cash or on credit, to a wholesaler, retailer or user of each type of Collateral or at public auction;

          (d) bid and become purchaser at any public sale or auction of the Collateral;

          (e) perform any of the Obligations, and apply any Collateral or the proceeds therefrom to the payment of the Obligations in such order, priority and manner as Bank in its sole discretion may determine;

          (f) operate, consume, sell or dispose of any of the Collateral as Bank deems appropriate for the purpose of partially satisfying or fully satisfying any or all of the Obligations;

          (g) transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations;

          (h) make any compromise or settlement which Bank may deem desirable or proper with respect to any of the Collateral or any controversies or disputes relating to the Collateral, and release any of the Collateral and any persons liable on any of the Collateral;

          (i) endorse and deliver evidences of title, and receive, enforce and collect by legal action or otherwise all or any portion of the Collateral; and

          (j) enforce, adjust and receive payment or performance in connection with any insurance claims, claims for breach of warranty, claims under any letters of credit, instruments, documents of title, chattel paper or contracts and similar matters concerning any of the Collateral.

     10. No Responsibility: Guarantor acknowledges that Bank has no responsibility for, and does not assume any of, Guarantor's obligations or duties under any agreement, document of title, instrument, general intangible or other contract or obligation relating to the Collateral. Bank shall have no duty or obligation whatsoever to make or give any presentments, demands for performance, notices of nonperformance, notices of protest or notices of dishonor in connection with any of the Collateral or to take any other action to preserve, protect or defend any of the Collateral or to preserve any value or utility of any of the Collateral, except to the extent required by Governing Law (Guarantor hereby waiving any such required notices or actions to the fullest extent permitted by Governing Law).

     11. No Waiver by Bank, Etc.: The Bank shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Bank. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Bank with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively, or concurrently at such time or at such times as the Bank deems expedient.

     12. Waivers by Guarantor: To the fullest extent permitted under Governing Law, the Guarantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of Loans made, credit extended, Collateral received or delivered, the issuance of one or more Letters of Credit or payments made pursuant thereto or pursuant to the Prior Letters of Credit, or other action taken in reliance hereon, and all other demands and notices of any description. With respect to both the

Obligations and the Collateral, the Guarantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange, or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising, or adjusting of any thereof, all in such manner and at such time or times as the Bank may deem advisable. The Bank shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 21. The Guarantor further waives any and all other suretyship defenses available under Governing Law.

     13. Notices: All notices and other communications provided for under this Agreement and under the other Guaranty Documents to which the Guarantor is a party shall be in writing (including facsimile transmissions) and mailed or transmitted or delivered, if to the Guarantor, at its address at 100 22nd Avenue, Brookings, South Dakota 57006, Attention: Bruce Jamerson, and if to the Bank, at its address at 1620 Dodge Street, STOP 1050, Omaha, Nebraska 68197,
Attention: Natalie E. Mason; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 13. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the U.S. mail and addressed as aforesaid, except that notices to the Bank pursuant to the provisions of this Section 13 shall not be effective until received by the Bank.

     14. Successors and Assigns: The terms of this Agreement shall be binding upon and inure to the benefit of the successors-in-interest and assigns of Guarantor and Bank; provided that Guarantor may not assign its rights or obligations under this Agreement by contract, operation of law, or otherwise without the prior written consent of Bank, which may be withheld in Bank's sole discretion.

     15. Time is of the Essence: Time is an essential element to the performance of each term of this Agreement.

     16. Headings: All headings appearing in this Agreement are for convenience of reference only and shall be disregarded in construing this Agreement.

     17. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nebraska without giving effect to any choice or conflict of law provision or rule (whether of the State of Nebraska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nebraska (the "Governing Law").

     18. Miscellaneous: The rights and remedies of Bank under this Agreement are cumulative, and no exercise of any right or remedy shall preclude the exercise of any other right or remedy or the later exercise of the same right or remedy. Waivers and approvals under this Agreement shall be in writing and unless otherwise expressly stated, waivers and approvals shall apply only to the specific circumstance addressed. Notwithstanding any other provision of this Agreement, Bank shall not be deemed to have accepted any property other than cash in satisfaction of any Obligation unless Bank shall make an express written election of said remedy under Governing Law.

     19. Amendment: This Agreement shall not be amended or modified in any way except by a written instrument executed by Bank and Guarantor.

     20. Severability: In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect under Governing Law, such invalidity, illegality or unenforceability, at the option of Bank, shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If the Security Interest is invalid or unenforceable as to any portion of the Obligations or the Collateral, all payments made on the Obligations, whether voluntary or under foreclosure or other enforcement action or procedure, shall be applied first to the full payment of that portion of the Obligations not secured or not fully secured by the Collateral.

     21. Bank's Duty of Care: Bank's duty of care with respect to Collateral in its possession shall be deemed fulfilled if Bank exercises ordinary care in physically safekeeping and preserving such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, Bank exercises ordinary care in the selection of the bailee or other third person.

     22. Preservation of Rights: Bank shall not be obligated to preserve any rights Guarantor may have against other parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application, except as otherwise expressly provided herein.

     23. Jury Trial Waiver: THE GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT. NO EMPLOYEE OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THE TERMS AND PROVISIONS OF THIS SECTION OF THIS AGREEMENT.

     24. Submission to Jurisdiction; Venue: Guarantor submits to the jurisdiction of any state or federal court sitting in Omaha, Nebraska, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Guarantor also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Guarantor waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of Bank. Guarantor agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. Guarantor hereby waives any rights it may have to transfer or change the venue of any suit, action or other proceeding brought against Guarantor by Bank in accordance with this Section or in connection with this Agreement.

     IN WITNESS WHEREOF, Guarantor has caused this Agreement to be executed and delivered to Bank as of the date set forth above.

                                        "Guarantor"

                                        VERASUN AURORA CORPORATION,
                                        a South Dakota corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT "A"

                               SUBSIDIARY GUARANTY

                                [To be attached.]

                                   EXHIBIT "B"

                             PERFECTION CERTIFICATE

                             Perfection Certificate
                           (UCC Financing Statements)

     The undersigned, the _______________ of VERASUN AURORA CORPORATION, a South Dakota corporation (the "Company"), hereby certifies on behalf of the Company, with reference to a certain Subsidiary Security Agreement dated as of the same date hereof (Capitalized terms used herein shall have the meaning ascribed to such terms in the Subsidiary Security Agreement) between the Company and First National Bank of Omaha, a national banking association (the "Bank"), to the Bank as follows:

1. NAME. The exact legal name of the Company as that name appears on its Certificate of Organization is as follows:

     VERASUN AURORA CORPORATION

2. OTHER IDENTIFYING FACTORS.

(a) The following is the mailing address of the Company:

     VERASUN AURORA CORPORATION
     100 22ND AVENUE
     BROOKINGS, SOUTH DAKOTA 57006

(b) If different from its mailing address, the Company's place of business or, if more than one, its chief executive office is located at the following address:

Address: _______________________________

City: __________________________________

County: ________________________________

State: _________________________________

Zip Code: ______________________________

(c)  The following is the type of organization of the Company:

     CORPORATION

(d)  The following is the jurisdiction of the Company's organization:

     SOUTH DAKOTA

(e) The following is the Company's state issued organizational identification number [state "None" if the state does not issue such a number]: DB044362

3. OTHER NAMES, ETC.

(a) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

     VERASUN ENERGY CORPORATION

(b) Attached to the Agreement as Schedule 1 is the information required in section 2 for any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

4. OTHER CURRENT LOCATIONS. The following are all other locations in the United States of America in which the Company maintains any of its Collateral or any books or records relating to any of the Collateral consisting of accounts or mobile goods:

Address: _______________________________

City: __________________________________

County: ________________________________

State: _________________________________

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 21st day of December, 2005.

                                        VERASUN AURORA CORPORATION,
                                        A SOUTH DAKOTA CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "M"

                   CHARLES CITY SUBSIDIARY SECURITY AGREEMENT

                                 [See Attached]

                                                                       EXHIBIT M

                          SUBSIDIARY SECURITY AGREEMENT

     THIS SUBSIDIARY SECURITY AGREEMENT (this "Agreement") is made as of the 21st day of December, 2005, by VERASUN CHARLES CITY, LLC, a Delaware limited liability company ("Guarantor"), whose mailing address is 100 22nd Avenue, Brookings, South Dakota 57006, in favor of FIRST NATIONAL BANK OF OMAHA, a national banking association ("Bank"), whose mailing address is 1620 Dodge Street, STOP 1050, Omaha, Nebraska 68197, its successors and assigns.

                                    RECITALS

     WHEREAS, Guarantor is a wholly owned subsidiary of VeraSun Energy Corporation, a South Dakota corporation (the "Borrower"); and

     WHEREAS, the Borrower and Bank have entered into a Revolving Credit Agreement of even date herewith (as amended, restated, or otherwise modified from time to time, the "Credit Agreement") pursuant to which Borrower has undertaken certain covenants and has executed and delivered to Bank an Operating Note of even date herewith by the Borrower payable to the order of the Bank in the total principal amount of Thirty Million Dollars ($30,000,000.00) the proceeds of which may be drawn upon by the Borrower, for the purposes provided for in the Credit Agreement, in accordance with and subject to the terms and restrictions contained in the Credit Agreement (the "Note"); and

     WHEREAS, Bank has agreed to provide a Letter of Credit Facility, as provided in the Credit Agreement, for the benefit of Borrower, whereby Bank, at Borrower's request and subject to compliance with the terms and provisions of the Credit Agreement, will issue one or more Letters of Credit in an aggregate principal amount outstanding not to exceed Ten Million and No/100ths Dollars ($10,000,000.00), on behalf of Borrower, Guarantor or the other Subsidiaries in accordance with and subject to the terms and provisions of the Credit Agreement; and

     WHEREAS, Section 2.09 of the Credit Agreement provides that the purposes of the Credit Agreement include providing the Borrower and the Subsidiaries, including the Guarantor, with access to (a) operating funds and (b) Letters of Credit for operating purposes; and

     WHEREAS, to induce the Bank to enter into the Credit Agreement with the Borrower and as a condition precedent to the Bank's obligations under the Credit Agreement, Guarantor has executed and delivered to Bank that certain Subsidiary Guaranty of even date herewith in the form attached hereto as Exhibit "A" and incorporated herein by this reference (the "Guaranty") pursuant to which the Guarantor has guaranteed to the Bank the Borrower's full and timely performance of the Borrower's covenants, undertakings and obligations under the provisions of the Credit Agreement, the Note, the Letters of Credit, and any other Loan Documents, including any extensions, modifications, revisions, replacements or restatements thereof, in accordance with the terms of the Guaranty; and

     WHEREAS, under the Credit Agreement, it is a condition precedent to (i) Bank's making of Loans to the Borrower, and (ii) Bank's issuance of one or more Letters of Credit on behalf of

Borrower pursuant to the Credit Agreement, that Guarantor execute and deliver to Bank this Agreement to secure the obligations of the Guarantor under the Guaranty; and

     WHEREAS, Guarantor has agreed to grant a Security Interest (as hereinafter defined) in the Collateral (as hereinafter defined) to Bank to secure the Obligations (as hereinafter defined) in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Guarantor represents, warrants, covenants, and agrees with Bank as follows:

     1. Definitions:

          (a) For purposes of this Agreement, "Receivables" shall mean any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          (b) All capitalized terms used in this Agreement, including its preamble and recitals, and not otherwise defined herein, shall have the meaning ascribed to them in the Credit Agreement.

          (c) Unless otherwise defined herein or in the Credit Agreement, or the context otherwise requires, and whether or not capitalized, terms for which meanings are provided in the Uniform Commercial Code, as in effect from time to time in the State of Nebraska, are used in this Agreement with such meaning.

     2. Security Interest: Guarantor hereby BARGAINS, SELLS, GRANTS, CONVEYS, TRANSFERS, PLEDGES, HYPOTHECATES, and ASSIGNS to Bank a first priority security interest (the "Security Interest") in any and all (a) Receivables, (b) Inventory, (c) any cash Proceeds (including cash insurance proceeds thereof), rents and profits of or in respect of any and all of the foregoing items listed in 2 (a) or 2 (b) above, and (d) the Deposit Account and Securities Account (including, but not limited to, Guarantor's account # 110193441 at the Bank, Guarantor's account # to be established as required and subject hereto at First National Capital Markets, Inc., and such Deposit Accounts and Securities Accounts the Guarantor may establish from time to time) into which the cash Proceeds of the items listed in 2 (a), 2 (b) or 2 (c) above are deposited, owned by Guarantor or in which Guarantor has an interest; together with all increases, replacements, refurbishment, improvements, additions and substitutions therefor, all after-acquired property with respect thereto, and all products, present and future accessions and cash and noncash proceeds of the categories described above, including contract rights, therefrom (collectively, the "Collateral"), to secure the complete and timely payment, performance or discharge of (i) each of the obligations and covenants of Guarantor under this Agreement, the Control Agreement to which it is a party, the Guaranty, and all modifications, substitutions, extensions and renewals of each, whether absolute or contingent, liquidated or unliquidated, existing now or arising in the future and (ii) all present and future indebtedness and obligations of Guarantor to the Bank whether direct, indirect, absolute, or contingent and whether arising by promissory note, letter of credit, guaranty, overdraft, or otherwise (individually, an "Obligation" and collectively, the "Obligations"). The Security Interest shall be effective with respect to each item of Collateral for so long as any Obligation remains outstanding, regardless of whether Guarantor becomes the owner of such Collateral prior to or contemporaneously with or subsequent to the incurring of such Obligation.

     3. Continued Attachment and Perfection: Further to insure the attachment, perfection, and first priority of, and the ability of Bank to enforce, the Security Interest in the Collateral, the Guarantor agrees to take any other action reasonably requested by Bank to insure the attachment, perfection and first priority of, and the ability of Bank to enforce, the Security Interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Guarantor's signature thereon is required therefor, (b) complying with any provision of any statute, regulation, or treaty of the United States, or the law of the jurisdiction in which the Collateral is located as to any Collateral if compliance with such provision is a condition to attachment, perfection, or priority of, or ability of Bank to enforce, the Security Interest in such Collateral, (c) obtaining governmental and other third-party consents and approvals, including without limitation any consent of any licensor, lessor, or other Person obligated on the Collateral, and (d) taking all actions required by any earlier versions of the Uniform Commercial Code or by any other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

     4. Authorization to File Financing Statements: The Guarantor hereby irrevocably authorizes the Bank at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements, amendments and continuations thereto that contain any information required by
Part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment. The Guarantor agrees to furnish to the Bank any information relating to the Collateral that Bank may request.

     5. Representations and Warranties: Guarantor expressly represents and warrants to, and covenants with Bank that, for so long as the Security Interest shall remain in effect:

          (a) Guarantor has, or upon acquisition will have, and at all times until disposed of in accordance with the terms hereof, will maintain, good and marketable title to the Collateral, free and clear of any lien, pledge, security interest, or other encumbrance except (i) the Security Interest, (ii) current and nondelinquent taxes or taxes being contested as provided by applicable law in good faith and by appropriate legal proceedings in a manner which, in Guarantor's reasonable judgment, will not jeopardize the Security Interest, and
(iii) liens arising in the ordinary course of business for sums not overdue or sums being contested in good faith and by appropriate legal proceedings in a manner which, in Guarantor's reasonable judgment, will not jeopardize the Security Interest, and Guarantor will warrant and defend title to and possession of the Collateral at Guarantor's expense against all claims or demands of all persons other than Bank.

          (b) No financing statement (or other notice of any lien, security interest or encumbrance) covering any of the Collateral is on file with any governmental official or authority, or has been or will be delivered by Guarantor to any person other than Bank without the prior written consent of Bank.

          (c) The execution and delivery of this Agreement shall not, immediately or with the passage of time, the giving of notice, or otherwise, constitute a breach of, or default under, any term or provision of, or trigger the creation of a security interest in any of the Collateral (other than the Security Interest provided herein) pursuant to, or accelerate the obligations of Guarantor under, any contract, mortgage, deed of trust, indenture, letter of credit, lease, license, permit, agreement or other instrument to which Guarantor is or may become a party or by which Guarantor or the Collateral is or may be bound or affected.

          (d) Along with this Agreement, Guarantor is delivering to Bank a certificate signed by Guarantor and entitled "Perfection Certificate" and attached hereto as Exhibit "B" and incorporated herein by reference (the "Perfection Certificate"). Guarantor represents and warrants to Bank as follows:
(i) the Guarantor's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (ii) the Guarantor is an organization of the type and organized in the jurisdiction set forth in the Perfection Certificate, (iii) the Perfection Certificate accurately sets forth Guarantor's organizational identification number or accurately states that Guarantor has none, (iv) the Perfection Certificate accurately sets forth Guarantor's place of business or, if more than one, its chief executive office as well as Guarantor's mailing address, if different, and (v) all other information set forth on the Perfection Certificate pertaining to Guarantor is accurate and complete.

          (e) Guarantor covenants with Bank as follows: (i) without providing at least thirty (30) days prior written notice to Bank, Guarantor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number and (ii) Guarantor will not change its type of organization, jurisdiction of organization, or other legal structure.

          (f) Guarantor covenants with Bank that it will maintain with financially sound and reputable insurers insurance with respect to its properties, business and the Collateral against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas and in accordance with the Guaranty and the Control Agreement to which it is a party.

          (g) Guarantor shall:

               (i) pay on a timely basis all taxes, assessments and other federal, state or local governmental charges and penalties levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, provided that no such taxes, assessments, charges or penalties need be paid if the same are being contested in good faith by appropriate proceedings diligently instituted and conducted;

               (ii) promptly notify Bank of any material loss of or material damage to any Collateral or any Event of Default (defined below) hereunder;

               (iii) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of applicable law, or in such a way as would limit or void any insurance maintained on any portion of the Collateral;

               (iv) not conduct business under any name other than that given herein, nor change or reorganize the type of entity under which it operates, except upon written notice to the Bank within thirty (30) days prior to such change;

               (v) not sell, assign, or transfer all or any part of the Collateral to any Person for less than payment of full fair market value therefor;

               (vi) perform and comply with all the terms and conditions of the Guaranty;

               (vii) perform and comply with all the terms and conditions of any Letter of Credit and each of the documents relating thereto;

               (viii) perform and comply with all the terms and conditions of the Control Agreements to which it is a party;

               (ix) do and perform all acts and things and execute all documents which Bank in its reasonable discretion deems necessary or appropriate to perfect, renew, or to give notice of, the Security Interest;

               (x) notify Bank immediately of any legal process levied or filed against any of the Collateral or Guarantor or any other event which materially and adversely affects or may materially and adversely affect the value, use or possession of the Collateral or any of the rights of Guarantor or Bank in relation to any of the Collateral; and

               (xi) preserve in existence and in accordance with their respective terms, all of its rights, franchises, licenses, material contracts, permits and privileges necessary to its operation, and not dissolve, merge, or consolidate into another entity or sell, lease, transfer, or otherwise dispose of all or a substantial part of its assets, without the prior written consent of Bank, which consent shall not be withheld unreasonably.

     6. Disposition of Collateral: So long as there is no uncured or non-waived Event of Default hereunder, Guarantor may, in accordance with the other terms and conditions contained herein, sell or otherwise dispose of the Collateral when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation or conduct of Guarantor's business, upon (a) replacing the same or substituting for the same with other Collateral at least equal in value to the value of that Collateral disposed of and in such a manner so that such replacement or substitution Collateral shall be subject to the Security Interest and so that such Security Interest shall be first in priority, or (b) delivering the proceeds from the disposition of such Collateral to Bank for credit against the Obligations or deposit in an account which is subject to the Security Interest.

     7. Miscellaneous Undertakings: Guarantor, at its sole cost and expense, agrees to:

          (a) pay all reasonable expenses, including without limitation, reasonable attorneys' fees and court costs to the fullest extent permitted by Governing Law (as hereinafter defined), actually incurred by Bank in connection with the creation, perfection, preservation, or enforcement of the Security Interest, the defense of the Collateral, or the exercise by Bank of any of the rights, powers or remedies granted to Bank under this Agreement, by law or otherwise; or

          (b) reimburse Bank within ten (10) days of Bank's demand for any reasonable expense incurred by Bank pursuant to the foregoing authorization, together with interest thereon at a rate equal to the lesser of (i) the three
(3) month LIBOR Rate, in effect from time to time, plus six hundred (600) basis points, or (ii) the highest non-usurious rate of interest permitted by Governing Law, from the date that any such expense is incurred, until reimbursed.

     8. Event of Default: The failure to cure a breach of or the failure to comply with any material covenant, agreement, warranty, representation, or undertaking of Guarantor contained in this Agreement within ten (10) days of receipt of notice thereof to Guarantor from Bank shall, at the option of Bank and without further notice or demand, constitute an "Event of Default" under this Agreement. Additionally, the occurrence of a breach or non-fulfillment of the terms and provisions of the Note, the Letters of Credit, the Credit Agreement, or any of the other Loan Documents, if any such breach or non-fulfillment is not cured in accordance with the respective terms thereof, shall constitute an "Event of Default" under this Agreement. Further, if for any reason the Security Interest granted hereby is not a first perfected lien on the Collateral, or any portion thereof, it shall be deemed an "Event of Default" under this Agreement.

     9. Bank's Rights Upon Event of Default: Upon the occurrence of an Event of Default and at any time thereafter (unless cured or waived in each instance), Bank may, to the fullest extent permitted by and with such notice as may be required by Governing Law (Guarantor hereby waiving any such required notice to the fullest extent permitted by Governing Law):

          (a) enter upon any property upon which the Collateral is located and take possession of, assemble, collect, and move any or all of the Collateral, or render such Collateral unusable, and store any of the Collateral at locations acceptable to Bank;

          (b) require Guarantor to assemble any or all of the Collateral and make it available at a mutually convenient place designated by Bank so as to permit Bank to take possession of, move, or store, such Collateral;

          (c) sell, assign, or otherwise dispose of and deliver all or any part of the Collateral at public or private sale, for cash or on credit, to a wholesaler, retailer or user of each type of Collateral or at public auction;

          (d) bid and become purchaser at any public sale or auction of the Collateral;

          (e) perform any of the Obligations, and apply any Collateral or the proceeds therefrom to the payment of the Obligations in such order, priority and manner as Bank in its sole discretion may determine;

          (f) operate, consume, sell or dispose of any of the Collateral as Bank deems appropriate for the purpose of partially satisfying or fully satisfying any or all of the Obligations;

          (g) transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations;

          (h) make any compromise or settlement which Bank may deem desirable or proper with respect to any of the Collateral or any controversies or disputes relating to the Collateral, and release any of the Collateral and any persons liable on any of the Collateral;

          (i) endorse and deliver evidences of title, and receive, enforce and collect by legal action or otherwise all or any portion of the Collateral; and

          (j) enforce, adjust and receive payment or performance in connection with any insurance claims, claims for breach of warranty, claims under any letters of credit, instruments, documents of title, chattel paper or contracts and similar matters concerning any of the Collateral.

     10. No Responsibility: Guarantor acknowledges that Bank has no responsibility for, and does not assume any of, Guarantor's obligations or duties under any agreement, document of title, instrument, general intangible or other contract or obligation relating to the Collateral. Bank shall have no duty or obligation whatsoever to make or give any presentments, demands for performance, notices of nonperformance, notices of protest or notices of dishonor in connection with any of the Collateral or to take any other action to preserve, protect or defend any of the Collateral or to preserve any value or utility of any of the Collateral, except to the extent required by Governing Law (Guarantor hereby waiving any such required notices or actions to the fullest extent permitted by Governing Law).

     11. No Waiver by Bank, Etc.: The Bank shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Bank. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Bank with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively, or concurrently at such time or at such times as the Bank deems expedient.

     12. Waivers by Guarantor: To the fullest extent permitted under Governing Law, the Guarantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of Loans made, credit extended, Collateral received or delivered, the issuance of one or more Letters of Credit or payments made pursuant thereto, or other action taken in reliance hereon, and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Guarantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange, or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising, or adjusting of any thereof, all in such manner and at such time or times as the Bank may deem advisable. The Bank shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 21. The Guarantor further waives any and all other suretyship defenses available under Governing Law.

     13. Notices: All notices and other communications provided for under this Agreement and under the other Guaranty Documents to which the Guarantor is a party shall be in writing (including facsimile transmissions) and mailed or transmitted or delivered, if to the Guarantor, at its address at 100 22nd Avenue, Brookings, South Dakota 57006, Attention: Bruce Jamerson, and if to the Bank, at its address at 1620 Dodge Street, STOP 1050, Omaha, Nebraska 68197,
Attention: Natalie E. Mason; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 13. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the U.S. mail and addressed as aforesaid, except that notices to the Bank pursuant to the provisions of this Section 13 shall not be effective until received by the Bank.

     14. Successors and Assigns: The terms of this Agreement shall be binding upon and inure to the benefit of the successors-in-interest and assigns of Guarantor and Bank; provided that Guarantor may not assign its rights or obligations under this Agreement by contract, operation of law, or otherwise without the prior written consent of Bank, which may be withheld in Bank's sole discretion.

     15. Time is of the Essence: Time is an essential element to the performance of each term of this Agreement.

     16. Headings: All headings appearing in this Agreement are for convenience of reference only and shall be disregarded in construing this Agreement.

     17. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nebraska without giving effect to any choice or conflict of law provision or rule (whether of the State of Nebraska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nebraska (the "Governing Law").

     18. Miscellaneous: The rights and remedies of Bank under this Agreement are cumulative, and no exercise of any right or remedy shall preclude the exercise of any other right or remedy or the later exercise of the same right or remedy. Waivers and approvals under this Agreement shall be in writing and unless otherwise expressly stated, waivers and approvals shall apply only to the specific circumstance addressed. Notwithstanding any other provision of this Agreement, Bank shall not be deemed to have accepted any property other than cash in satisfaction of any Obligation unless Bank shall make an express written election of said remedy under Governing Law.

     19. Amendment: This Agreement shall not be amended or modified in any way except by a written instrument executed by Bank and Guarantor.

     20. Severability: In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect under Governing Law, such invalidity, illegality or unenforceability, at the option of Bank, shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If the Security Interest is invalid or unenforceable as to any portion of the Obligations or the Collateral, all payments made on the Obligations, whether voluntary or under foreclosure or other enforcement action or procedure, shall be applied first to the full payment of that portion of the Obligations not secured or not fully secured by the Collateral.

     21. Bank's Duty of Care: Bank's duty of care with respect to Collateral in its possession shall be deemed fulfilled if Bank exercises ordinary care in physically safekeeping and preserving such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, Bank exercises ordinary care in the selection of the bailee or other third person.

     22. Preservation of Rights: Bank shall not be obligated to preserve any rights Guarantor may have against other parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application, except as otherwise expressly provided herein.

     23. Jury Trial Waiver: THE GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT. NO EMPLOYEE OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THE TERMS AND PROVISIONS OF THIS SECTION OF THIS AGREEMENT.

     24. Submission to Jurisdiction; Venue: Guarantor submits to the jurisdiction of any state or federal court sitting in Omaha, Nebraska, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Guarantor also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Guarantor waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of Bank. Guarantor agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. Guarantor hereby waives any rights it may have to transfer or change the venue of any suit, action or other proceeding brought against Guarantor by Bank in accordance with this Section or in connection with this Agreement.

     IN WITNESS WHEREOF, Guarantor has caused this Agreement to be executed and delivered to Bank as of the date set forth above.

                                        "Guarantor"

                                        VERASUN CHARLES CITY, LLC,
                                        a Delaware limited liability company


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT "A"

                               SUBSIDIARY GUARANTY

                                [To be attached.]

                                   EXHIBIT "B"

                             PERFECTION CERTIFICATE

                             Perfection Certificate
                           (UCC Financing Statements)

     The undersigned, the _______________ of VERASUN CHARLES CITY, LLC, a Delaware limited liability company (the "Company"), hereby certifies on behalf of the Company, with reference to a certain Subsidiary Security Agreement dated as of the same date hereof (Capitalized terms used herein shall have the meaning ascribed to such terms in the Subsidiary Security Agreement) between the Company and First National Bank of Omaha, a national banking association (the "Bank"), to the Bank as follows:

1. NAME. The exact legal name of the Company as that name appears on its Certificate of Organization is as follows:

     VERASUN CHARLES CITY, LLC

2. OTHER IDENTIFYING FACTORS.

(a) The following is the mailing address of the Company:

     VERASUN CHARLES CITY, LLC
     100 22ND AVENUE
     BROOKINGS, SOUTH DAKOTA  57006

(b) If different from its mailing address, the Company's place of business or, if more than one, its chief executive office is located at the following address:

Address: _______________________________

City: __________________________________

County: ________________________________

State: _________________________________

Zip Code: ______________________________

(c) The following is the type of organization of the Company:

     LIMITED LIABILITY COMPANY

(d) The following is the jurisdiction of the Company's organization:

     DELAWARE

(e) The following is the Company's state issued organizational identification number [state "None" if the state does not issue such a number]: 4036816

3. OTHER NAMES, ETC.

(a) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

(b) Attached to the Agreement as Schedule 1 is the information required in section 2 for any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

4. OTHER CURRENT LOCATIONS. The following are all other locations in the United States of America in which the Company maintains any of its Collateral or any books or records relating to any of the Collateral consisting of accounts or mobile goods:

Address: _______________________________

City: __________________________________

County: ________________________________

State: _________________________________

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 21st day of December, 2005.

                                        VERASUN CHARLES CITY, LLC,
                                        A DELAWARE LIMITED LIABILITY COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "N"

                    FORT DODGE SUBSIDIARY SECURITY AGREEMENT

                                 [See Attached]

                                                                       EXHIBIT N

                          SUBSIDIARY SECURITY AGREEMENT

     THIS SUBSIDIARY SECURITY AGREEMENT (this "Agreement") is made as of the 21st day of December, 2005, by VERASUN FORT DODGE, LLC, a Delaware limited liability company ("Guarantor"), whose mailing address is 100 22nd Avenue, Brookings, South Dakota 57006, in favor of FIRST NATIONAL BANK OF OMAHA, a national banking association ("Bank"), whose mailing address is 1620 Dodge Street, STOP 1050, Omaha, Nebraska 68197, its successors and assigns.

                                    RECITALS

     WHEREAS, Guarantor is a wholly owned subsidiary of VeraSun Energy Corporation, a South Dakota corporation (the "Borrower"); and

     WHEREAS, the Borrower and Bank have entered into a Revolving Credit Agreement of even date herewith (as amended, restated, or otherwise modified from time to time, the "Credit Agreement") pursuant to which Borrower has undertaken certain covenants and has executed and delivered to Bank an Operating Note of even date herewith by the Borrower payable to the order of the Bank in the total principal amount of Thirty Million Dollars ($30,000,000.00) the proceeds of which may be drawn upon by the Borrower, for the purposes provided for in the Credit Agreement, in accordance with and subject to the terms and restrictions contained in the Credit Agreement (the "Note"); and

     WHEREAS, Bank has agreed to provide a Letter of Credit Facility, as provided in the Credit Agreement, for the benefit of Borrower, whereby Bank, at Borrower's request and subject to compliance with the terms and provisions of the Credit Agreement, will issue one or more Letters of Credit in an aggregate principal amount outstanding not to exceed Ten Million and No/100ths Dollars ($10,000,000.00), on behalf of Borrower, Guarantor or the other Subsidiaries in accordance with and subject to the terms and provisions of the Credit Agreement; and

     WHEREAS, Section 2.09 of the Credit Agreement provides that the purposes of the Credit Agreement include providing the Borrower and the Subsidiaries, including the Guarantor, with access to (a) operating funds and (b) Letters of Credit for operating purposes; and

     WHEREAS, Bank has, at Guarantor's previous request, issued letters of credit for the benefit of certain third-party creditors of the Borrower, the Guarantor or another Restricted Subsidiary on or prior to the date hereof (the "Prior Letters of Credit"); and

     WHEREAS, to induce the Bank to enter into the Credit Agreement with the Borrower and as a condition precedent to the Bank's obligations under the Credit Agreement, Guarantor has executed and delivered to Bank that certain Subsidiary Guaranty of even date herewith in the form attached hereto as Exhibit "A" and incorporated herein by this reference (the "Guaranty") pursuant to which the Guarantor has guaranteed to the Bank the Borrower's full and timely performance of the Borrower's covenants, undertakings and obligations under the provisions of the Credit Agreement, the Note, the Prior Letters of Credit, the Letters of Credit, and any other Loan Documents, including any extensions, modifications, revisions, replacements or restatements thereof, in accordance with the terms of the Guaranty; and

     WHEREAS, under the Credit Agreement, it is a condition precedent to (i) Bank's making of Loans to the Borrower, and (ii) Bank's issuance of one or more Letters of Credit on behalf of Borrower pursuant to the Credit Agreement, that Guarantor execute and deliver to Bank this Agreement to secure the obligations of the Guarantor under the Guaranty; and

     WHEREAS, Guarantor has agreed to grant a Security Interest (as hereinafter defined) in the Collateral (as hereinafter defined) to Bank to secure the Obligations (as hereinafter defined) in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Guarantor represents, warrants, covenants, and agrees with Bank as follows:

     1. Definitions:

          (a) For purposes of this Agreement, "Receivables" shall mean any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          (b) All capitalized terms used in this Agreement, including its preamble and recitals, and not otherwise defined herein, shall have the meaning ascribed to them in the Credit Agreement.

          (c) Unless otherwise defined herein or in the Credit Agreement, or the context otherwise requires, and whether or not capitalized, terms for which meanings are provided in the Uniform Commercial Code, as in effect from time to time in the State of Nebraska, are used in this Agreement with such meaning.

     2. Security Interest: Guarantor hereby BARGAINS, SELLS, GRANTS, CONVEYS, TRANSFERS, PLEDGES, HYPOTHECATES, and ASSIGNS to Bank a first priority security interest (the "Security Interest") in any and all (a) Receivables, (b) Inventory, (c) any cash Proceeds (including cash insurance proceeds thereof), rents and profits of or in respect of any and all of the foregoing items listed in 2 (a) or 2 (b) above, and (d) the Deposit Account and Securities Account (including, but not limited to, Guarantor's accounts # 10118073, 110118086, 110118099, 110118167, 110118170, 110118222, 110118235 and 10195999 at the Bank,
Guarantor's accounts # 229000032, 229000033 and 208000140 at First National Capital Markets, Inc., and such Deposit Accounts and Securities Accounts the Guarantor may establish from time to time) into which the cash Proceeds of the items listed in 2 (a), 2 (b) or 2 (c) above are deposited, owned by Guarantor or in which Guarantor has an interest; together with all increases, replacements, refurbishment, improvements, additions and substitutions therefore, all after-acquired property with respect thereto, and all products, present and future accessions and cash and noncash proceeds of the categories described above, including contract rights, therefrom (collectively, the "Collateral"), to secure the complete and timely payment, performance or discharge of (i) each of the obligations and covenants of Guarantor under this Agreement, the Control Agreement to which it is a party, the Guaranty, and all modifications, substitutions, extensions and renewals of each, whether absolute or contingent, liquidated or unliquidated, existing now or arising in the future and (ii) all present and future indebtedness and obligations of Guarantor to the Bank whether direct, indirect, absolute, or contingent and whether arising by promissory note, letter of credit, guaranty, overdraft, or otherwise (individually, an "Obligation" and collectively, the "Obligations"). The Security Interest shall be effective with respect to each item of Collateral for so long as any Obligation remains outstanding, regardless of whether Guarantor becomes the owner of such Collateral prior to or contemporaneously with or subsequent to the incurring of such Obligation.

     3. Continued Attachment and Perfection: Further to insure the attachment, perfection, and first priority of, and the ability of Bank to enforce, the Security Interest in the Collateral, the Guarantor agrees to take any other action reasonably requested by Bank to insure the attachment, perfection and first priority of, and the ability of Bank to enforce, the Security Interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Guarantor's signature thereon is required therefor, (b) complying with any provision of any statute, regulation, or treaty of the United States, or the law of the jurisdiction in which the Collateral is located as to any Collateral if compliance with such provision is a condition to attachment, perfection, or priority of, or ability of Bank to enforce, the Security Interest in such Collateral, (c) obtaining governmental and other third-party consents and approvals, including without limitation any consent of any licensor, lessor, or other Person obligated on the Collateral, and (d) taking all actions required by any earlier versions of the Uniform Commercial Code or by any other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

     4. Authorization to File Financing Statements: The Guarantor hereby irrevocably authorizes the Bank at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements, amendments and continuations thereto that contain any information required by
Part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment. The Guarantor agrees to furnish to the Bank any information relating to the Collateral that Bank may request.

     5. Representations and Warranties: Guarantor expressly represents and warrants to, and covenants with Bank that, for so long as the Security Interest shall remain in effect:

          (a) Guarantor has, or upon acquisition will have, and at all times until disposed of in accordance with the terms hereof, will maintain, good and marketable title to the Collateral, free and clear of any lien, pledge, security interest, or other encumbrance except (i) the Security Interest, (ii) current and nondelinquent taxes or taxes being contested as provided by applicable law in good faith and by appropriate legal proceedings in a manner which, in Guarantor's reasonable judgment, will not jeopardize the Security Interest, and
(iii) liens arising in the ordinary course of business for sums not overdue or sums being contested in good faith and by appropriate legal proceedings in a manner which, in Guarantor's reasonable judgment, will not jeopardize the Security Interest, and Guarantor will warrant and defend title to and possession of the Collateral at Guarantor's expense against all claims or demands of all persons other than Bank.

          (b) No financing statement (or other notice of any lien, security interest or encumbrance) covering any of the Collateral is on file with any governmental official or authority, or has been or will be delivered by Guarantor to any person other than Bank without the prior written consent of Bank.

          (c) The execution and delivery of this Agreement shall not, immediately or with the passage of time, the giving of notice, or otherwise, constitute a breach of, or default under, any term or provision of, or trigger the creation of a security interest in any of the Collateral (other than the Security Interest provided herein) pursuant to, or accelerate the obligations of Guarantor under, any contract, mortgage, deed of trust, indenture, letter of credit, lease, license, permit, agreement or other instrument to which Guarantor is or may become a party or by which Guarantor or the Collateral is or may be bound or affected.

          (d) Along with this Agreement, Guarantor is delivering to Bank a certificate signed by Guarantor and entitled "Perfection Certificate" and attached hereto as Exhibit "B" and incorporated herein by reference (the "Perfection Certificate"). Guarantor represents and warrants to Bank as follows:
(i) the Guarantor's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (ii) the Guarantor is an organization of the type and organized in the jurisdiction set forth in the Perfection Certificate, (iii) the Perfection Certificate accurately sets forth Guarantor's organizational identification number or accurately states that Guarantor has none, (iv) the Perfection Certificate accurately sets forth Guarantor's place of business or, if more than one, its chief executive office as well as Guarantor's mailing address, if different, and (v) all other information set forth on the Perfection Certificate pertaining to Guarantor is accurate and complete.

          (e) Guarantor covenants with Bank as follows: (i) without providing at least thirty (30) days prior written notice to Bank, Guarantor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number and (ii) Guarantor will not change its type of organization, jurisdiction of organization, or other legal structure.

          (f) Guarantor covenants with Bank that it will maintain with financially sound and reputable insurers insurance with respect to its properties, business and the Collateral against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas and in accordance with the Guaranty and the Control Agreement to which it is a party.

          (g) Guarantor shall:

               (i) pay on a timely basis all taxes, assessments and other federal, state or local governmental charges and penalties levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, provided that no such taxes, assessments, charges or penalties need be paid if the same are being contested in good faith by appropriate proceedings diligently instituted and conducted;

               (ii) promptly notify Bank of any material loss of or material damage to any Collateral or any Event of Default (defined below) hereunder;

               (iii) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of applicable law, or in such a way as would limit or void any insurance maintained on any portion of the Collateral;

               (iv) not conduct business under any name other than that given herein, nor change or reorganize the type of entity under which it operates, except upon written notice to the Bank within thirty (30) days prior to such change;

               (v) not sell, assign, or transfer all or any part of the Collateral to any Person for less than payment of full fair market value therefor;

               (vi) perform and comply with all the terms and conditions of the Guaranty;

               (vii) perform and comply with all the terms and conditions of any Letter of Credit, including, but not limited to, the Prior Letters of Credit, and each of the documents relating thereto;

               (viii) perform and comply with all the terms and conditions of the Control Agreements to which it is a party;

               (ix) do and perform all acts and things and execute all documents which Bank in its reasonable discretion deems necessary or appropriate to perfect, renew, or to give notice of, the Security Interest;

               (x) notify Bank immediately of any legal process levied or filed against any of the Collateral or Guarantor or any other event which materially and adversely affects or may materially and adversely affect the value, use or possession of the Collateral or any of the rights of Guarantor or Bank in relation to any of the Collateral; and

               (xi) preserve in existence and in accordance with their respective terms, all of its rights, franchises, licenses, material contracts, permits and privileges necessary to its operation, and not dissolve, merge, or consolidate into another entity or sell, lease, transfer, or otherwise dispose of all or a substantial part of its assets, without the prior written consent of Bank, which consent shall not be withheld unreasonably.

     6. Disposition of Collateral: So long as there is no uncured or non-waived Event of Default hereunder, Guarantor may, in accordance with the other terms and conditions contained herein, sell or otherwise dispose of the Collateral when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation or conduct of Guarantor's business, upon (a) replacing the same or substituting for the same with other Collateral at least equal in value to the value of that Collateral disposed of and in such a manner so that such replacement or substitution Collateral shall be subject to the Security Interest and so that such Security Interest shall be first in priority, or (b) delivering the proceeds from the disposition of such Collateral to Bank for credit against the Obligations or deposit in an account which is subject to the Security Interest.

     7. Miscellaneous Undertakings: Guarantor, at its sole cost and expense, agrees to:

          (a) pay all reasonable expenses, including without limitation, reasonable attorneys' fees and court costs to the fullest extent permitted by Governing Law (as hereinafter defined), actually incurred by Bank in connection with the creation, perfection, preservation, or enforcement of the Security Interest, the defense of the Collateral, or the exercise by Bank of any of the rights, powers or remedies granted to Bank under this Agreement, by law or otherwise; or

          (b) reimburse Bank within ten (10) days of Bank's demand for any reasonable expense incurred by Bank pursuant to the foregoing authorization, together with interest thereon at a rate equal to the lesser of (i) the three
(3) month LIBOR Rate, in effect from time to time, plus six hundred (600) basis points, or (ii) the highest non-usurious rate of interest permitted by Governing Law, from the date that any such expense is incurred, until reimbursed.

     8. Event of Default: The failure to cure a breach of or the failure to comply with any material covenant, agreement, warranty, representation, or undertaking of Guarantor contained in this Agreement within ten (10) days of receipt of notice thereof to Guarantor from Bank shall, at the option of Bank and without further notice or demand, constitute an "Event of Default" under this Agreement. Additionally, the occurrence of a breach or non-fulfillment of the terms and provisions of the Note, the Prior Letters of Credit, the Letters of Credit, the Credit Agreement, or any of the other Loan Documents, if any such breach or non-fulfillment is not cured in accordance with the respective terms thereof, shall constitute an "Event of Default" under this Agreement. Further, if for any reason the Security Interest granted hereby is not a first perfected lien on the Collateral, or any portion thereof, it shall be deemed an "Event of Default" under this Agreement.

     9. Bank's Rights Upon Event of Default: Upon the occurrence of an Event of Default and at any time thereafter (unless cured or waived in each instance), Bank may, to the fullest extent permitted by and with such notice as may be required by Governing Law (Guarantor hereby waiving any such required notice to the fullest extent permitted by Governing Law):

          (a) enter upon any property upon which the Collateral is located and take possession of, assemble, collect, and move any or all of the Collateral, or render such Collateral unusable, and store any of the Collateral at locations acceptable to Bank;

          (b) require Guarantor to assemble any or all of the Collateral and make it available at a mutually convenient place designated by Bank so as to permit Bank to take possession of, move, or store, such Collateral;

          (c) sell, assign, or otherwise dispose of and deliver all or any part of the Collateral at public or private sale, for cash or on credit, to a wholesaler, retailer or user of each type of Collateral or at public auction;

          (d) bid and become purchaser at any public sale or auction of the Collateral;

          (e) perform any of the Obligations, and apply any Collateral or the proceeds therefrom to the payment of the Obligations in such order, priority and manner as Bank in its sole discretion may determine;

          (f) operate, consume, sell or dispose of any of the Collateral as Bank deems appropriate for the purpose of partially satisfying or fully satisfying any or all of the Obligations;

          (g) transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations;

          (h) make any compromise or settlement which Bank may deem desirable or proper with respect to any of the Collateral or any controversies or disputes relating to the Collateral, and release any of the Collateral and any persons liable on any of the Collateral;

          (i) endorse and deliver evidences of title, and receive, enforce and collect by legal action or otherwise all or any portion of the Collateral; and

          (j) enforce, adjust and receive payment or performance in connection with any insurance claims, claims for breach of warranty, claims under any letters of credit, instruments, documents of title, chattel paper or contracts and similar matters concerning any of the Collateral.

     10. No Responsibility: Guarantor acknowledges that Bank has no responsibility for, and does not assume any of, Guarantor's obligations or duties under any agreement, document of title, instrument, general intangible or other contract or obligation relating to the Collateral. Bank shall have no duty or obligation whatsoever to make or give any presentments, demands for performance, notices of nonperformance, notices of protest or notices of dishonor in connection with any of the Collateral or to take any other action to preserve, protect or defend any of the Collateral or to preserve any value or utility of any of the Collateral, except to the extent required by Governing Law (Guarantor hereby waiving any such required notices or actions to the fullest extent permitted by Governing Law).

     11. No Waiver by Bank, Etc.: The Bank shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Bank. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Bank with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively, or concurrently at such time or at such times as the Bank deems expedient.

     12. Waivers by Guarantor: To the fullest extent permitted under Governing Law, the Guarantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of Loans made, credit extended, Collateral received or delivered, the issuance of one or more Letters of Credit or payments made pursuant thereto or pursuant to the Prior Letters of Credit, or other action taken in reliance hereon, and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Guarantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange, or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising, or adjusting of any thereof, all in such manner and at such time or times as the Bank may deem advisable. The Bank shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 21. The Guarantor further waives any and all other suretyship defenses available under Governing Law.

     13. Notices: All notices and other communications provided for under this Agreement and under the other Guaranty Documents to which the Guarantor is a party shall be in writing (including facsimile transmissions) and mailed or transmitted or delivered, if to the Guarantor, at its address at 100 22nd Avenue, Brookings, South Dakota 57006, Attention: Bruce Jamerson, and if to the Bank, at its address at 1620 Dodge Street, STOP 1050, Omaha, Nebraska 68197,
Attention: Natalie E. Mason; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 13. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in the U.S. mail and addressed as aforesaid, except that notices to the Bank pursuant to the provisions of this Section 13 shall not be effective until received by the Bank.

     14. Successors and Assigns: The terms of this Agreement shall be binding upon and inure to the benefit of the successors-in-interest and assigns of Guarantor and Bank; provided that Guarantor may not assign its rights or obligations under this Agreement by contract, operation of law, or otherwise without the prior written consent of Bank, which may be withheld in Bank's sole discretion.

     15. Time is of the Essence: Time is an essential element to the performance of each term of this Agreement.

     16. Headings: All headings appearing in this Agreement are for convenience of reference only and shall be disregarded in construing this Agreement.

     17. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nebraska without giving effect to any choice or conflict of law provision or rule (whether of the State of Nebraska or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nebraska (the "Governing Law").

     18. Miscellaneous: The rights and remedies of Bank under this Agreement are cumulative, and no exercise of any right or remedy shall preclude the exercise of any other right or remedy or the later exercise of the same right or remedy. Waivers and approvals under this Agreement shall be in writing and unless otherwise expressly stated, waivers and approvals shall apply only to the specific circumstance addressed. Notwithstanding any other provision of this Agreement, Bank shall not be deemed to have accepted any property other than cash in satisfaction of any Obligation unless Bank shall make an express written election of said remedy under Governing Law.

     19. Amendment: This Agreement shall not be amended or modified in any way except by a written instrument executed by Bank and Guarantor.

     20. Severability: In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect under Governing Law, such invalidity, illegality or unenforceability, at the option of Bank, shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If the Security Interest is invalid or unenforceable as to any portion of the Obligations or the Collateral, all payments made on the Obligations, whether voluntary or under foreclosure or other enforcement action or procedure, shall be applied first to the full payment of that portion of the Obligations not secured or not fully secured by the Collateral.

     21. Bank's Duty of Care: Bank's duty of care with respect to Collateral in its possession shall be deemed fulfilled if Bank exercises ordinary care in physically safekeeping and preserving such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, Bank exercises ordinary care in the selection of the bailee or other third person.

     22. Preservation of Rights: Bank shall not be obligated to preserve any rights Guarantor may have against other parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application, except as otherwise expressly provided herein.

     23. Jury Trial Waiver: THE GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT. NO EMPLOYEE OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THE TERMS AND PROVISIONS OF THIS SECTION OF THIS AGREEMENT.

     24. Submission to Jurisdiction; Venue: Guarantor submits to the jurisdiction of any state or federal court sitting in Omaha, Nebraska, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Guarantor also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Guarantor waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of Bank. Guarantor agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. Guarantor hereby waives any rights it may have to transfer or change the venue of any suit, action or other proceeding brought against Guarantor by Bank in accordance with this Section or in connection with this Agreement.

                      REMAINDER OF PAGE INTENTIONALLY BLANK

     IN WITNESS WHEREOF, Guarantor has caused this Agreement to be executed and delivered to Bank as of the date set forth above.

                                        "Guarantor"

                                        VERASUN FORT DODGE, LLC,
                                        a Delaware limited liability company


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT "A"

                               SUBSIDIARY GUARANTY

                                [To be attached.]

                                   EXHIBIT "B"

                             PERFECTION CERTIFICATE

                             Perfection Certificate
                           (UCC Financing Statements)

     The undersigned, the __________ of VERASUN FORT DODGE, LLC, a Delaware limited liability company (the "Company"), hereby certifies on behalf of the Company, with reference to a certain Subsidiary Security Agreement dated as of the same date hereof (Capitalized terms used herein shall have the meaning ascribed to such terms in the Subsidiary Security Agreement) between the Company and First National Bank of Omaha, a national banking association (the "Bank"), to the Bank as follows:

1. NAME. The exact legal name of the Company as that name appears on its Certificate of Organization is as follows:

     VERASUN FORT DODGE, LLC

2. OTHER IDENTIFYING FACTORS.

(a) The following is the mailing address of the Company:

     VERASUN FORT DODGE, LLC
     100 22ND AVENUE
     BROOKINGS, SOUTH DAKOTA 57006

(b) If different from its mailing address, the Company's place of business or, if more than one, its chief executive office is located at the following address:

Address: _______________________________

City: __________________________________

County: ________________________________

State: _________________________________

Zip Code: ______________________________

(c) The following is the type of organization of the Company:

     LIMITED LIABILITY COMPANY

(d) The following is the jurisdiction of the Company's organization:

     DELAWARE

(e) The following is the Company's state issued organizational identification number [state "None" if the state does not issue such a number]:

     3716882

3. OTHER NAMES, ETC.

(a) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

(b) Attached to the Agreement as Schedule 1 is the information required in section 2 for any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

4. OTHER CURRENT LOCATIONS. The following are all other locations in the United States of America in which the Company maintains any of its Collateral or any books or records relating to any of the Collateral consisting of accounts or mobile goods:

Address: _______________________________

City: __________________________________

County: ________________________________

State: _________________________________

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 21st day of December, 2005.

                                        VERASUN FORT DODGE, LLC,
                                        A DELAWARE LIMITED LIABILITY COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "O"

                   OPINION LETTER BORROWER'S CORPORATE COUNSEL

                                 [See Attached]

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "P"

           OPINION LETTER BORROWER'S SOUTH DAKOTA AND NEBRASKA COUNSEL

                                 [See Attached]

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "Q"

                     OPINION LETTER BORROWER'S IOWA COUNSEL

                             [Intentionally Omitted]

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "R"

                   OPINION LETTER BORROWER'S NEBRASKA COUNSEL

                             [Intentionally Omitted]

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "S"

                                  SUBSIDIARIES

                                 [See Attached]

                           REVOLVING CREDIT AGREEMENT

                                   EXHIBIT "T"

                       FORM OF QUARTERLY PRODUCTION REPORT

                                 [See Attached]